                          AGREEMENT TO PURCHASE HOTEL

                                by and between

                              BOULDER MANOR, INC.

                                      and

                             ESA PROPERTIES, INC.












                                 JUNE 25, 1996

     Exhibit A:    Land
     Exhibit B:    Excluded Assets
     Exhibit C:    Permitted Exceptions
     Exhibit D:    Submitted Financial Statements
     Exhibit E:    Allocation of Purchase Price
     Exhibit F:    Permits
     Exhibit G:    Hotel Contracts and Commissions
     Exhibit H:    Employee and Employment Arrangements
     Exhibit I:    Bookings
     Exhibit J:    Space Leases and Commissions
     Exhibit J-1:  Spaces Lessee Estoppel Letter
     Exhibit K:    Notices of Violations
     Exhibit L:    Pending or Threatened Litigation
     Exhibit M:    Documents
     Exhibit N:    Impositions
     Exhibit O:    Hotel Names
     Exhibit P:    Employee Benefit Plans
     Exhibit Q:    FIRPTA Certificate
     Exhibit R:    Non-Compete Agreement
     Exhibit S:    Note
     Exhibit T:    Escrow Agreement
     Exhibit U:    Environmental Matters

                          AGREEMENT TO PURCHASE HOTEL
                          ---------------------------


     THIS AGREEMENT is made this 25th day of June, 1996, by and between Boulder Manor, Inc., a Nevada corporation ("Seller"), and ESA Properties, Inc., a Delaware corporation ("Purchaser").


                               R E C I T A L S:

     A. Seller is the fee owner of that certain parcel of land (and the improvements and buildings located thereon) legally described in Exhibit A and commonly referred to as the Boulder Manor, 4823 Boulder Highway, Las Vegas, Nevada (the "Hotel") and the owner of the Fixtures and Tangible Personal Property, Operating Equipment, Consumables, and Miscellaneous Hotel Assets (all as hereinafter defined).

     B. The Hotel's facilities include guest and public facilities consisting of 211 rooms, administrative offices, and service areas.

     C. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.


                              A G R E E M E N T S

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                  ARTICLE  I

                          DEFINITIONS AND REFERENCES

     1.1   Definitions.  As used herein, the following terms shall have the
           -----------
respective meanings indicated below:

     Affiliate:  With respect to a specific entity, any natural person or any
     ---------
firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decision of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement:  This Agreement to Purchase Hotel, including the Exhibits.
     ---------

     Bookings:  Contracts for the use or occupancy of guest rooms of the Hotel.
     --------

     Closing:  As defined in Section 6.1.
     -------

     Compensation:  The direct salaries and wages paid to, or accrued for the
     ------------
benefit of, any Employee, incentive compensation, vacation pay, severance pay, employer's contributions under F.I.C.A., unemployment compensation, workmen's compensation, or other employment taxes, and payments under Employee Benefit Plans (as hereinafter defined).

     Consumables:  All food and beverages (alcoholic, to the extent transferable
     -----------
under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand (which shall include off-site storage) on the date hereof, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing food or services to the Hotel.

     Cut-off Time:  12:01 A.M. on the Closing Date.
     ------------

     Department:  Nevada Department of Revenue.
     ----------

     Deposit:  As defined in Section 3.2.
     -------

     Documents:  Reproducible copies of all plans, specifications, drawings,
     ---------
blueprints, surveys, environmental reports and other similar documents which Seller has in its possession, or has a right to, as the same relate to the Real Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Real Property.

     Employee(s):  All persons employed by Seller pursuant to Employment
     -----------
Arrangements.

     Employee Benefit Plans:  All employee benefit plans, as that term is
     ----------------------
defined in Section 3(2)(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including "multi-employer pension plans" as defined in Section 3(37) of ERISA, and each other employee benefit plan or program (including welfare benefit plans as defined in Section 3(1) of ERISA) to which Seller contributes on behalf of any of the Employees.

     Employment Arrangement(s):  Those agreements, oral or written, with all or
     -------------------------
any of the executives, staff and employees of Seller for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

     Environmental Laws:  As defined in Section 5.1(u).
     ------------------

     Environmental Study:  As defined in Section 4.3.
     -------------------

     Excluded Assets:  The following:  (i) those assets, if any, listed on
     ---------------
Exhibit B hereto owned and to be retained by Seller; (ii) receivables; and (iii) except as provided to the contrary in Section 17.1(e) hereof, all records, files and proprietary operating manuals in the Hotel.

     Excluded Permits:  Permits and licenses required for the ownership and
     ----------------
operation of the Hotel which, under applicable law, are nontransferable.

     Fixtures and Tangible Personal Property:  All fixtures, furniture,
     ---------------------------------------
furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, and other articles of personal property now located on the Real Property or held in storage for future use at the Hotel and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or other persons (other than Seller or any affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing goods or services to the Hotel; and (v) Improvements.

     FIRPTA Certificate:  As defined in Section 17.1(l).
     ------------------

     Hazardous Material:  As defined in Section 5.1(u).
     ------------------

     Hotel:  The hotel referred to in the Recitals.
     -----

     Hotel Contracts:  All management, service, maintenance, material purchase
     ---------------
orders, leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the

Space Leases, (iv) the Employment Arrangements, and (v) the Employee Benefit Plans.

     Hotel Names:  All names or other identifications used in connection with
     -----------
the operation of Hotel.

     Impositions:  All taxes and other governmental charges of any kind
     -----------
whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements:  The buildings, structures (surface and sub-surface) and
     ------------
other improvements, including such fixtures as shall constitute real property, located on the Land.

     Inspection Period:  As defined in Section 4.1.
     -----------------

     Land:  The parcel of real estate described in Exhibit A hereto, together
     ----
with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders,
     ------------------
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

     Material Bookings:  All Bookings for meetings and banquet facilities and,
     -----------------
with respect to guest rooms, any contract for seven (7) or more room nights.

     Material Contracts:  All Hotel Contracts which cannot be cancelled by 30
     ------------------
days' or less notice without penalty or premium payment.

     Miscellaneous Hotel Assets:  All contract rights, leases, concessions,
     --------------------------
trademarks, logos, copyrights, assignable warranties and other items of intangible personal property relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) Space Leases; (iv) Permits; (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (vi) books and records (except as provided in Section 17.1(e); (vii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (viii) utility and similar deposits; (ix) prepaid insurance or other prepaid items; or (x) prepaid license and permit fees; except to the extent that Seller receives a credit at Closing for any such item or matter.

     Non-Compete Agreements:  The Non-Compete Agreements delivered by Seller to
     ----------------------
Purchaser pursuant to the terms of Section 7.1 hereof.

     Obligations:  All payments required to be made and all representations,
     -----------
warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

     Operating Equipment:  All china, glassware, linens, silverware and
     -------------------
uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

     Parent:  Extended Stay America, Inc., a Delaware corporation.
     ------

     Permits:  All licenses, franchises and permits, certificates of occupancy,
     -------
authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     Permitted Exceptions:  Any liens, encumbrances, restrictions, exceptions
     --------------------
and other matters specified in Exhibit C to which title to the Property may be subject on the Closing Date.

     Personal Property:  All of the Property other than the Real Property.
     -----------------

     Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal
     --------
Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to and under the Hotel Contracts and Space Leases; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Hotel Names; (ix) the Documents; and (x) all other Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets.

     Proratable Compensation:  Compensation exclusive of severance pay and
     -----------------------
Employee Benefit Plans.

     Purchase Price:  As defined in Section 3.1.
     --------------

     Real Property:  The Land together with the Improvements located on the
     -------------
Land.

     Searches:  As defined in Section 6.3(c).
     --------

     Section 1445:  As defined in Section 17.1(l).
     ------------

     Space Leases:  All leases, licenses, concessions and other occupancy
     ------------
agreements, and any amendments thereto, whether or not of record, for the use or occupancy of any portion of the Real Property excluding, however, Bookings.

     Space Lessee:  Any person or entity entitled to occupancy of any portion of
     ------------
the Real Property under a Space Lease.

     Submittals:  As defined in Section 4.2.
     ----------

     Submitted Financial Statements:  Those financial statements of the Hotel
     ------------------------------
identified in Exhibit D hereto.

     Survey:  The survey for the Property prepared in accordance with Section
     ------
6.3(a).

     Title Commitment:  The commitment for title insurance issued in accordance
     ----------------
with Section 6.3(b).

     Title Company: United Title of Nevada.
     -------------

     Title Defect:  A lien, claim, charge, security interest or encumbrance
     ------------
other than a Permitted Exception.

     Title Documents:  As defined in Section 6.3.
     ---------------

     Title Papers:  As defined in Section 6.3(b).
     ------------

     Title Policy:  As defined in Section 10.1(g).
     ------------

     UCC:  The Uniform Commercial Code in effect in Nevada.
     ---

     Violation:  Any condition with respect to the Property which constitutes a
     ---------
violation of any Legal Requirements.

     1.2  References.  Except as otherwise specifically indicated, all
          ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                  ARTICLE  II

                               SALE AND PURCHASE

     2.1  Sale and Purchase.  Seller hereby agrees to sell (or to cause to be
          -----------------
sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.


                                 ARTICLE  III

                                PURCHASE PRICE

     3.1  Purchase Price; Allocation Thereof.  The purchase price ("Purchase
          ----------------------------------
Price") for the Property and the Non-Compete Agreements shall be Nine Million One Hundred Thousand Dollars ($9,100,000.00) payable by delivery of a Note from Purchaser to Seller in the form attached hereto as Exhibit S.

     The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property and the Non-Compete Agreements as set forth on Exhibit E hereto.

     3.2  Deposit.  Concurrently herewith, Purchaser is depositing the sum of
          -------
$50,000.00 (the "Deposit") with Title Company to secure performance of Purchaser's obligations hereunder. The Deposit and interest earned thereon shall be held in an interest bearing account until the Closing Date (except as otherwise provided herein) at which time the Deposit shall be paid as a credit against the Purchase Price. Except as hereinafter provided, if the transaction contemplated hereby does not close because of a default by Purchaser hereunder, the parties agree that the Deposit and interest earned thereon shall be delivered to Seller as Seller's sole and exclusive liquidated damages, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. Notwithstanding the foregoing, if the transaction contemplated hereby does not close and Purchaser shall not have defaulted hereunder, the Deposit and all interest earned thereon shall be returned promptly to Purchaser and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

     3.3  No Assumption of Seller's Obligations.  Except as specifically
          -------------------------------------
provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller, including, but not limited to, the following:

          (a) Obligations of Seller now existing or which may arise prior to the Cut-off Time with respect to any accounts payable or other payables;

          (b) Obligations prior to the Closing Date of any term, covenant or provision of any Employee Benefit Plan, Employment Contract, Hotel Contract or Space Lease;

          (c) Obligations of Seller now existing or which may hereafter exist by reason of or in connection with any alleged misfeasance or malfeasance by Seller in the conduct of its business, and with respect to any tort liability;

          (d) Obligations to Employees with respect to any Compensation (or pursuant to any Employment Contract or Employee Benefit Plan); and

          (e) Obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including without limitation, any Federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.4  Payment of the Note.  Purchaser shall satisfy its obligations under
          --------------------
the Note by delivering shares ("Shares") of common stock, par value $.01 per share, of Parent, and/or cash to Seller, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

          (a) Purchaser and Seller acknowledge that Purchaser shall deliver Shares to Seller only if such Shares are the subject of Approved Sales (defined below). The net proceeds realized by Seller from the sale of the Shares shall be deducted from the balance of the Note. Seller agrees that it shall sell such Shares only in bona fide private placements which are approved by Purchaser in its absolute discretion to a person or persons not affiliated with, related to, or associated with Seller ("Approved Sales"). Purchaser shall deliver to Seller that number of Shares equal to the number of Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

          (b) If the net proceeds actually received from Approved Sales are less than the amount due under the Note, Purchaser shall also deliver cash to Seller prior to the maturity date of the Note having a value equal to the difference between the amount due under the Note and the net proceeds received from Approved Sales. In the event no Approved Sales occur prior to the maturity date of the Note, the Note shall be payable in cash on or before its stated maturity date. Seller shall use the net proceeds received from Approved Sales first to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property. Notwithstanding the above, if net proceeds received from Approved Sales are insufficient to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property, Purchaser shall set off against amounts due under the Note an amount equal to such insufficiency and Purchaser shall apply such amount to satisfy and release such liens.

          (c) The Note shall be paid pursuant to an escrow agreement to be entered into between Purchaser, Seller and an escrow agent mutually agreed upon by Purchaser and Seller, the form of which is attached hereto as Exhibit T. All costs of such escrow shall be borne by Purchaser.

          (d) Purchaser shall indemnify, defend, and hold Seller harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.


                                  ARTICLE  IV

                               INSPECTION PERIOD

     4.1  Inspection Period.  The "Inspection Period" shall be the period from
          -----------------
the date hereof to 11:59 P.M. on June 30, 1996 (provided that such period shall be extended on a day-for-day basis in the event Purchaser does not receive the survey referenced in Section 6.3(a) hereof on or before June 23, 1996).

     4.2  Submittals to Purchaser.  Seller, at its expense, shall deliver (if
          -----------------------
such are within Seller's possession or are reasonably available to Seller) to Purchaser on or before June 26, 1996, true and correct copies of the following:

          (a) the Permits, Hotel Contracts, Employment Arrangements, Employee Benefit Plans, a summary of the amounts, dates, and credit information of Material Bookings (whether for periods before or after the Closing Date), Space Leases and notices of Violations (if any);

          (b) a descriptive summary of the manner in which all Bookings are made, whether oral or written, with or without deposits or firm or contingent commitments for reservations, along with a copy of the written agreements or confirmation letters used in connection with the Bookings;

          (c) a descriptive summary of all pending or threatened litigation listed on Exhibit L;

          (d) the most recent real estate and personal property tax statements for the Property;

          (e) all Documents, including, but not limited to, the plans and specifications;

          (f) the most current inventory of all Fixtures and Tangible Personal Property, Operating Equipment and Consumables;

          (g) all other documents or instruments of record or otherwise relating to the Property available to Seller;

          (h) copies of all financial reports prepared by the accountant for Seller for the fiscal year of Seller for the three (3) years preceding the date hereof ("Submitted Financial Statements"); and

          (i) information reflecting the insurance loss history of the Property for the period from January 1, 1994 to the present and copies of all insurance policies relating to the Property.

     4.3  Review and Inspection.  During the Inspection Period, Purchaser shall
          ---------------------
review the Submittals and shall have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense, except as provided herein. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the Submitted Financial Statements and, in connection therewith, Seller shall supply such documentation as Purchaser or Purchaser's accountants may reasonably request to facilitate such review. Purchaser shall conduct all such inspections and reviews in confidence and so as not to interfere unreasonably with the operation of the Hotel. During the Inspection Period, Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study").

     4.4  Purchaser's Acceptance or Rejection.  If, in its sole and absolute
          -----------------------------------
discretion, Purchaser accepts the condition of the Property and the Submittals, it shall give Seller written notice of such acceptance before expiration of the Inspection Period. If Purchaser shall give Seller a notice of disapproval before expiration of the Inspection Period or fails to give such notice, then, without the necessity of further documentation, this Agreement shall be deemed terminated and the Deposit and all interest earned thereon shall be returned to Purchaser. Purchaser shall pay to Seller the sum of $100.00 as fixed and liquidated compensation for such termination, and neither party shall have any further obligation or liability to the other party hereunder. The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting the inspections contemplated by Section 4.3 and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period. Notwithstanding the above, if the Inspection Period is extended due to Purchaser's receipt of the survey after June 23, 1996, Purchaser may terminate this Agreement pursuant to the terms of this Section 4.4 after June 30, 1996, only due to matters raised on such survey.

     4.5  Extension of Inspection Period.   Purchaser shall have the option to
          -------------------------------
extend the Inspection Period to July 15, 1996, subject to the following provisions:

          (a) Purchaser shall notify Seller on or before June 30, 1996 of Purchaser's exercise of its option to extend the Inspection Period; and

          (b) Purchaser shall deliver to Seller $25,000.00 which shall be earned by Seller but treated as an additional Deposit provided, however, that such additional Deposit shall not be subject to return to Purchaser pursuant to the terms of Section 4.4 hereof.


                                  ARTICLE  V

                        REPRESENTATIONS AND WARRANTIES

     5.1  Representations and Warranties of Seller.  Seller hereby represents
          -----------------------------------------
and warrants the following to Purchaser:

          (a)  Due Organization, etc.  Seller is a Nevada corporation duly
               ---------------------
formed and validly existing in good standing under the laws of its state of formation and has full power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign, and deliver the Property to Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. This Agreement has been duly authorized by all requisite action on the part of Seller. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (other than the issuance and sale of Shares pursuant to the Note), except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which Seller is a party or by which it or the Property is bound.

          (b)  Intentionally Omitted.

          (c)  Title to Personal Property.  Seller has good and marketable title
               --------------------------
to the Personal Property, subject only to the Permitted Exceptions. All items of Personal Property have been fully paid for to the extent that normal business practice permits, except those items which are subject to installment payments and with respect to which there are no installments due which are delinquent.

          (d)  Permits.  To Seller's knowledge, (i) Exhibit F identifies all
               -------
existing Permits and is complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Hotel; (iii) no default has occurred in the due observance or condition of any Permit which has not been heretofore corrected; and (iv) no Space Lessee has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel or any other operation connected therewith.

          (e)  Hotel Contracts.  Exhibit G identifies all material Hotel
               ---------------
Contracts and the information noted therein is complete and correct in all material respects. Except as disclosed in Exhibit G, there is no default under any Hotel Contract. Seller has provided (or will provide during the Inspection Period) true and correct copies of all Hotel Contracts to Purchaser. Each Hotel Contract (other than the Hotel Contracts designated as Material Contracts on Exhibit G) may be cancelled upon 30 days' or less notice without penalty or premium payment.

          (f)  Hotel Names.  Exhibit O hereto identifies all Hotel Names and is
               -----------
complete and correct in all respects. Seller has not received any notice that the use of any thereof infringes on the rights of a third party.

          (g)  Space Leases.  Exhibit J identifies all Space Leases and is
               ------------
complete and correct in all material respects. Except as disclosed in Exhibit J, there is no default, under any Space Lease. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all Space Leases. Seller owns all right, title and interest of the lessor under each Space Lease.

          (h)  Commissions, etc.  Except as may be disclosed on Exhibits G or J
               ----------------
and other than in the ordinary course of business in connection with Bookings, there are no commissions or referral fees relating to the Hotel currently outstanding, nor will there be any such commissions or referral fees outstanding, on or before the Closing Date. Seller has not entered into any agreements with any referral organization or booking agent which contain any obligations that extend beyond the Closing Date.

          (i)  Impositions.
               -----------

               (i) Except as described on Exhibit N hereto, Seller has timely filed all returns and reports for sales, use and property taxes required to be filed by it with respect to the operation of the Property and has paid in full or made adequate provision by the establishment of reserves for Impositions which have become due with respect to the operation of the Property. There is no sales, use or property tax deficiency proposed or threatened against Seller with respect to the operation of the Property. There are no tax liens upon any property or assets of Seller. Seller has made all payments of sales, use and property taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Property.

               (ii) Impositions which Seller was required by law to withhold or to collect with respect to the Property have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment, and all such withholdings and collections and all other payments due in connection therewith as of the date of the Submitted Financial Statements are duly reflected on the Submitted Financial Statements.

               (iii) Seller is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local sales, use or property taxing authority.

          (j)  Fixtures, Tangible Personal Property, etc.  Each guest room
               -----------------------------------------
contains furniture and furnishings consistent with Seller's historical furnishing of such guest rooms. The quantities of Fixtures and Tangible Personal Property, Consumables and Operating Equipment in the Hotel, including physical reserves, are sufficient for the proper and efficient operation of the Hotel in accordance with the standards of operation heretofore maintained by Seller. Seller shall continue to maintain the same at a level consistent with the average maintenance for the 12 months preceding the date hereof until the Cut-off Time.

          (k)  Submitted Financial Statements.  The Submitted Financial
               ------------------------------
Statements for the Hotel (which shall include the income of restaurants, bars, retail rental space and garage portions of the Hotel, if any) fairly present the results of operation of the Hotel for the periods indicated, and, except as set forth as Exhibit D, were prepared in accordance with generally accepted accounting principles, on a consistent basis, and there has been no material adverse change in the results of the operations of the Hotel since the statement dated for the period ended December 31, 1995.

          (l)  Bookings.  Exhibit I identifies all Bookings for periods from and
               --------
after the date hereof.

          (m)  Pending Litigation.  Except as described in Exhibit L, there are
               ------------------
no actions, suits, or proceedings, pending or to Seller's knowledge threatened against Seller or affecting any of Seller's rights, in each case, with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceedings. Except as noted in Exhibit K, to Seller's knowledge the Hotel complies with all Legal Requirements. Except as noted in Exhibit K, Seller has not received any notice of any Violation of a Legal Requirement which has not been heretofore corrected. Prior to the Closing Date, any uncured Violations listed in Exhibit K and any other Violations that arise shall be cured by Seller at its sole expense.

          (n)  Condemnation.  To the knowledge of Seller, there are no pending,
               ------------
or, threatened, condemnation proceedings or condemnation actions against the Real Property or any of the rights-of-way located adjacent thereto.

          (o)  Intentionally Omitted.

          (p)  Assessments.  To Seller's knowledge, no governmental assessment
               -----------
for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or threatened, except as may be set forth on Exhibit C.

          (q)  Labor Disputes.  During the three (3) years preceding the date
               --------------
hereof, Seller has not experienced any labor disputes or labor trouble other than routine grievances or organizational efforts, none of which have had a material adverse effect on the operations of the Property.

          (r)  Employees.  Exhibit H is a complete list of all Employees with
               ---------
their salaries, position and terms of employment; and (i) except as set forth on Exhibit H, Seller is not a party to any Employment Arrangement and no union is presently serving as collective bargaining agent for any Employees; (ii) to the best of Seller's knowledge, no union presently is conducting or planning to conduct an organizational campaign for any Employees; and (iii) with the exception of the Employee Benefit Plans listed on Exhibit P, there is no pension, profit-sharing, bonus or other employee benefit plan relating to current or past Employees.

          (s)  Utilities.  All utility equipment and facilities required for the
               ---------
operation and use of the Hotel are located on the Property and all agreements for providing utilities are with direct providers.

          (t)  Material Changes.  There are no facts or circumstances having
               ----------------
specific application to the Hotel (other than general economic or industry conditions) not disclosed to Purchaser of which Seller has knowledge, which have or could have a material adverse effect upon the Hotel. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same prior to the Closing Date.

          (u)  Environmental Matters.
               ---------------------

               (i) Seller has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose (as hereinafter defined) of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in a manner giving rise to any liability whatsoever. Seller has not stored, handled, treated, or disposed of, nor allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 5.1(u), the term "Hazardous Substances" shall include, without limitation, any material or substance that is one or more of the following: (i) defined as a conventional, hazardous, toxic, regulated or solid pollutant, contaminant, substance or waste pursuant to any Environmental Law (as hereinafter defined), (ii) petroleum, (iii) asbestos, (iv) corrosive, toxic, flammable, explosive, reactive, mutagenic, carcinogenic, infectious or radioactive, (v) materials mixed with, containing or derived from any of the foregoing or (xvii) any material which is or becomes regulated by any Environmental Law which is released (as hereinafter defined) at or from the Real Property or which has migrated to or from the Real Property or is found on the Real Property or any other site affected by such release at, to, on or from the Real Property. The terms release(d), transport(ed), store(d), treat(ed), handle(d), arrange(d), dispose(d) and disposal shall have the meanings assigned by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq. (42 U.S.C.A. Section 6903 ("RCRA").

               (ii) To Seller's knowledge, there has not occurred during Seller's occupancy nor is there currently occurring, a release of any Hazardous Substance to, from, on, into, or beneath the surface of the Land.

               (iii) The Seller has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received written notice, nor does it have knowledge of any facts which could give rise to any written notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Seller has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA, or pursuant to any federal, state or local requirement for notification of a release with respect to the Real Property. Seller has not received any written request for information from any federal, state or local governmental authority in connection with any release. Seller has not been required to or has not undertaken any response, investigation, monitoring, or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

               (iv) Seller does not use, and has not used, any Underground Storage Tanks, and there are not now nor to Seller's knowledge have there ever been any Underground Storage Tanks on the Land. For purposes of this
     Section 5.1(u)(iv), the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

               (v)    There is no asbestos in or on the Real Property.

               (vi) Seller has not received written notice of any violation, noncompliance or breach of any environmental or worker safety laws or regulations which require any work, repairs, construction, or capital expenditures with respect to the assets or properties of Seller.

               (vii) Exhibit U identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by Seller or its respective agents or known to have been undertaken by or at the order or request of governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring or investigation undertaken with respect to the Real Property; (iii) all written communications between Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

               (viii) Seller's Environmental Indemnity.

                      (a)  Definitions.  Notwithstanding anything contained in
                           -----------
          this Agreement to the contrary, for purposes of this Agreement the following terms shall have the following meanings:

                      "Environmental Claim" means any written claim, demand,
                       -------------------
          notice of violation, injunction or order for personal injury, including sickness, disease or death, tangible or intangible property damage, environmental stigma, lost profits or other business losses, impaired financial value, damage to the environment, nuisance, pollution, contamination or reimbursement of cleanup costs or other adverse effects on the environment, or for fines, penalties or restrictions, arising or resulting from, based on, caused by or related to the existence or the continuation of the existence of Hazardous Substances made, asserted or prosecuted by or on behalf of any third party. Environmental Claim shall include, without limitation, any costs or expenses incurred to investigate, contain, remove, remedy, treat, or monitor any Hazardous Substances and any media, including soil and groundwater, impacted by Hazardous Substances, as required by any Environmental Law or by regulatory enforcement officials acting under or pursuant to any Environmental Law, or by federal or state courts, lost profits, loss of use, diminution in value, liens against the Real Property relating to Hazardous Substances and any failure or defect in title to the Real Property occasioned by the migration from or presence of Hazardous Substances or Seller's failure to comply with any Environmental Law.

                      "Environmental Law" means any federal, state, or local
                       -----------------
          statute, ordinance, rule, regulation, order, consent decree, judgment or common law doctrine, or interpretation thereof, as amended, and provisions and conditions of permits, licenses and other operating authorizations, as amended, related to protection, remediation or restoration of the environment, including natural resources, or protection of human health, worker safety, industrial, agricultural or silvicultural chemicals, pesticides, insecticides, fungicides, rodenticides, fertilizers, toxic substances, surface, subsurface or drinking water, food, drugs, or cosmetics or related to cleanup, fines, orders, injunctions, penalties, notification, contribution, cost recovery, losses or injuries to person or property resulting from contamination or pollution or hazards to human health or welfare or the environment which are now or may hereafter become in effect including, without limitation, CERCLA and RCRA, (collectively, as amended and together with all regulations promulgated thereunder, "Environmental Laws").

                      (b)  Indemnification. Seller shall defend, indemnify and
                           ---------------
          hold harmless Purchaser, its nominees, officers, directors, agents, employees, successors, lenders, assigns, affiliates, subsidiaries, parent companies (if any), shareholders, lenders, representatives and the successors and assigns of all of the foregoing from and against:

                      1.   Environmental Claims; and

                      2. Fines and penalties imposed on Purchaser, its successors, assigns, parents, subsidiaries, officers, directors, shareholders, agents, employees, lenders and representatives and the successors and assigns of all of the foregoing as a result of a violation by Seller of any Environmental Law arising from or related to any Hazardous Substances; and/or

                      3. Any breach of any of representations and warranties of Seller set out herein at Section 5.1(u)(i) through 5.1(u)(vii).

                      (c)  Discharge of Environmental Claims.  In the event that
                           ---------------------------------
          Purchaser notifies Seller of any claim that may be subject to an indemnification obligation under this Section 5.1(u), Seller shall, within thirty (30) days from the date of receipt of notice, acknowledge and assume the liability asserted. During such thirty

          (30) day period, Purchaser shall not take any action or incur any expense with respect to the claim, except to the extent that such action or expense is legally required or reasonably necessary under the circumstances.

                      Seller shall have the right and obligation to control, manage and direct all discussions, proceedings and activities regarding the satisfaction or discharge of any claim which is assumed by Seller or any liability or obligation that such a claim seeks to impose on Seller.

                      Purchaser shall have the right, at its own expense, to consult with Seller, through counsel or otherwise, with respect to all meetings and proceedings with adverse parties or governmental authorities regarding any Environmental Claim and with respect to all activities pertaining to that matter. Prior to initiating or participating in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, Seller shall consult with Purchaser. This right of consultation shall not apply to confidential meetings or documents in cases where Seller or Purchaser are disputing or litigating claims against each other in a judicial or administrative proceeding. Seller shall promptly notify Purchaser in writing before Seller initiates or participates in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, including without limitation decisions or discussions concerning matters not covered by this Agreement. Purchaser shall have the right, but not the obligation, to participate in such meetings or proceedings.

                      (d)  Remedies.  If Seller fails to perform its obligations
                           --------
          under this Section 5.1(u), Purchaser may, at its option (1) bring an action for injunction or specific performance of this Section 5.1(u) or this Agreement, and in such action, recover damages suffered by Purchaser as a result of Seller's breach or delay in performing its obligations, or (2) bring an action for damages for Seller's breach of its obligations, or (3) bring an action for response costs or other relief under federal or state environmental laws or regulations, or
          (4) any combination of the above. In the event that Purchaser prevails in such an action, it shall be entitled to recover from Seller the costs and expenses of bringing the action, including reasonable attorneys' fees. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair any such right or remedy or be construed as a waiver of such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition of this Agreement. All rights, powers, options or remedies afforded to Purchaser either under this Section 5.1(u) or this Agreement or by law or by equity, shall be cumulative and not alternative and the exercise of any right, power, privilege or remedy shall not bar other rights, powers, privileges or remedies.

                      (e)  Survival. Seller's obligations under this
                           --------
          Section 5.1(u) shall survive (i) the closing of the sale that is the subject of this Agreement for a period of two (2) years and (ii) the termination of this Agreement. All claims for indemnification pursuant to this Section 5.1(u) must be made within two (2) years from the Closing Date.

          (v)  Intentionally Omitted.

          (w)  Documents.  Seller has made available to Purchaser all of the
               ---------
Documents; Seller knows of no other document or instrument relating to the Hotel, or the ownership or operation thereof.

          (x)  Seller's Knowledge.  For the purposes of this Section 5.1, the
               ------------------
phrases "to the best of Seller's knowledge," "to Seller's knowledge" and similar phrases shall imply a reasonable inquiry by Seller of its employees (but shall not require Seller to hire third party consultants).

          (y)  Third Party Property.  Seller is not in possession of any
               --------------------
property owned by third parties other than (i) property leased by Seller pursuant to leases disclosed to Purchaser pursuant to this Agreement; (ii) baggage of current guests which has been checked with or left in the care of Seller; and (iii) contents in safe deposit boxes deposited by current guests.

          (z)  Investment Representations.  Seller represents that it and its
               --------------------------
shareholders have received a prospectus of Parent dated June 17, 1996.

          (aa) Notices.  No filing is required with any state or local taxing
               --------
authority as a result of the bulk sale of Seller's business assets.

      5.2  Representations and Warranties of Purchaser.  Purchaser hereby
           -------------------------------------------
represents and warrants the following to Seller:

          (a)  Authority.  Purchaser has all requisite power and authority to
               ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

          (b)  No Conflict.  The execution and delivery of this Agreement and
               -----------
the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Purchaser is a party or by which it is bound.

          (c)  Parent Shares.  The Shares have been registered by the Parent
               -------------
pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Seller in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock. At Closing, the Registration Statement shall have been declared effective under the 1933 Act and the Parent shall be in compliance with the undertakings contained in the Registration Statement.

     5.3  Duration of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date.


                                  ARTICLE  VI

                                CLOSING MATTERS

     6.1  Closing.  The closing of the transaction contemplated hereby (the
          -------
"Closing") shall take place at the offices of the Title Company on July 15, 1996 (the "Closing Date") unless Purchaser extended the Inspection Period pursuant to
Section 4.5 hereof, in which event the Closing Date shall be July 31, 1996, or such other date as may be mutually agreed by the parties.

     6.2  Manner of Closing.  The transaction shall be closed with the
          -----------------
concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 7.1(e) and the payment of the Purchase Price.

     6.3  Survey, Title Commitment and Searches.
          -------------------------------------

          (a)  Survey.  Purchaser intends to obtain a plat of survey ("Survey")
               ------
of the Property prepared by a surveyor licensed by the State of Nevada, in conformity with Class A minimum detail requirements and the current standards for Land Title Surveys of the American Title Association and American Congress on Surveying and Mapping and such standards as are required by the Title Insurer as a condition to the removal of any survey exceptions from the Title Commitment, certified to Purchaser, Parent, its lender, if any, and the Title Insurer after the date hereof, showing, without limitation of the foregoing requirements, the following information with respect to the Property:

               (i)    the legal description and boundaries thereof;

               (ii) the location and street and common addresses of all improvements situated thereon;

               (iii) the location, course and recording numbers, if applicable, of all water, gas, electric, sewer line and other easements, either visible or recorded, and party walls;

               (iv) public and private streets, roads, alleys and highways and their common or official names;

               (v) record and physical access to and from a public road or way;

               (vi) no encroachments thereon or by any Improvements located thereon on adjacent property;

               (vii) the amount of gross square feet and net square feet (that is, after deducting the area of that portion of the Property, if any, lying in the existing or proposed right-of-way of a public street or road) contained in the Real Property;

               (viii) building lines or other restrictions affecting the Property; and

               (ix) whether any portion of the Property is located in an area designated as being subject to flood hazards or flood risks or wetlands by any agency of the United States of America.

          (b)  Title Commitment.  Seller shall deliver to Purchaser, on or
               ----------------
before June 23, 1996, a title commitment for an ALTA Owner's Insurance Policy issued by the Title Company ("Title Commitment") showing title to the Real Property in the Seller, subject only to the Permitted Exceptions, containing full extended coverage over all general exceptions, a 3.1 zoning endorsement (amended to include parking), location, survey and contiguity endorsements, an endorsement that the real estate tax bills for the Property do not include taxes pertaining to other real estate, and such other endorsements as may be reasonably requested by Purchaser, and dated after the date hereof. Seller shall also deliver full and legible copies of all documents ("Title Papers") referred to in the Title Commitment.

          (c)  Defects.  If the Survey, Title Commitment, or UCC, judgment, and
               -------
tax lien searches on the names of Seller (collectively, "Title Documents") shall reflect any facts that would result in a Title Defect, Seller shall have thirty
(30) days from the expiration of the Inspection Period within which to cure or remove the Title Defect. Seller shall be obligated to remove mortgages, deeds of trust and other liens or encumbrances for the payment of money of a definite and ascertainable amount, which the parties agree may be removed by the use of the proceeds of sale at Closing as provided in Section 6.3(d) below. In the alternative, Seller may make arrangements satisfactory to the Title Company for the cure (including insurance over) or removal of record of any such Title Defect. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the thirtieth (30th) day, the Purchaser shall either:
(i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the Deposit and all interest earned thereon shall be returned to Purchaser and the parties shall have no further obligation or liability to each other hereunder; or (ii) accept the Title Commitment, Survey, or Searches as is, with the right, however, to deduct the amount of Title Defects represented by liens or encumbrances for the payment of money of a definite or ascertainable amount from the Purchase Price payable at Closing (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions and Exhibit C shall be amended, if necessary, to include such additional Permitted Exceptions. Election No. 2 shall be made by the Purchaser giving Seller written notice thereof within five (5) days after notice of Seller's inability to cure or remove the Title Defect and in the absence of notice of Election No. 2 within such five (5) day period, Purchaser shall be deemed to have elected Election No.
1. In the event Purchaser elects Election No. 1 and a Title Defect was created or consented to by Seller, Purchaser shall be paid by Seller the actual costs of Purchaser's investigation not to exceed $25,000.00 in addition to recovery of the Deposit.

          (d)  Removal of Liens, etc.  If on the Closing Date there shall be any
               ---------------------
Title Defect created to secure the payment of money, then Seller shall either
(a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company, in advance of Closing, whereby Seller will deposit with the Title Company sufficient monies, acceptable to the Title Company to induce the Title Company to issue the Title Policy to Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect. Purchaser agrees to provide at Closing separate certified checks as requested, to facilitate the satisfaction of any such Title Defects, if request is made within a reasonable time prior to the Closing Date. The existence of any Title Defects capable of satisfaction by the payment of money shall not be deemed to be Title Defects for the purposes of cure periods, as discussed supra in Section 6.3(c), if Seller shall comply with the foregoing
          -----
requirements.

                                 ARTICLE  VII

                              CLOSING DELIVERIES

          7.1  Seller's Deliveries.  At Closing, Seller shall deliver, or cause
               -------------------
to be delivered to Purchaser, the following, each of which shall be in form and substance reasonbly acceptable to counsel for Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

               (a) a recordable grant, bargain, and sale deed from Seller to Purchaser subject only to the Permitted Exceptions;

               (b) a Bill of Sale, with special covenants of title, transferring to Purchaser all of Seller's right, title and interest in and to each and every item of Fixtures and Tangible Personal Property, Documents, Consumables and Operating Equipment to be transferred hereunder subject only to Permitted Exceptions, and with respect to any vehicles included therein, such separate forms of assignment as are required to be filed with any governmental agency to effect such change in registration of ownership;

               (c) all of the Bookings, Hotel Contracts, Space Leases, Permits and other tangible Miscellaneous Hotel Assets, together with an Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits) and all other Miscellaneous Hotel Assets;

               (d)  the certificates referred to in Section 10.1(b) hereof;

               (e)  a FIRPTA Certificate;

               (f)  evidence of termination of the Employees;

               (g)  the opinion of Seller's counsel as provided by Section
10.1(c);

               (h) certified copies of resolutions of the shareholders and directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (i) a certificate of the secretary of Seller, dated as of the Closing Date, certifying the incumbency of the officer(s) of Seller executing the documents delivered by Seller pursuant to this Agreement;

               (j) a Non-Compete Agreement substantially in the form of Exhibit R executed by Michael J. Mona, Jr. and Rhonda H. Mona; and

          (k) evidence, satisfactory to Purchaser, of the termination of all management agreements and other management arrangements with respect to the Hotel.

     7.2  Purchaser's Deliveries.  At the Closing, Purchaser shall cause to be
          ----------------------
delivered to Seller:

          (a)  the Note;

          (b)  the certificate referred to in Section 9.1(b) hereof;

          (c) the opinion of Purchaser's counsel as provided by Section 9.1(c); and

          (d)  the written undertaking of Purchaser as provided by Section
9.1(d).

     7.3  Concurrent Transactions.  All documents or other deliveries required
          -----------------------
to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4  Further Assurances. Seller and Purchaser will, at the Closing, or at
          ------------------
any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser, hereunder.

     7.5  Possession. Possession of the Property shall be delivered at Closing.
          ----------
Subject to the provisions of Section 17.1(e), Excluded Assets (other than any thereof under leases to be assumed by Purchaser) shall be removed from the Hotel by Seller, at its expense, on or before the Closing Date. Seller, at its expense shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.


                                 ARTICLE  VIII

                          ADJUSTMENTS AND PRORATIONS

     8.1  Adjustments and Prorations.  The following matters and items
          --------------------------
shall be apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

          (a)  Down Payments for Reservations.  Any pre-closing down payments
               ------------------------------
made to Seller on confirmed reservations for dates after the Closing Date will be credited to Purchaser as of the Closing. Any post-closing down payments made to Seller on confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

          (b)  Taxes and Assessments.  All ad valorem taxes, special or general
               ---------------------
assessments, personal property taxes, attorneys' fees directly related to the reduction of taxes or assessments, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees. If the amount of any such item is not ascertainable on the date the proration schedule is completed pursuant to Section 8.3, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Notwithstanding the above, special real property tax assessments for which the work is substantially completed as of the Closing Date shall be paid by Seller.

          (c)  Utility Contracts.  Telephone and telex contracts and contracts
               -----------------
for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

          (d)  Hotel Contracts and Space Leases.  Any amounts prepaid or payable
               --------------------------------
under any Hotel Contracts and Space Leases shall be apportioned between the parties. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

          (e)  License Fees.  Fees paid or payable for Permits (other than
               ------------
Excluded Permits) shall be apportioned between the parties.

          (f)  Hotel Matters.
               -------------

               (i) Advance payments, if any, under Bookings for Hotel facilities (which shall include prepaid amounts by current guests);

               (ii)   Coin machine, telephone, washroom and checkroom income;
     and

               (iii)  Commissions to credit and referral organizations.

          (g)  Employment Arrangements.  Seller shall be responsible for, and
               -----------------------
shall pay when due, all Compensation of Employees. Purchaser assumes no Employment Arrangements or other obligation with respect to any Employee Benefits, all of which, together with any sums due any Employee as a consequence of the termination of his employment, shall be the responsibility of Seller.

          (h)  Consumable Items.  The cost of any Consumables or Operating
               ----------------
Equipment which are at a level below the level required to be maintained under this Agreement shall be credited to Purchaser.

          (i)  Other.  Such other items as are provided for in this Agreement or
               -----
as are normally prorated and adjusted in the sale of a hotel, including without limitation, all petty cash funds and cash in house banks, and all deposits and prepaid items which inure to the benefit of the Purchaser.

     8.2  Receivables.  Purchaser is not purchasing any of the receivables of
          -----------
the Hotel and Seller shall be solely responsible for the collection of accounts receivable arising prior to the Closing Date. If Purchaser shall receive any payment made on any unpurchased accounts receivable within ninety (90) days after the Closing Date, it shall promptly remit such payment to Seller. With regard to any collection made from any person or entity who is indebted to the Hotel both with respect to accounts receivable accruing prior to the Closing Date and to the accounts receivable accruing subsequent to the Closing Date, such collection shall be applied as designated by the payor, but if there is no designation, then any such collections received within ninety (90) days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

     8.3  Proration Schedule.
          ------------------

          (a)  Preparation and Review.  A schedule setting forth the adjustments
               ----------------------
and prorations to be made pursuant to Section 8.1 above shall be prepared by Purchaser and forwarded to Seller within thirty (30) days after the Closing Date. Seller shall be afforded the opportunity to review all work papers and computations used by Purchaser in the preparation of the adjustments and prorations. The schedule as delivered shall be deemed accepted by Seller except to the extent, if any, that Seller, within ten (10) days after the date of delivery thereof to Seller, has delivered a written notice to Purchaser stating any exceptions Seller may have to such schedule. If within such period Seller shall give written notice to Purchaser of any exceptions to the schedule as delivered by Purchaser, the parties shall attempt to resolve all of the exceptions. To the extent that any such exceptions are not resolved within fifteen (15) days after the delivery to Purchaser of Seller's exceptions to the schedule, such differences shall be submitted as soon as practicable thereafter to such "Big Six" accounting firm upon which the parties shall agree, for final determination thereof. If the parties are not able to agree upon an accounting firm, each shall designate a "Big Six" accounting firm and give written notice to the other of the name and address of the firm so designated. The two firms shall consult with each other and, if possible, determine the exceptions in question by mutual agreement, and their determination so agreed upon, if certified to the parties prior to their reaching agreement independently of arbitration, shall be final and conclusive. If the two firms are not able to agree upon the exceptions in question, they jointly shall designate a third firm whose determination concerning the exceptions shall be final and conclusive, if certified to the parties prior to their reaching agreement independent of arbitration. Any determination by such accounting firm(s) as to the proper determination of any such item submitted to it for determination shall be conclusive and binding upon the parties for purposes of this Agreement. Seller and Purchaser shall each pay one-half of such fees charged by such accounting firm(s) in connection with any matter submitted to it hereunder.

          (b)  Payment of Adjustments.  The net amount due pursuant to the
               ----------------------
adjustments and prorations made as required by this Section 8.3 shall be paid by cash or bank cashier's check payable in immediately available funds in United States currency to the order of the party to whom the same shall be due upon final determination of the adjustments and prorations required hereunder. Seller agrees that prior to the time that payment is made pursuant to Section 8.3(b), it shall not make final liquidating distributions.

          (c)  Period for Recalculation.  Notwithstanding the foregoing, if at
               ------------------------
any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the prorations but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the prorations. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.


                                  ARTICLE  IX

                      CONDITIONS TO SELLER'S OBLIGATIONS

     9.1  Conditions.  Seller's obligation to close hereunder shall be subject
          ----------
to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

          (a)  Purchaser's Compliance with Obligations.  Purchaser shall have
               ---------------------------------------
complied with all obligations required by this Agreement to be complied with by Purchaser.

          (b)  Truth of Purchaser's Representations and Warranties. The
               ---------------------------------------------------
representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

          (c)  Opinion of Purchaser's Counsel.  Purchaser shall have delivered
               ------------------------------
to Seller a favorable written opinion of Pedersen & Houpt in connection with this transaction, dated the Closing Date, as to (i) the power and authority of Purchaser to execute and deliver this Agreement, (ii) the due authorization, execution and delivery by Purchaser of this Agreement, and (iii) the legality, validity and, as to Purchaser, the binding effect of this Agreement (subject to the effect of bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Opinion of Purchaser's Securities Counsel.  Purchaser shall have
               -----------------------------------------
delivered to Seller the written undertaking of Purchaser to provide to Seller the favorable written opinion of Bell, Boyd & Lloyd, dated at the time of each Approved Sale, that such Approved Sale complies or will comply with the requirements of this Agreement, the 1933 Act and any state blue sky or other securities laws applicable to the Approved Sale.

          (e)  Delivery of Current Prospectus.  Seller shall have received
               ------------------------------
Parent's current, effective prospectus that does not reflect any material adverse change from the prospectus of Parent dated June 17, 1996.

     9.2  Failure of Conditions.  If any of the conditions enumerated in Section
          ---------------------
9.1 are not fulfilled and, as a consequence thereof, Seller elects to terminate this Agreement, such failure shall be deemed a default by Purchaser hereunder and the consequences thereof shall be governed by the provisions of Section 3.2.


                                  ARTICLE  X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     10.1 Conditions.  Purchaser's obligation to close hereunder shall be
          ----------
subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

          (a)  Seller's Compliance with Obligations.  Seller shall have complied
               ------------------------------------
with all obligations required by this Agreement to be complied with by Seller.

          (b)  Truth of Seller's Representations and Warranties. The
               ------------------------------------------------
representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Purchaser shall have received a certificate to that effect signed by an authorized agent of Seller.

          (c)  Opinion of Seller's Counsel.  There shall have been delivered to
               ---------------------------
Purchaser a favorable opinion of Jones, Jones, Close & Brown, counsel to Seller in connection with this transaction, dated the Closing Date as to (i) the power and authority of Seller to execute and deliver this Agreement; (ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof; and (iii) the legality, validity and, as to Seller, the binding effect of this Agreement and all other documents required to be executed and delivered by Seller pursuant to
Section 7.1 hereof (subject in each case to the effect of bankruptcy and similar laws affecting creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Estoppel Certificates--Hotel Contracts.  Purchaser shall notify
               --------------------------------------
Seller, in writing at least thirty (30) days prior to the Closing Date, of the Material Contracts for which Purchaser requires estoppel certificates. Each of said estoppel certificates shall be in writing from the parties to such Material Contract stating that such Material Contract is in full force and effect, has not been amended or modified except as therein indicated, that such party consents to the assignment to Purchaser and that no party is then in default under such Material Contract (or if any default is known to exist, or would arise with the giving of notice or the passage of time, stating the nature of such default). The estoppel certificates herein referred to shall be in form and substance reasonably satisfactory to Purchaser and dated not more than thirty (30) days prior to the Closing Date.

          (e)  No Pending Adverse Litigation.  On the Closing Date, there shall
               -----------------------------
not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations or cash flow of the Hotel, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Hotel in the manner contemplated hereby, other than those matters previously disclosed and approved by Purchaser.

          (f)  Related Transactions.  The transactions contemplated by (i) the
               --------------------
certain Agreement to Purchase Hotel of even date herewith by and between St. Louis Manor, Inc. and ESA Properties, Inc., (ii) the certain Agreement to Purchase Hotel of even date herewith by and between Melrose Suites, Inc. and ESA Properties, Inc., and (iii) the certain Agreement to Purchase Hotel of even date herewith by and between Santa Fe Springs Partners and ESA Properties, Inc., shall have been consummated.

          (g)  Title Policy.  Purchaser shall have received an ALTA Owner's
               ------------
Insurance Policy issued by the Title Company in exact conformity with the Title Commitment in favor of Purchaser, in the amount of the Purchase Price, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject only to Permitted Exceptions (the "Title Policy").

          10.2 Failure of Conditions.  If any of the conditions enumerated in
               ---------------------
subsections (d)
and (e), of Section 10.1 are not fulfilled, then the sole remedy of Purchaser shall be to terminate this Agreement (whereupon the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability hereunder), unless the failure to fulfill such condition constitutes, or results from, either (i) a material breach of an express representation or warranty made by Seller hereunder, or (ii) a material default of an express covenant made by Seller hereunder, in which event Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity. If any of the conditions enumerated in subsections (a), (b) and (c) of Section 10.1 are not fulfilled and, as a consequence thereof, Purchaser elects to terminate this Agreement, such failure shall be deemed a default by Seller hereunder, the Deposit and all interest earned thereon referred to in Section 3.2 shall be promptly returned to Purchaser, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

                                  ARTICLE  XI

                     ACTIONS AND OPERATIONS PENDING CLOSING

     11.1 Actions and Operations Pending Closing. Seller agrees that after the
          --------------------------------------
expiration of the Inspection Period and until the Closing Date:

          (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

          (b) Seller will not enter into any new Material Contract or Space Lease, or cancel, modify or renew any existing Material Contract or Space Lease, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser fails to respond to a request for consent within 15 business days after receipt of such request, such consent shall be deemed given.

          (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates including customary discounted rates. Additionally, Seller agrees to entertain in good faith Purchaser's suggestions relating to the policy of the Hotel with respect to future Bookings and extension of credit.

          (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

          (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

          (f) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

          (g) Seller will not dispose of any of the Property, except in the ordinary course of business and in accordance with this Agreement.

          (h) Seller shall allow Purchaser and its agents or representatives to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request, provided such inspection does not unreasonably interfere with the continued operation of the Hotel in the ordinary course of business. Purchaser shall also have the right to have, and Seller shall provide accommodations for, a full-time on-site representative to observe the operations of the Hotel. Such accommodations shall be rent-free except for those nights when all other guest rooms at the Hotel are fully occupied, in which event Purchaser shall reimburse Seller for such nights at the Hotel's lowest corporate rate for such accommodations. Purchaser agrees that the results of all such observations will be treated as confidential, and Purchaser shall not disclose the same to any other person or entity except for Purchaser's counsel, accountants, and other agents or representatives consulted in connection with the acquisition of the Hotel. In the event that the sale is not consummated, any and all Documents, reports, financial and operating information obtained by Purchaser or its representatives shall be returned to the Seller.


                                  ARTICLE XII

                            CASUALTIES AND TAKINGS

     12.1 Casualties.
          ----------

          (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000.00), Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or
(ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage and acquire the Property without any adjustment in the purchase price provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

          (b) If, in the reasonable business judgment of the insurance adjuster or other representative of the insurer of the Property, the cost of repairing such damage will not exceed Fifty Thousand Dollars ($50,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

     12.2 Takings.  In the event of the actual or threatened taking (either
          -------
temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Property, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Hotel substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.


                                 ARTICLE  XIII

                                   EMPLOYEES

     13.1 Employees, Compensation and Indemnification.  Purchaser shall have the
          -------------------------------------------
continuing right to review all employment records and files of, and to interview, Employees. Seller shall terminate its employer-employee relationship with all Employees as of the Cut-off Time. Seller shall be solely responsible for all Compensation and other liabilities with respect to Employees and liabilities and obligations to Employees pursuant to any Employment Arrangement. Purchaser shall not be responsible for any such liability or obligations and Seller agrees to indemnify and hold Purchaser harmless from and against any such liability or obligations. All Compensation, obligations, liabilities and claims (including any under the Fair Labor Standards Act) to or by any Employee of Seller arising or occurring prior to the Cut-off Time shall be the responsibility of Seller. Purchaser shall not be responsible for any Compensation thereof and Seller agrees to indemnify and hold Purchaser harmless from and against same. Purchaser shall not assume or be liable upon any Employment Arrangement of Seller.


                                 ARTICLE  XIV

                                  INDEMNITIES

     14.1 Seller's Indemnity.  Seller agrees to indemnify, defend (with
          ------------------
Purchaser having the
right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against and with respect to the following:

          (a) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising ("Indemnifiable Damages"), in any way related to the Property and arising or accruing on or before the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); without limitation on the generality of the foregoing, Seller indemnifies Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses (including reasonable attorneys' fees) heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

          (b) any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any obligation of Seller under this Agreement; and

          (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.2 Purchaser's Indemnity.  Purchaser agrees to indemnify, defend (with
          ---------------------
Seller having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

          (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser under this Agreement;

          (b) any injury to person or property causing any loss or damage to Seller resulting from or arising out of work performed by Purchaser pursuant to
Section 11.1(h) hereof;

          (c) any and all Indemnifiable Damages in any way related to the Property and arising or accruing after the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); and

          (d) all costs and expenses, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.3 Notice of Claims.  Seller and Purchaser, as applicable, shall promptly
          ----------------
notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.


                                  ARTICLE XV

                                  ARTICLE XV

                            SECURITIES LAW MATTERS

     15.1 Disposition of Shares.  The Seller represents and warrants that
          ---------------------
the Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case the Seller shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) the Registration Statement provided that (a) sales pursuant to the Registration Statement are made to or through a broker, dealer, or market maker, (b) in connection with such sales, the Seller delivers a copy of a current Prospectus forming a part of the Registration Statement which prospectus identifies the Seller as being able to use such Prospectus to make resales in the public market of Shares acquired pursuant to this Agreement, and (c) the Seller notifies the Parent in writing at least five business days prior to the first day the Seller intends to execute a sale transaction of the Shares pursuant to the Registration Statement and the Parent consents in writing to such sale. The Seller hereby acknowledges that the Parent is entitled in its absolute discretion to withhold such consent if, and for such period of time as, in the opinion of the management of the Parent, (i) securities laws applicable to such sale of Shares by the Seller pursuant to the Registration Statement would require the Parent to disclose material non-public information, or (ii) such sale would occur during (a) the measurement period for determining the amount of Common Stock or other consideration, the amount of which will be based on the price of the Common Stock, to be paid in connection with the acquisition of a business or assets to which the Parent or any of its subsidiaries is a party or (b) the marketing period of an offering of securities of the Parent.

     15.2 Acknowledgment of Restrictions.  The Seller acknowledges that, under
          ------------------------------
current SEC interpretations of Rule 145, the Seller is subject to restrictions on transfer of the Shares for a period of two years following the Closing Date and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     15.3 Evidence of Compliance.  The Seller further covenants and agrees that
          ----------------------
the Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     15.4 Legend.  The Seller agrees that the certificates for the Shares
          ------
received shall bear the following legend:

          The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that the Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as the Seller may reasonably request if at the time of such request the Seller is not an Affiliate (as defined in the 1933 Act) of the Parent, upon the expiration of the two-year holding period provided in Rule 145(d).


                                  ARTICLE XVI

                                    NOTICES

     16.1 Notices.  Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

     If intended for Seller, to:    Mr. Michael J. Mona, Jr.
                                    M&M Development
                                    1785 E. Sahara, Suite 315
                                    Las Vegas, Nevada 89104

     Copies to:                     Jones, Jones, Close & Brown
                                    3773 Howard Hughes Parkway
                                    Third Floor South
                                    Las Vegas, Nevada 89109
                                    Attn: Ms. Jodi R. Goodheart

     If intended for                Extended Stay America, Inc.
      Purchaser, to:                500 East Broward Blvd., #950
                                    Ft. Lauderdale, Florida  33394
                                    Attn: Mr. Robert A. Brannon

     Copies to:                     Pedersen & Houpt
                                    161 North Clark, Suite 3100
                                    Chicago, Illinois  60601
                                    Attn: Mr. Michael W. Black

     Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered.

after mailing thereof. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid.

                                 ARTICLE XVII

                             ADDITIONAL COVENANTS

     17.1 Additional Covenants.  In addition, the parties agree as follows:
          --------------------

          (a)  Expenses.  Seller shall be responsible for the payment of all
               --------
sales and use taxes and fifty percent (50%) of all transfer taxes. Purchaser shall be responsible for the payment of all recording fees, fifty percent (50%) of all transfer taxes, all escrow fees, all costs of the Survey, all title insurance premiums and charges for the issuance of the Title Policy and all other closing charges. The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

          (b)  Brokerage.  Seller and Purchaser each hereby represent and
               ---------
warrant to the other that neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

          (c)  Guest Baggage.  All baggage of guests who are still in the Hotel
               -------------
on the Closing Date, which has been checked with or left in the care of Seller shall be inventoried, sealed, and tagged jointly by Seller and Purchaser on the Closing Date. Purchaser hereby indemnifies Seller against any claims, losses or liabilities in connection with such baggage arising out of the acts or omissions of Purchaser after the Closing Date. Seller hereby indemnifies Purchaser against any claim, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date.

          (d)  Safe Deposits.  Immediately after the Closing, Seller shall send
               -------------
written notice to guests or tenants or other persons who have safe deposit boxes, advising of the sale of the Hotel to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of the Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and Seller agrees to indemnify and hold harmless Purchaser from and against any such liability or responsibility.

          (e)  Books and Records.  The transaction contemplated hereby shall not
               -----------------
include the books and records of Seller pertaining strictly to the business of the Hotel. Seller covenants and agrees that such books and records will remain in the control of M&M Development for examination and audit by Purchaser and its agents after the Closing as provided in this clause (e). Seller agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Seller agrees to provide access to Purchaser and its representatives, to such books, records, files and correspondence at all reasonable times.

          (f)  Hart-Scott-Rodino Act.  If it shall be determined that the within
               ---------------------
transaction is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S)18(a) (1976) (the "Act"), then notwithstanding anything to the contrary contained in Section 10.1(e) hereof, each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but not more than sixty (60) days. If such requirements have not been fulfilled prior to the expiration of such sixty (60) day period, Seller or Purchaser, by notice to the other, may terminate this Agreement in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability to the other party hereunder.

          (g)  Survival of Covenants, etc.  The representations, warranties,
               ---------------------------
obligations, covenants, agreements, undertakings and indemnifications of Seller and Purchaser contained herein shall survive the Closing for a period of two (2) years except that (i) the representation and warranty made by Seller in Section 5.1(i) shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representation and warranty relate; and (ii) the representation and warranty made by Purchaser in Section 3.4(d) shall not expire. All claims for indemnification must be made within the aforementioned periods.

          (h)  Purchaser's Investigation and Inspections.  Any investigation or
               -----------------------------------------
inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not or constitute a waiver by Purchaser of any of Seller's obligations hereunder or Purchaser's reliance thereon.

          (i)  Construction.  This Agreement shall not be construed more
               ------------
strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (j)  Publicity.  All notice to third parties and all other publicity
               ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser (or Parent) may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning Parent's publicly traded securities; Purchaser agrees to give Seller notice of any such public disclosure.

          (k)  General.  This Agreement may be executed in any number of
               -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Seller has no right to assign its rights (except as set forth in (m) below) or to delegate its duties hereunder. Purchaser may assign its rights and duties under this Agreement to any of its Affiliates. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

          (l)  FIRPTA.  Seller agrees to furnish Purchaser with an executed
               -------
Certification in the form attached hereto as Exhibit Q ("FIRPTA Certificate"), and such other evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such Certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that Purchaser shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445.

          (m)  Like-Kind Exchange.  Seller shall have the right, at Seller's
               ------------------
option, to sell the Property to Purchaser through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986 ("Code"). Purchaser agrees to reasonably cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow or other means as determined by Seller, provided, however, Purchaser shall not be required to incur any obligation or liability to a third party as a part of the exchange. In any event Seller shall have the right to assign its rights under this contract, in whole or in part, to a qualified intermediary (as defined under current Code regulations governing like-kind exchanges) or as otherwise necessary or appropriate to effectuate a like-kind exchange, provided that Seller shall remain liable for its obligations hereunder (and that Michael J. Mona, Jr. shall remain liable pursuant to his guaranty as hereinafter set forth) and Seller (and Michael J. Mona) shall execute such additional documentation as Purchaser may reasonably request to evidence such continuing liability. Seller shall bear the additional transaction costs and all costs and expenses incurred by Purchaser and attributable to exchange procedures in this transaction that are requested or implemented by Seller. Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller's tax purposes. In no event shall any like-kind exchange contemplated by this provision cause an extension of the date of closing set forth herein nor shall Purchaser be required to take title to any property other than the Property.

          (n)  Jurisdiction.  Any action or proceeding seeking to enforce any
               ------------
provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Nevada, County of Clark, or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              SELLER:

                              BOULDER MANOR, INC., a Nevada corporation


                              By:/s/ Michael J. Mona, Jr
                                 ---------------------------------------
                                 Michael J. Mona, Jr., President

                              Attest:___________________________________
                              Its:______________________________________


                              PURCHASER:

                              ESA PROPERTIES, INC., a Delaware corporation


                              By:________________________________________

                              Attest:____________________________________
                              Its:_______________________________________


     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.


                              /s/ Michael J. Mona, Jr.
                              -------------------------------------------
                              Michael J. Mona, Jr.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              SELLER:

                              BOULDER MANOR, INC., a Nevada corporation


                              By:________________________________________
                                 Michael J. Mona, Jr., President

                              Attest:___________________________________
                              Its:______________________________________


                              PURCHASER:

                              ESA PROPERTIES, INC., a Delaware corporation


                              By:/s/ Robert A. Brannon
                                 ----------------------------------------
                                 Robert A. Brannon, Vice President

                              Attest: Robert Brannon
                                     ------------------------------------
                              Its: Secretary
                                  ---------------------------------------

     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.



                              ___________________________________________
                              Michael J. Mona, Jr.

                          AGREEMENT TO PURCHASE HOTEL

                                by and between

                             MELROSE SUITES, INC.

                                      and

                             ESA PROPERTIES, INC.





                                 JUNE 25, 1996

EXHIBIT A      LAND
EXHIBIT B      EXCLUDED ASSETS
EXHIBIT C      PERMITTED EXCEPTIONS
EXHIBIT D      SUBMITTED FINANCIAL STATEMENTS
EXHIBIT E      ALLOCATION OF PURCHASE PRICE
EXHIBIT F      PERMITS
EXHIBIT G      HOTEL CONTRACTS AND COMMISSIONS
EXHIBIT H      EMPLOYEE AND EMPLOYMENT ARRANGEMENTS
EXHIBIT I      BOOKINGS
EXHIBIT J      SPACE LEASES AND COMMISSIONS
EXHIBIT J-1    SPACE LESSEE ESTOPPEL LETTER
EXHIBIT K      NOTICES OF VIOLATIONS
EXHIBIT L      PENDING OR THREATENED LITIGATION
EXHIBIT M      DOCUMENTS
EXHIBIT N      IMPOSITIONS
EXHIBIT O      HOTEL NAMES
EXHIBIT P      EMPLOYEE BENEFIT PLANS
EXHIBIT Q      FIRPTA CERTIFICATE
EXHIBIT R      NON-COMPETE AGREEMENT
EXHIBIT S      NOTE
EXHIBIT T      ESCROW AGREEMENT
EXHIBIT U      ENVIRONMENTAL MATTERS

                          AGREEMENT TO PURCHASE HOTEL
                          ---------------------------


     THIS AGREEMENT is made this 25th day of June, 1996, by and between Melrose Suites, Inc., a Nevada corporation ("Seller"), and ESA Properties, Inc., a Delaware corporation ("Purchaser").


                               R E C I T A L S:

     A. Seller is the fee owner of that certain parcel of land (and the improvements and buildings located thereon) legally described in Exhibit A and commonly referred to as the Melrose Suites, 4270 South Valley View Boulevard,
Las Vegas, Nevada   (the "Hotel") and the owner of the Fixtures and Tangible
Personal Property, Operating Equipment, Consumables, and Miscellaneous Hotel Assets (all as hereinafter defined).

     B. The Hotel's facilities include guest and public facilities consisting of 177 rooms, administrative offices, and service areas.

     C. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.


                              A G R E E M E N T S

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                  ARTICLE  I

                          DEFINITIONS AND REFERENCES

     1.1  Definitions.  As used herein, the following terms shall have the
          -----------
respective meanings indicated below:

     Affiliate:  With respect to a specific entity, any natural person or any
     ---------
firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decision of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement:  This Agreement to Purchase Hotel, including the Exhibits.
     ---------

     Bookings:  Contracts for the use or occupancy of guest rooms of the Hotel.
     --------

     Closing:  As defined in Section 6.1.
     -------

     Compensation:  The direct salaries and wages paid to, or accrued for the
     ------------
benefit of, any Employee, incentive compensation, vacation pay, severance pay, employer's contributions under F.I.C.A., unemployment compensation, workmen's compensation, or other employment taxes, and payments under Employee Benefit Plans (as hereinafter defined).

     Consumables:  All food and beverages (alcoholic, to the extent transferable
     -----------
under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand (which shall include off-site storage) on the date hereof, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing food or services to the Hotel.

     Cut-off Time:  12:01 A.M. on the Closing Date.
     ------------

     Department: Nevada Department of Revenue.
     ----------

     Deposit:  As defined in Section 3.2.
     -------

     Documents:  Reproducible copies of all plans, specifications, drawings,
     ---------
blueprints, surveys, environmental reports and other similar documents which Seller has in its possession, or has a right to, as the same relate to the Real Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Real Property.

     Employee(s):  All persons employed by Seller pursuant to Employment
     -----------
Arrangements.

     Employee Benefit Plans:  All employee benefit plans, as that term is
     ----------------------
defined in Section 3(2)(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including "multi-employer pension plans" as defined in Section 3(37) of ERISA, and each other employee benefit plan or program (including welfare benefit plans as defined in Section 3(1) of ERISA) to which Seller contributes on behalf of any of the Employees.

     Employment Arrangement(s):  Those agreements, oral or written, with all or
     -------------------------
any of the executives, staff and employees of Seller for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

     Environmental Laws:  As defined in Section 5.1(u).
     ------------------

     Environmental Study:  As defined in Section 4.3.
     -------------------

     Excluded Assets:  The following:  (i) those assets, if any, listed on
     ---------------
Exhibit B hereto owned and to be retained by Seller; (ii) receivables; and (iii) except as provided to the contrary in Section 17.1(e) hereof, all records, files and proprietary operating manuals in the Hotel.

     Excluded Permits:  Permits and licenses required for the ownership and
     ----------------
operation of the Hotel which, under applicable law, are nontransferable.

     Fixtures and Tangible Personal Property:  All fixtures, furniture,
     ---------------------------------------
furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, and other articles of personal property now located on the Real Property or held in storage for future use at the Hotel and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or other persons (other than Seller or any affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing goods or services to the Hotel; and (v) Improvements.

     FIRPTA Certificate:  As defined in Section 17.1(l).
     ------------------

     Hazardous Material:  As defined in Section 5.1(u).
     ------------------

     Hotel:  The hotel referred to in the Recitals.
     -----

     Hotel Contracts:  All management, service, maintenance, material purchase
     ---------------
orders, leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the

Space Leases, (iv) the Employment Arrangements, and (v) the Employee Benefit Plans.

     Hotel Names:  All names or other identifications used in connection with
     -----------
the operation of Hotel.

     Impositions:  All taxes and other governmental charges of any kind
     -----------
whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements:  The buildings, structures (surface and sub-surface) and
     ------------
other improvements, including such fixtures as shall constitute real property, located on the Land.

     Inspection Period:  As defined in Section 4.1.
     -----------------

     Land:  The parcel of real estate described in Exhibit A hereto, together
     ----
with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders,
     ------------------
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

     Material Bookings:  All Bookings for meetings and banquet facilities and,
     -----------------
with respect to guest rooms, any contract for seven (7) or more room nights.

     Material Contracts:  All Hotel Contracts which cannot be cancelled by 30
     ------------------
days' or less notice without penalty or premium payment.

     Miscellaneous Hotel Assets:  All contract rights, leases, concessions,
     --------------------------
trademarks, logos, copyrights, assignable warranties and other items of intangible personal property relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) Space Leases; (iv) Permits; (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (vi) books and records (except as provided in Section 17.1(e); (vii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (viii) utility and similar deposits; (ix) prepaid insurance or other prepaid items; or (x) prepaid license and permit fees; except to the extent that Seller receives a credit at Closing for any such item or matter.

     Non-Compete Agreements:  The Non-Compete Agreements delivered by Seller to
     ----------------------
Purchaser pursuant to the terms of Section 7.1 hereof.

     Obligations:  All payments required to be made and all representations,
     -----------
warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

     Operating Equipment:  All china, glassware, linens, silverware and
     -------------------
uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

     Parent:  Extended Stay America, Inc., a Delaware corporation.
     ------

     Permits:  All licenses, franchises and permits, certificates of occupancy,
     -------
authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     Permitted Exceptions:  Any liens, encumbrances, restrictions, exceptions
     --------------------
and other matters specified in Exhibit C to which title to the Property may be subject on the Closing Date.

     Personal Property:  All of the Property other than the Real Property.
     -----------------

     Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal
     --------
Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to and under the Hotel Contracts and Space Leases; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Hotel Names; (ix) the Documents; and (x) all other Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets.

     Proratable Compensation:  Compensation exclusive of severance pay and
     -----------------------
Employee Benefit Plans.

     Purchase Price:  As defined in Section 3.1.
     --------------

     Real Property:  The Land together with the Improvements located on the
     -------------
Land.

     Searches:  As defined in Section 6.3(c).
     --------

     Section 1445:  As defined in Section 17.1(l).
     ------------

     Space Leases:  All leases, licenses, concessions and other occupancy
     ------------
agreements, and any amendments thereto, whether or not of record, for the use or occupancy of any portion of the Real Property excluding, however, Bookings.

     Space Lessee:  Any person or entity entitled to occupancy of any portion of
     ------------
the Real Property under a Space Lease.

     Submittals:  As defined in Section 4.2.
     ----------

     Submitted Financial Statements:  Those financial statements of the Hotel
     ------------------------------
identified in Exhibit D hereto.

     Survey:  The survey for the Property prepared in accordance with Section
     ------
6.3(a).

     Title Commitment:  The commitment for title insurance issued in accordance
     ----------------
with Section 6.3(b).

     Title Company: United Title of Nevada.
     -------------

     Title Defect:  A lien, claim, charge, security interest or encumbrance
     ------------
other than a Permitted Exception.

     Title Documents:  As defined in Section 6.3.
     ---------------

     Title Papers:  As defined in Section 6.3(b).
     ------------

     Title Policy:  As defined in Section 10.1(g).
     ------------

     UCC:  The Uniform Commercial Code in effect in Nevada.
     ---

     Violation:  Any condition with respect to the Property which constitutes a
     ---------
violation of any Legal Requirements.

     1.2 References.  Except as otherwise specifically indicated, all
         ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                  ARTICLE II

                               SALE AND PURCHASE

     2.1  Sale and Purchase.  Seller hereby agrees to sell (or to cause to be
          -----------------
sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.


                                  ARTICLE III

                                PURCHASE PRICE

     3.1  Purchase Price; Allocation Thereof.  The purchase price ("Purchase
          ----------------------------------
Price") for the Property and the Non-Compete Agreements shall be Fourteen Million Dollars ($14,000,000.00) payable by delivery of a Note from Purchaser to Seller in the form attached hereto as Exhibit S.

     The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property and the Non-Compete Agreements as set forth on Exhibit E hereto.

     3.2  Deposit.  Concurrently herewith, Purchaser is depositing the sum of
          -------
$50,000.00 (the "Deposit") with Title Company to secure performance of Purchaser's obligations hereunder. The Deposit and interest earned thereon shall be held in an interest bearing account until the Closing Date (except as otherwise provided herein) at which time the Deposit shall be paid as a credit against the Purchase Price. Except as hereinafter provided, if the transaction contemplated hereby does not close because of a default by Purchaser hereunder, the parties agree that the Deposit and interest earned thereon shall be delivered to Seller as Seller's sole and exclusive liquidated damages, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. Notwithstanding the foregoing, if the transaction contemplated hereby does not close and Purchaser shall not have defaulted hereunder, the Deposit and all interest earned thereon shall be returned promptly to Purchaser and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

     3.3  No Assumption of Seller's Obligations.  Except as specifically
          -------------------------------------
provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller, including, but not limited to, the following:

          (a) Obligations of Seller now existing or which may arise prior to the Cut-off Time with respect to any accounts payable or other payables;

          (b) Obligations prior to the Closing Date of any term, covenant or provision of any Employee Benefit Plan, Employment Contract, Hotel Contract or Space Lease;

          (c) Obligations of Seller now existing or which may hereafter exist by reason of or in connection with any alleged misfeasance or malfeasance by Seller in the conduct of its business, and with respect to any tort liability;

          (d) Obligations to Employees with respect to any Compensation (or pursuant to any Employment Contract or Employee Benefit Plan); and

          (e) Obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including without limitation, any Federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.4  Payment of the Note.  Purchaser shall satisfy its obligations under
          --------------------
the Note by delivering shares ("Shares") of common stock, par value $.01 per share, of Parent, and/or cash to Seller, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

          (a) Purchaser and Seller acknowledge that Purchaser shall deliver Shares to Seller only if such Shares are the subject of Approved Sales (defined below). The net proceeds realized by Seller from the sale of the Shares shall be deducted from the balance of the Note. Seller agrees that it shall sell such Shares only in bona fide private placements which are approved by Purchaser in its absolute discretion to a person or persons not affiliated with, related to, or associated with Seller ("Approved Sales"). Purchaser shall deliver to Seller that number of Shares equal to the number of Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

          (b) If the net proceeds actually received from Approved Sales are less than the amount due under the Note, Purchaser shall also deliver cash to Seller prior to the maturity date of the Note having a value equal to the difference between the amount due under the Note and the net proceeds received from Approved Sales. In the event no Approved Sales occur prior to the maturity date of the Note, the Note shall be payable in cash on or before its stated maturity date. Seller shall use the net proceeds received from Approved Sales first to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property. Notwithstanding the above, if net proceeds received from Approved Sales are insufficient to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property, Purchaser shall set off against amounts due under the Note an amount equal to such insufficiency and Purchaser shall apply such amount to satisfy and release such liens.

          (c) The Note shall be paid pursuant to an escrow agreement to be entered into between Purchaser, Seller and an escrow agent mutually agreed upon by Purchaser and Seller, the form of which is attached hereto as Exhibit T. All costs of such escrow shall be borne by Purchaser.

          (d) Purchaser shall indemnify, defend, and hold Seller harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.


                                  ARTICLE IV

                               INSPECTION PERIOD

     4.1  Inspection Period.  The "Inspection Period" shall be the period from
          -----------------
the date hereof to 11:59 P.M. on June 30, 1996 (provided that such period shall be extended on a day-for-day basis in the event Purchaser does not receive the survey referenced in Section 6.3(a) hereof on or before June 23, 1996).

     4.2  Submittals to Purchaser.  Seller, at its expense, shall deliver (if
          -----------------------
such are within Seller's possession or are reasonably available to Seller) to Purchaser on or before June 26, 1996, true and correct copies of the following:

          (a) the Permits, Hotel Contracts, Employment Arrangements, Employee Benefit Plans, a summary of the amounts, dates, and credit information of Material Bookings (whether for periods before or after the Closing Date), Space Leases and notices of Violations (if any);

          (b) a descriptive summary of the manner in which all Bookings are made, whether oral or written, with or without deposits or firm or contingent commitments for reservations, along with a copy of the written agreements or confirmation letters used in connection with the Bookings;

          (c) a descriptive summary of all pending or threatened litigation listed on Exhibit L;

          (d) the most recent real estate and personal property tax statements for the Property;

          (e) all Documents, including, but not limited to, the plans and specifications;

          (f) the most current inventory of all Fixtures and Tangible Personal Property, Operating Equipment and Consumables;

          (g) all other documents or instruments of record or otherwise relating to the Property available to Seller;

          (h) copies of all financial reports prepared by the accountant for Seller for the fiscal year of Seller for the three (3) years preceding the date hereof ("Submitted Financial Statements"); and

          (i) information reflecting the insurance loss history of the Property for the period from January 1, 1994 to the present and copies of all insurance policies relating to the Property.

     4.3  Review and Inspection.  During the Inspection Period, Purchaser shall
          ---------------------
review the Submittals and shall have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense, except as provided herein. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the Submitted Financial Statements and, in connection therewith, Seller shall supply such documentation as Purchaser or Purchaser's accountants may reasonably request to facilitate such review. Purchaser shall conduct all such inspections and reviews in confidence and so as not to interfere unreasonably with the operation of the Hotel. During the Inspection Period, Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study").

     4.4  Purchaser's Acceptance or Rejection.  If, in its sole and absolute
          -----------------------------------
discretion, Purchaser accepts the condition of the Property and the Submittals, it shall give Seller written notice of such acceptance before expiration of the Inspection Period. If Purchaser shall give Seller a notice of disapproval before expiration of the Inspection Period or fails to give such notice, then, without the necessity of further documentation, this Agreement shall be deemed terminated and the Deposit and all interest earned thereon shall be returned to Purchaser. Purchaser shall pay to Seller the sum of $100.00 as fixed and liquidated compensation for such termination, and neither party shall have any further obligation or liability to the other party hereunder. The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting the inspections contemplated by Section 4.3 and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period. Notwithstanding the above, if the Inspection Period is extended due to Purchaser's receipt of the survey after June 23, 1996, Purchaser may terminate this Agreement pursuant to the terms of this Section 4.4 after June 30, 1996, only due to matters raised on such survey.

     4.5  Extension of Inspection Period.   Purchaser shall have the option to
          -------------------------------
extend the Inspection Period to July 15, 1996, subject to the following provisions:

          (a) Purchaser shall notify Seller on or before June 30, 1996 of Purchaser's exercise of its option to extend the Inspection Period; and

          (b) Purchaser shall deliver to Seller $25,000.00 which shall be earned by Seller but treated as an additional Deposit provided, however, that such additional Deposit shall not be subject to return to Purchaser pursuant to the terms of Section 4.4 hereof.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     5.1  Representations and Warranties of Seller.  Seller hereby represents
          -----------------------------------------
and warrants the following to Purchaser:

          (a)  Due Organization, etc. Seller is a Nevada corporation duly formed
               ---------------------
and validly existing in good standing under the laws of its state of formation and has full power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign, and deliver the Property to Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. This Agreement has been duly authorized by all requisite action on the part of Seller. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (other than the issuance and sale of Shares pursuant to the Note), except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which Seller is a party or by which it or the Property is bound.

          (b)  Intentionally Omitted.

          (c)  Title to Personal Property.  Seller has good and marketable title
               --------------------------
to the Personal Property, subject only to the Permitted Exceptions. All items of Personal Property have been fully paid for to the extent that normal business practice permits, except those items which are subject to installment payments and with respect to which there are no installments due which are delinquent.

          (d)  Permits.  To Seller's knowledge, (i) Exhibit F identifies all
               -------
existing Permits and is complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Hotel; (iii) no default has occurred in the due observance or condition of any Permit which has not been heretofore corrected; and (iv) no Space Lessee has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel or any other operation connected therewith.

          (e)  Hotel Contracts.  Exhibit G identifies all material Hotel
               ---------------
Contracts and the information noted therein is complete and correct in all material respects. Except as disclosed in Exhibit G, there is no default under any Hotel Contract. Seller has provided (or will provide during the Inspection Period) true and correct copies of all Hotel Contracts to Purchaser. Each Hotel Contract (other than the Hotel Contracts designated as Material Contracts on Exhibit G) may be cancelled upon 30 days' or less notice without penalty or premium payment.

          (f)  Hotel Names.  Exhibit O hereto identifies all Hotel Names and is
               -----------
complete and correct in all respects. Seller has not received any notice that the use of any thereof infringes on the rights of a third party.

          (g)  Space Leases.  Exhibit J identifies all Space Leases and is
               ------------
complete and correct in all material respects. Except as disclosed in Exhibit J, there is no default, under any Space Lease. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all Space Leases. Seller owns all right, title and interest of the lessor under each Space Lease.

          (h)  Commissions, etc.  Except as may be disclosed on Exhibits G or J
               ----------------
and other than in the ordinary course of business in connection with Bookings, there are no commissions or referral fees relating to the Hotel currently outstanding, nor will there be any such commissions or referral fees outstanding, on or before the Closing Date. Seller has not entered into any agreements with any referral organization or booking agent which contain any obligations that extend beyond the Closing Date.

          (i)  Impositions.
               -----------

               (i) Except as described on Exhibit N hereto, Seller has timely filed all returns and reports for sales, use and property taxes required to be filed by it with respect to the operation of the Property and has paid in full or made adequate provision by the establishment of reserves for Impositions which have become due with respect to the operation of the Property. There is no sales, use or property tax deficiency proposed or threatened against Seller with respect to the operation of the Property. There are no tax liens upon any property or assets of Seller. Seller has made all payments of sales, use and property taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Property.

               (ii) Impositions which Seller was required by law to withhold or to collect with respect to the Property have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment, and all such withholdings and collections and all other payments due in connection therewith as of the date of the Submitted Financial Statements are duly reflected on the Submitted Financial Statements.

               (iii) Seller is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local sales, use or property taxing authority.

          (j)  Fixtures, Tangible Personal Property, etc.  Each guest room
               -----------------------------------------
contains furniture and furnishings consistent with Seller's historical furnishing of such guest rooms. The quantities of Fixtures and Tangible Personal Property, Consumables and Operating Equipment in the Hotel, including physical reserves, are sufficient for the proper and efficient operation of the Hotel in accordance with the standards of operation heretofore maintained by Seller. Seller shall continue to maintain the same at a level consistent with the average maintenance for the 12 months preceding the date hereof until the Cut-off Time.

          (k)  Submitted Financial Statements.  The Submitted Financial
               ------------------------------
Statements for the Hotel (which shall include the income of restaurants, bars, retail rental space and garage portions of the Hotel, if any) fairly present the results of operation of the Hotel for the periods indicated, and, except as set forth as Exhibit D, were prepared in accordance with generally accepted accounting principles, on a consistent basis, and there has been no material adverse change in the results of the operations of the Hotel since the statement dated for the period ended December 31, 1995.

          (l)  Bookings.  Exhibit I identifies all Bookings for periods from and
               --------
after the date hereof.

          (m)  Pending Litigation.  Except as described in Exhibit L, there are
               ------------------
no actions, suits, or proceedings, pending or to Seller's knowledge threatened against Seller or affecting any of Seller's rights, in each case, with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceedings. Except as noted in Exhibit K, to Seller's knowledge the Hotel complies with all Legal Requirements. Except as noted in Exhibit K, Seller has not received any notice of any Violation of a Legal Requirement which has not been heretofore corrected. Prior to the Closing Date, any uncured Violations listed in Exhibit K and any other Violations that arise shall be cured by Seller at its sole expense.

          (n)  Condemnation.  To the knowledge of Seller, there are no pending,
               ------------
or, threatened, condemnation proceedings or condemnation actions against the Real Property or any of the rights-of-way located adjacent thereto.

          (o)  Intentionally Omitted.

          (p)  Assessments.  To Seller's knowledge, no governmental assessment
               -----------
for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or threatened, except as may be set forth on Exhibit C.

          (q)  Labor Disputes.  During the three (3) years preceding the date
               --------------
hereof, Seller has not experienced any labor disputes or labor trouble other than routine grievances or organizational efforts, none of which have had a material adverse effect on the operations of the Property.

          (r)  Employees.  Exhibit H is a complete list of all Employees with
               ---------
their salaries, position and terms of employment; and (i) except as set forth on Exhibit H, Seller is not a party to any Employment Arrangement and no union is presently serving as collective bargaining agent for any Employees; (ii) to the best of Seller's knowledge, no union presently is conducting or planning to conduct an organizational campaign for any Employees; and (iii) with the exception of the Employee Benefit Plans listed on Exhibit P, there is no pension, profit-sharing, bonus or other employee benefit plan relating to current or past Employees.

          (s)  Utilities.  All utility equipment and facilities required for the
               ---------
operation and use of the Hotel are located on the Property and all agreements for providing utilities are with direct providers.

          (t)  Material Changes.  There are no facts or circumstances having
               ----------------
specific application to the Hotel (other than general economic or industry conditions) not disclosed to Purchaser of which Seller has knowledge, which have or could have a material adverse effect upon the Hotel. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same prior to the Closing Date.

          (u)  Environmental Matters.
               ---------------------

               (i) Seller has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose (as hereinafter defined) of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in a manner giving rise to any liability whatsoever. Seller has not stored, handled, treated, or disposed of, nor allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 5.1(u), the term "Hazardous Substances" shall include, without limitation, any material or substance that is one or more of the following: (i) defined as a conventional, hazardous, toxic, regulated or solid pollutant, contaminant, substance or waste pursuant to any Environmental Law (as hereinafter defined), (ii) petroleum, (iii) asbestos, (iv) corrosive, toxic, flammable, explosive, reactive, mutagenic, carcinogenic, infectious or radioactive, (v) materials mixed with, containing or derived from any of the foregoing or (xvii) any material which is or becomes regulated by any Environmental Law which is released (as hereinafter defined) at or from the Real Property or which has migrated to or from the Real Property or is found on the Real Property or any other site affected by such release at, to, on or from the Real Property. The terms release(d), transport(ed), store(d), treat(ed), handle(d), arrange(d), dispose(d) and disposal shall have the meanings assigned by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq. (42 U.S.C.A. Section 6903 ("RCRA").

               (ii) To Seller's knowledge, there has not occurred during Seller's occupancy nor is there currently occurring, a release of any Hazardous Substance to, from, on, into, or beneath the surface of the Land.

               (iii) The Seller has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received written notice, nor does it have knowledge of any facts which could give rise to any written notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Seller has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA, or pursuant to any federal, state or local requirement for notification of a release with respect to the Real Property. Seller has not received any written request for information from any federal, state or local governmental authority in connection with any release. Seller has not been required to or has not undertaken any response, investigation, monitoring, or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

               (iv) Seller does not use, and has not used, any Underground Storage Tanks, and there are not now nor to Seller's knowledge have there ever been any Underground Storage Tanks on the Land. For purposes of this
     Section 5.1(u)(iv), the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

               (v)     There is no asbestos in or on the Real Property.

               (vi) Seller has not received written notice of any violation, noncompliance or breach of any environmental or worker safety laws or regulations which require any work, repairs, construction, or capital expenditures with respect to the assets or properties of Seller.

               (vii) Exhibit U identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by Seller or its respective agents or known to have been undertaken by or at the order or request of governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring or investigation undertaken with respect to the Real Property; (iii) all written communications between Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

               (viii)  Seller's Environmental Indemnity.

                       (a)  Definitions. Notwithstanding anything
                            -----------
          contained in this Agreement to the contrary, for purposes of this Agreement the following terms shall have the following meanings:

                       "Environmental Claim" means any written claim,
                        -------------------
          demand, notice of violation, injunction or order for personal injury, including sickness, disease or death, tangible or intangible property damage, environmental stigma, lost profits or other business losses, impaired financial value, damage to the environment, nuisance, pollution, contamination or reimbursement of cleanup costs or other adverse effects on the environment, or for fines, penalties or restrictions, arising or resulting from, based on, caused by or related to the existence or the continuation of the existence of Hazardous Substances made, asserted or prosecuted by or on behalf of any third party. Environmental Claim shall include, without limitation, any costs or expenses incurred to investigate, contain, remove, remedy, treat, or monitor any Hazardous Substances and any media, including soil and groundwater, impacted by Hazardous Substances, as required by any Environmental Law or by regulatory enforcement officials acting under or pursuant to any Environmental Law, or by federal or state courts, lost profits, loss of use, diminution in value, liens against the Real Property relating to Hazardous Substances and any failure or defect in title to the Real Property occasioned by the migration from or presence of Hazardous Substances or Seller's failure to comply with any Environmental Law.

                       "Environmental Law" means any federal, state,
                        -----------------
          or local statute, ordinance, rule, regulation, order, consent decree, judgment or common law doctrine, or interpretation thereof, as amended, and provisions and conditions of permits, licenses and other operating authorizations, as amended, related to protection, remediation or restoration of the environment, including natural resources, or protection of human health, worker safety, industrial, agricultural or silvicultural chemicals, pesticides, insecticides, fungicides, rodenticides, fertilizers, toxic substances, surface, subsurface or drinking water, food, drugs, or cosmetics or related to cleanup, fines, orders, injunctions, penalties, notification, contribution, cost recovery, losses or injuries to person or property resulting from contamination or pollution or hazards to human health or welfare or the environment which are now or may hereafter become in effect including, without limitation, CERCLA and RCRA, (collectively, as amended and together with all regulations promulgated thereunder, "Environmental Laws").

                       (b)  Indemnification. Seller shall defend,
                            ---------------
          indemnify and hold harmless Purchaser, its nominees, officers, directors, agents, employees, successors, lenders, assigns, affiliates, subsidiaries, parent companies (if any), shareholders, lenders, representatives and the successors an d assigns of all of the foregoing from and against:

                       1.   Environmental Claims; and

                       2. Fines and penalties imposed on Purchaser, its successors, assigns, parents, subsidiaries, officers, directors, shareholders, agents, employees, lenders and representatives and the successors and assigns of all of the foregoing as a result of a violation by Seller of any Environmental Law arising from or related to any Hazardous Substances; and/or

                       3. Any breach of any of representations and warranties of Seller set out herein at Section 5.1(u)(i) through 5.1(u)(vii).

                       (c)  Discharge of Environmental Claims. In the
                            ---------------------------------
          event that Purchaser notifies Seller of any claim that may be subject to an indemnification obligation under this
          Section 5.1(u), Seller shall, within thirty (30) days from the date of receipt of notice, acknowledge and assume the liability asserted. During such thirty

          (30) day period, Purchaser shall not take any action or incur any expense with respect to the claim, except to the extent that such action or expense is legally required or reasonably necessary under the circumstances.

                       Seller shall have the right and obligation to control, manage and direct all discussions, proceedings and activities regarding the satisfaction or discharge of any claim which is assumed by Seller or any liability or obligation that such a claim seeks to impose on Seller.

                       Purchaser shall have the right, at its own expense, to consult with Seller, through counsel or otherwise, with respect to all meetings and proceedings with adverse parties or governmental authorities regarding any Environmental Claim and with respect to all activities pertaining to that matter. Prior to initiating or participating in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, Seller shall consult with Purchaser. This right of consultation shall not apply to confidential meetings or documents in cases where Seller or Purchaser are disputing or litigating claims against each other in a judicial or administrative proceeding. Seller shall promptly notify Purchaser in writing before Seller initiates or participates in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, including without limitation decisions or discussions concerning matters not covered by this Agreement. Purchaser shall have the right, but not the obligation, to participate in such meetings or proceedings.

                       (d)  Remedies. If Seller fails to perform its
                            --------
          obligations under this Section 5.1(u), Purchaser may, at its option (1) bring an action for injunction or specific performance of this Section 5.1(u) or this Agreement, and in such action, recover damages suffered by Purchaser as a result of Seller's breach or delay in performing its obligations, or (2) bring an action for damages for Seller's breach of its obligations, or (3) bring an action for response costs or other relief under federal or state environmental laws or regulations, or (4) any combination of the above. In the event that Purchaser prevails in such an action, it shall be entitled to recover from Seller the costs and expenses of bringing the action, including reasonable attorneys' fees. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair any such right or remedy or be construed as a waiver of such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition of this Agreement. All rights, powers, options or remedies afforded to Purchaser either under this Section 5.1(u) or this Agreement or by law or by equity, shall be cumulative and not alternative and the exercise of any right, power, privilege or remedy shall not bar other rights, powers, privileges or remedies.

                       (e)  Survival. Seller's obligations under this
                            --------
          Section 5.1(u) shall survive (i) the closing of the sale that is the subject of this Agreement for a period of two
          (2) years and (ii) the termination of this Agreement. All claims for indemnification pursuant to this Section 5.1(u) must be made within two (2) years from the Closing Date.

          (v)  Intentionally Omitted.

          (w)  Documents.  Seller has made available to Purchaser all of the
               ---------
Documents; Seller knows of no other document or instrument relating to the Hotel, or the ownership or operation thereof.

          (x)  Seller's Knowledge.  For the purposes of this Section 5.1, the
               ------------------
phrases "to the best of Seller's knowledge," "to Seller's knowledge" and similar phrases shall imply a reasonable inquiry by Seller of its employees (but shall not require Seller to hire third party consultants).

          (y)  Third Party Property.  Seller is not in possession of any
               --------------------
property owned by third parties other than (i) property leased by Seller pursuant to leases disclosed to Purchaser pursuant to this Agreement; (ii) baggage of current guests which has been checked with or left in the care of Seller; and (iii) contents in safe deposit boxes deposited by current guests.

          (z)  Investment Representations.  Seller represents that it and its
               --------------------------
shareholders have received a prospectus of Parent dated June 17, 1996.

          (aa) Notices.  No filing is required with any state or local taxing
               --------
authority as a result of the bulk sale of Seller's business assets.

     5.2  Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants the following to Seller:

          (a)  Authority.  Purchaser has all requisite power and authority to
               ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

          (b)  No Conflict. The execution and delivery of this Agreement and the
               -----------
consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Purchaser is a party or by which it is bound.

          (c)  Parent Shares.  The Shares have been registered by the Parent
               -------------
pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Seller in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock. At Closing, the Registration Statement shall have been declared effective under the 1933 Act and the Parent shall be in compliance with the undertakings contained in the Registration Statement


     5.3  Duration of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date.


                                  ARTICLE VI

                                CLOSING MATTERS

     6.1  Closing.  The closing of the transaction contemplated hereby (the
          -------
"Closing") shall take place at the offices of the Title Company on July 15, 1996 (the "Closing Date") unless Purchaser extended the Inspection Period pursuant to
Section 4.5 hereof, in which event the Closing Date shall be July 31, 1996, or such other date as may be mutually agreed by the parties.

     6.2  Manner of Closing.  The transaction shall be closed with the
          -----------------
concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 7.1(e) and the payment of the Purchase Price.

     6.3  Survey, Title Commitment and Searches.
          -------------------------------------

          (a)  Survey.  Purchaser intends to obtain a plat of survey ("Survey")
               ------
of the Property prepared by a surveyor licensed by the State of Nevada, in conformity with Class A minimum detail requirements and the current standards for Land Title Surveys of the American Title

Association and American Congress on Surveying and Mapping and such standards as are required by the Title Insurer as a condition to the removal of any survey exceptions from the Title Commitment, certified to Purchaser, Parent, its lender, if any, and the Title Insurer after the date hereof, showing, without limitation of the foregoing requirements, the following information with respect to the Property:

               (i)     the legal description and boundaries thereof;

               (ii) the location and street and common addresses of all improvements situated thereon;

               (iii) the location, course and recording numbers, if applicable, of all water, gas, electric, sewer line and other easements, either visible or recorded, and party walls;

               (iv) public and private streets, roads, alleys and highways and their common or official names;

               (v) record and physical access to and from a public road or way;

               (vi) no encroachments thereon or by any Improvements located thereon on adjacent property;

               (vii) the amount of gross square feet and net square feet (that is, after deducting the area of that portion of the Property, if any, lying in the existing or proposed right-of-way of a public street or road) contained in the Real Property;

               (viii) building lines or other restrictions affecting the Property; and

               (ix) whether any portion of the Property is located in an area designated as being subject to flood hazards or flood risks or wetlands by any agency of the United States of America.

          (b)  Title Commitment.  Seller shall deliver to Purchaser, on or
               ----------------
before June 23, 1996, a title commitment for an ALTA Owner's Insurance Policy issued by the Title Company ("Title Commitment") showing title to the Real Property in the Seller, subject only to the Permitted Exceptions, containing full extended coverage over all general exceptions, a 3.1 zoning endorsement (amended to include parking), location, survey and contiguity endorsements, an endorsement that the real estate tax bills for the Property do not include taxes pertaining to other real estate, and such other endorsements as may be reasonably requested by Purchaser, and dated after the date hereof. Seller shall also deliver full and legible copies of all documents ("Title Papers") referred to in the Title Commitment.

          (c)  Defects.  If the Survey, Title Commitment, or UCC, judgment, and
               -------
tax lien searches on the names of Seller (collectively, "Title Documents") shall reflect any facts that would result in a Title Defect, Seller shall have thirty
(30) days from the expiration of the Inspection Period within which to cure or remove the Title Defect. Seller shall be obligated to remove mortgages, deeds of trust and other liens or encumbrances for the payment of money of a definite and ascertainable amount, which the parties agree may be removed by the use of the proceeds of sale at Closing as provided in Section 6.3(d) below. In the alternative, Seller may make arrangements satisfactory to the Title Company for the cure (including insurance over) or removal of record of any such Title Defect. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the thirtieth (30th) day, the Purchaser shall either:
(i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the Deposit and all interest earned thereon shall be returned to Purchaser and the parties shall have no further obligation or liability to each other hereunder; or (ii) accept the Title Commitment, Survey, or Searches as is, with the right, however, to deduct the amount of Title Defects represented by liens or encumbrances for the payment of money of a definite or ascertainable amount from the Purchase Price payable at Closing (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions and Exhibit C shall be amended, if necessary, to include such additional Permitted Exceptions. Election No. 2 shall be made by the Purchaser giving Seller written notice thereof within five (5) days after notice of Seller's inability to cure or remove the Title Defect and in the absence of notice of Election No. 2 within such five (5) day period, Purchaser shall be deemed to have elected Election No.
1. In the event Purchaser elects Election No. 1 and a Title Defect was created or consented to by Seller, Purchaser shall be paid by Seller the actual costs of Purchaser's investigation not to exceed $25,000.00 in addition to recovery of the Deposit.

          (d)  Removal of Liens, etc.  If on the Closing Date there shall be any
               ---------------------
Title Defect created to secure the payment of money, then Seller shall either
(a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company, in advance of Closing, whereby Seller will deposit with the Title Company sufficient monies, acceptable to the Title Company to induce the Title Company to issue the Title Policy to Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect. Purchaser agrees to provide at Closing separate certified checks as requested, to facilitate the satisfaction of any such Title Defects, if request is made within a reasonable time prior to the Closing Date. The existence of any Title Defects capable of satisfaction by the payment of money shall not be deemed to be Title Defects for the purposes of cure periods, as discussed supra in Section 6.3(c), if Seller shall comply with the foregoing
          -----
requirements.

                                  ARTICLE VII

                              CLOSING DELIVERIES

     7.1  Seller's Deliveries.  At Closing, Seller shall deliver, or cause to be
          -------------------
delivered to Purchaser, the following, each of which shall be in form and substance reasonably acceptable to counsel for Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

          (a) a recordable grant, bargain, and sale deed from Seller to Purchaser subject only to the Permitted Exceptions;

          (b) a Bill of Sale, with special covenants of title, transferring to Purchaser all of Seller's right, title and interest in and to each and every item of Fixtures and Tangible Personal Property, Documents, Consumables and Operating Equipment to be transferred hereunder subject only to Permitted Exceptions, and with respect to any vehicles included therein, such separate forms of assignment as are required to be filed with any governmental agency to effect such change in registration of ownership;

          (c) all of the Bookings, Hotel Contracts, Space Leases, Permits and other tangible Miscellaneous Hotel Assets, together with an Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits) and all other Miscellaneous Hotel Assets;

          (d)  the certificates referred to in Section 10.1(b) hereof;

          (e)  a FIRPTA Certificate;

          (f)  evidence of termination of the Employees;

          (g)  the opinion of Seller's counsel as provided by Section 10.1(c);

          (h) certified copies of resolutions of the shareholders and directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (i) a certificate of the secretary of Seller, dated as of the Closing Date, certifying the incumbency of the officer(s) of Seller executing the documents delivered by Seller pursuant to this Agreement;

          (j) a Non-Compete Agreement substantially in the form of Exhibit R executed by Michael J. Mona, Jr. and Rhonda H. Mona; and

          (k) evidence, satisfactory to Purchaser, of the termination of all management agreements and other management arrangements with respect to the Hotel.

     7.2  Purchaser's Deliveries.  At the Closing, Purchaser shall cause to be
          ----------------------
delivered to Seller:

          (a)  the Note;

          (b)  the certificate referred to in Section 9.1(b) hereof;

          (c) the opinion of Purchaser's counsel as provided by Section 9.1(c); and

          (d)  the written undertaking of Purchaser as provided by Section
9.1(d).

     7.3  Concurrent Transactions.  All documents or other deliveries required
          -----------------------
to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4  Further Assurances.  Seller and Purchaser will, at the Closing, or at
          ------------------
any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser, hereunder.

     7.5  Possession.  Possession of the Property shall be delivered at Closing.
          ----------
Subject to the provisions of Section 17.1(e), Excluded Assets (other than any thereof under leases to be assumed by Purchaser) shall be removed from the Hotel by Seller, at its expense, on or before the Closing Date. Seller, at its expense shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.


                                 ARTICLE VIII

                          ADJUSTMENTS AND PRORATIONS

     8.1  Adjustments and Prorations.  The following matters and items shall be
          --------------------------
apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

          (a)  Down Payments for Reservations.  Any pre-closing down payments
               ------------------------------
made to Seller on confirmed reservations for dates after the Closing Date will be credited to Purchaser as of the Closing. Any post-closing down payments made to Seller on confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

          (b)  Taxes and Assessments.  All ad valorem taxes, special or general
               ---------------------
assessments, personal property taxes, attorneys' fees directly related to the reduction of taxes or assessments, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees. If the amount of any such item is not ascertainable on the date the proration schedule is completed pursuant to Section 8.3, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Notwithstanding the above, special real property tax assessments for which the work is substantially completed as of the Closing Date shall be paid by Seller.

          (c)  Utility Contracts.  Telephone and telex contracts and contracts
               -----------------
for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

          (d)  Hotel Contracts and Space Leases.  Any amounts prepaid or payable
               --------------------------------
under any Hotel Contracts and Space Leases shall be apportioned between the parties. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

          (e)  License Fees.  Fees paid or payable for Permits (other than
               ------------
Excluded Permits) shall be apportioned between the parties.

          (f)  Hotel Matters.
               -------------

               (i) Advance payments, if any, under Bookings for Hotel facilities (which shall include prepaid amounts by current guests);

               (ii)   Coin machine, telephone, washroom and checkroom income;
     and

               (iii)  Commissions to credit and referral organizations.

          (g)  Employment Arrangements.  Seller shall be responsible for, and
               -----------------------
shall pay when due, all Compensation of Employees. Purchaser assumes no Employment Arrangements or other obligation with respect to any Employee Benefits, all of which, together with any sums due any Employee as a consequence of the termination of his employment, shall be the responsibility of Seller.

          (h)  Consumable Items.  The cost of any Consumables or Operating
               ----------------
Equipment which are at a level below the level required to be maintained under this Agreement shall be credited to Purchaser.

          (i)  Other.  Such other items as are provided for in this Agreement or
               -----
as are normally prorated and adjusted in the sale of a hotel, including without limitation, all petty cash funds and cash in house banks, and all deposits and prepaid items which inure to the benefit of the Purchaser.

     8.2  Receivables.  Purchaser is not purchasing any of the receivables of
          -----------
the Hotel and Seller shall be solely responsible for the collection of accounts receivable arising prior to the Closing Date. If Purchaser shall receive any payment made on any unpurchased accounts receivable within ninety (90) days after the Closing Date, it shall promptly remit such payment to Seller. With regard to any collection made from any person or entity who is indebted to the Hotel both with respect to accounts receivable accruing prior to the Closing Date and to the accounts receivable accruing subsequent to the Closing Date, such collection shall be applied as designated by the payor, but if there is no designation, then any such collections received within ninety (90) days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

     8.3  Proration Schedule.
          ------------------

          (a)  Preparation and Review.  A schedule setting forth the adjustments
               ----------------------
and prorations to be made pursuant to Section 8.1 above shall be prepared by Purchaser and forwarded to Seller within thirty (30) days after the Closing Date. Seller shall be afforded the opportunity to review all work papers and computations used by Purchaser in the preparation of the adjustments and prorations. The schedule as delivered shall be deemed accepted by Seller except to the extent, if any, that Seller, within ten (10) days after the date of delivery thereof to Seller, has delivered a written notice to Purchaser stating any exceptions Seller may have to such schedule. If within such period Seller shall give written notice to Purchaser of any exceptions to the schedule as delivered by Purchaser, the parties shall attempt to resolve all of the exceptions. To the extent that any such exceptions are not resolved within fifteen (15) days after the delivery to Purchaser of Seller's exceptions to the schedule, such differences shall be submitted as soon as practicable thereafter to such "Big Six" accounting firm upon which the parties shall agree, for final determination thereof. If the parties are not able to agree upon an accounting firm, each shall designate a "Big Six" accounting firm and give written notice to the other of the name and address of the firm so designated. The two firms shall consult with each other and, if possible, determine the exceptions in question by mutual agreement, and their determination so agreed upon, if certified to the parties prior to their reaching agreement independently of arbitration, shall be final and conclusive. If the two firms are not able to agree upon the exceptions in question, they jointly shall designate a third firm whose determination concerning the exceptions shall be final and conclusive, if certified to the parties prior to their reaching agreement independent of arbitration. Any determination by such accounting firm(s) as to the proper determination of any such item submitted to it for determination shall be conclusive and binding upon the parties for purposes of this Agreement. Seller and Purchaser shall each pay one-half of such fees charged by such accounting firm(s) in connection with any matter submitted to it hereunder.

          (b)  Payment of Adjustments.  The net amount due pursuant to the
               ----------------------
adjustments and prorations made as required by this Section 8.3 shall be paid by cash or bank cashier's check payable in immediately available funds in United States currency to the order of the party to whom the same shall be due upon final determination of the adjustments and prorations required hereunder. Seller agrees that prior to the time that payment is made pursuant to Section 8.3(b), it shall not make final liquidating distributions.

          (c)  Period for Recalculation.  Notwithstanding the foregoing, if at
               ------------------------
any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the prorations but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the prorations. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.


                                  ARTICLE IX

                      CONDITIONS TO SELLER'S OBLIGATIONS

     9.1  Conditions.  Seller's obligation to close hereunder shall be subject
          ----------
to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

          (a)  Purchaser's Compliance with Obligations.  Purchaser shall have
               ---------------------------------------
complied with all obligations required by this Agreement to be complied with by Purchaser.

          (b)  Truth of Purchaser's Representations and Warranties. The
               ---------------------------------------------------
representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

          (c)  Opinion of Purchaser's Counsel. Purchaser shall have delivered to
               ------------------------------
Seller a favorable written opinion of Pedersen & Houpt in connection with this transaction, dated the Closing Date, as to (i) the power and authority of Purchaser to execute and deliver this Agreement, (ii) the due authorization, execution and delivery by Purchaser of this Agreement, and (iii) the legality, validity and, as to Purchaser, the binding effect of this Agreement (subject to the effect of bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Opinion of Purchaser's Securities Counsel.  Purchaser shall have
               -----------------------------------------
delivered to Seller the written undertaking of Purchaser to provide to Seller the favorable written opinion of Bell, Boyd & Lloyd, dated at the time of each Approved Sale, that such Approved Sale complies or will comply with the requirements of this Agreement, the 1933 Act and any state blue sky or other securities laws applicable to the Approved Sale.

          (e)  Delivery of Current Prospectus.  Seller shall have received
               ------------------------------
Parent's current, effective prospectus that does not reflect any material adverse change from the prospectus of Parent dated June 17, 1996.

     9.2  Failure of Conditions.  If any of the conditions enumerated in Section
          ---------------------
9.1 are not fulfilled and, as a consequence thereof, Seller elects to terminate this Agreement, such failure shall be deemed a default by Purchaser hereunder and the consequences thereof shall be governed by the provisions of Section 3.2.


                                  ARTICLE X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     10.1 Conditions.  Purchaser's obligation to close hereunder shall be
          ----------
subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

          (a)  Seller's Compliance with Obligations.  Seller shall have complied
               ------------------------------------
with all obligations required by this Agreement to be complied with by Seller.

          (b)  Truth of Seller's Representations and Warranties. The
               ------------------------------------------------
representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Purchaser shall have received a certificate to that effect signed by an authorized agent of Seller.

          (c)  Opinion of Seller's Counsel.  There shall have been delivered to
               ---------------------------
Purchaser a favorable opinion of Jones, Jones, Close & Brown, counsel to Seller in connection with this transaction, dated the Closing Date as to (i) the power and authority of Seller to execute and deliver this Agreement; (ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof; and (iii) the legality, validity and, as to Seller, the binding effect of this Agreement and all other documents required to be executed and delivered by Seller pursuant to
Section 7.1 hereof (subject in each case to the effect of bankruptcy and similar laws affecting creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Estoppel Certificates--Hotel Contracts.  Purchaser shall notify
               --------------------------------------
Seller, in writing at least thirty (30) days prior to the Closing Date, of the Material Contracts for which Purchaser requires estoppel certificates. Each of said estoppel certificates shall be in writing from the parties to such Material Contract stating that such Material Contract is in full force and effect, has not been amended or modified except as therein indicated, that such party consents to the assignment to Purchaser and that no party is then in default under such Material Contract (or if any default is known to exist, or would arise with the giving of notice or the passage of time, stating the nature of such default). The estoppel certificates herein referred to shall be in form and substance reasonably satisfactory to Purchaser and dated not more than thirty (30) days prior to the Closing Date.

          (e)  No Pending Adverse Litigation.  On the Closing Date, there shall
               -----------------------------
not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations or cash flow of the Hotel, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Hotel in the manner contemplated hereby, other than those matters previously disclosed and approved by Purchaser.

          (f)  Related Transactions.  The transactions contemplated by (i) the
               --------------------
certain Agreement to Purchase Hotel of even date herewith by and between Boulder Manor, Inc. and ESA Properties, Inc., (ii) the certain Agreement to Purchase Hotel of even date herewith by and between St. Louis Manor, Inc. and ESA Properties, Inc., and (iii) the certain Agreement to Purchase Hotel of even date herewith by and between Santa Fe Springs Partners and ESA Properties, Inc., shall have been consummated.

          (g)  Title Policy.  Purchaser shall have received an ALTA Owner's
               ------------
Insurance Policy issued by the Title Company in exact conformity with the Title Commitment in favor of Purchaser, in the amount of the Purchase Price, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject only to Permitted Exceptions (the "Title Policy").

          10.2 Failure of Conditions.  If any of the conditions enumerated
               ---------------------
in subsections (d)
and (e), of Section 10.1 are not fulfilled, then the sole remedy of Purchaser shall be to terminate this Agreement (whereupon the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability hereunder), unless the failure to fulfill such condition constitutes, or results from, either (i) a material breach of an express representation or warranty made by Seller hereunder, or (ii) a material default of an express covenant made by Seller hereunder, in which event Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity. If any of the conditions enumerated in subsections (a), (b) and (c) of Section 10.1 are not fulfilled and, as a consequence thereof, Purchaser elects to terminate this Agreement, such failure shall be deemed a default by Seller hereunder, the Deposit and all interest earned thereon referred to in Section 3.2 shall be promptly returned to Purchaser, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

                                  ARTICLE XI

                    ACTIONS AND OPERATIONS PENDING CLOSING

     11.1 Actions and Operations Pending Closing. Seller agrees that after the
          --------------------------------------
expiration of the Inspection Period and until the Closing Date:

          (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

          (b) Seller will not enter into any new Material Contract or Space Lease, or cancel, modify or renew any existing Material Contract or Space Lease, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser fails to respond to a request for consent within 15 business days after receipt of such request, such consent shall be deemed given.

          (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates including customary discounted rates. Additionally, Seller agrees to entertain in good faith Purchaser's suggestions relating to the policy of the Hotel with respect to future Bookings and extension of credit.

          (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

          (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

          (f) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

          (g) Seller will not dispose of any of the Property, except in the ordinary course of business and in accordance with this Agreement.

          (h) Seller shall allow Purchaser and its agents or representatives to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request, provided such inspection does not unreasonably interfere with the continued operation of the Hotel in the ordinary course of business. Purchaser shall also have the right to have, and Seller shall provide accommodations for, a full-time on-site representative to observe the operations of the Hotel. Such accommodations shall be rent-free except for those nights when all other guest rooms at the Hotel are fully occupied, in which event Purchaser shall reimburse Seller for such nights at the Hotel's lowest corporate rate for such accommodations. Purchaser agrees that the results of all such observations will be treated as confidential, and Purchaser shall not disclose the same to any other person or entity except for Purchaser's counsel, accountants, and other agents or representatives consulted in connection with the acquisition of the Hotel. In the event that the sale is not consummated, any and all Documents, reports, financial and operating information obtained by Purchaser or its representatives shall be returned to the Seller.


                                  ARTICLE XII

                            CASUALTIES AND TAKINGS

     12.1 Casualties.
          ----------

          (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000.00), Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or
(ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage and acquire the Property without any adjustment in the purchase price provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

          (b) If, in the reasonable business judgment of the insurance adjuster or other representative of the insurer of the Property, the cost of repairing such damage will not exceed Fifty Thousand Dollars ($50,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

     12.2 Takings.  In the event of the actual or threatened taking (either
          -------
temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Property, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Hotel substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.


                                 ARTICLE XIII

                                   EMPLOYEES

     13.1 Employees, Compensation and Indemnification.  Purchaser shall have the
          -------------------------------------------
continuing right to review all employment records and files of, and to interview, Employees. Seller shall terminate its employer-employee relationship with all Employees as of the Cut-off Time. Seller shall be solely responsible for all Compensation and other liabilities with respect to Employees and liabilities and obligations to Employees pursuant to any Employment Arrangement. Purchaser shall not be responsible for any such liability or obligations and Seller agrees to indemnify and hold Purchaser harmless from and against any such liability or obligations. All Compensation, obligations, liabilities and claims (including any under the Fair Labor Standards Act) to or by any Employee of Seller arising or occurring prior to the Cut-off Time shall be the responsibility of Seller. Purchaser shall not be responsible for any Compensation thereof and Seller agrees to indemnify and hold Purchaser harmless from and against same. Purchaser shall not assume or be liable upon any Employment Arrangement of Seller.


                                 ARTICLE XIV

                                  INDEMNITIES

     14.1 Seller's Indemnity.  Seller agrees to indemnify, defend (with
          ------------------
Purchaser having the
right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against and with respect to the following:

          (a) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising ("Indemnifiable Damages"), in any way related to the Property and arising or accruing on or before the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); without limitation on the generality of the foregoing, Seller indemnifies Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses (including reasonable attorneys' fees) heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

          (b) any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any obligation of Seller under this Agreement; and

          (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.2 Purchaser's Indemnity. Purchaser agrees to indemnify, defend (with
          ---------------------
Seller having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

          (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser under this Agreement;

          (b) any injury to person or property causing any loss or damage to Seller resulting from or arising out of work performed by Purchaser pursuant to
Section 11.1(h) hereof;

          (c) any and all Indemnifiable Damages in any way related to the Property and arising or accruing after the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); and

          (d) all costs and expenses, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.3 Notice of Claims.  Seller and Purchaser, as applicable, shall
          ----------------
promptly notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.

                                  ARTICLE XV

                            SECURITIES LAW MATTERS

     15.1 Disposition of Shares. The Seller represents and warrants that the
          ---------------------
Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case the Seller shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) the Registration Statement provided that (a) sales pursuant to the Registration Statement are made to or through a broker, dealer, or market maker, (b) in connection with such sales, the Seller delivers a copy of a current Prospectus forming a part of the Registration Statement which prospectus identifies the Seller as being able to use such Prospectus to make resales in the public market of Shares acquired pursuant to this Agreement, and (c) the Seller notifies the Parent in writing at least five business days prior to the first day the Seller intends to execute a sale transaction of the Shares pursuant to the Registration Statement and the Parent consents in writing to such sale. The Seller hereby acknowledges that the Parent is entitled in its absolute discretion to withhold such consent if, and for such period of time as, in the opinion of the management of the Parent, (i) securities laws applicable to such sale of Shares by the Seller pursuant to the Registration Statement would require the Parent to disclose material non-public information, or (ii) such sale would occur during (a) the measurement period for determining the amount of Common Stock or other consideration, the amount of which will be based on the price of the Common Stock, to be paid in connection with the acquisition of a business or assets to which the Parent or any of its subsidiaries is a party or (b) the marketing period of an offering of securities of the Parent.

     15.2 Acknowledgment of Restrictions. The Seller acknowledges that, under
          ------------------------------
 current SEC interpretations of Rule 145, the Seller is subject to restrictions on transfer of the Shares for a period of two years following the Closing Date and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     15.3 Evidence of Compliance. The Seller further covenants and agrees that
          ----------------------
the Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     15.4 Legend. The Seller agrees that the certificates for the Shares
          ------
received shall bear the following legend:

          The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that the Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as the Seller may reasonably request if at the time of such request the Seller is not an Affiliate (as defined in the 1933 Act) of the Parent, upon the expiration of the two-year holding period provided in Rule 145(d).


                                  ARTICLE XVI

                                    NOTICES

     16.1 Notices. Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

     If intended for Seller, to:    Mr. Michael J. Mona, Jr.
                                    M&M Development
                                    1785 E. Sahara, Suite 315
                                    Las Vegas, Nevada 89104

     Copies to:                     Jones, Jones, Close & Brown
                                    3773 Howard Hughes Parkway
                                    Third Floor South
                                    Las Vegas, Nevada 89109
                                    Attn: Ms. Jodi R. Goodheart

     If intended for                Extended Stay America, Inc.
      Purchaser, to:                500 East Broward Blvd., #950
                                    Ft. Lauderdale, Florida  33394
                                    Attn: Mr. Robert A. Brannon

     Copies to:                     Pedersen & Houpt
                                    161 North Clark, Suite 3100
                                    Chicago, Illinois  60601
                                    Attn: Mr. Michael W. Black

     Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered.

Notice mailed by overnight express courier shall be deemed received by the addressee two (2) days after mailing thereof. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid.


                                 ARTICLE XVII

                             ADDITIONAL COVENANTS

     17.1 Additional Covenants.  In addition, the parties agree as follows:
          --------------------

          (a)  Expenses.  Seller shall be responsible for the payment of all
               --------
sales and use taxes and fifty percent (50%) of all transfer taxes. Purchaser shall be responsible for the payment of all recording fees, fifty percent (50%) of all transfer taxes, all escrow fees, all costs of the Survey, all title insurance premiums and charges for the issuance of the Title Policy and all other closing charges. The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

          (b)  Brokerage. Seller and Purchaser each hereby represent and warrant
               ---------
to the other that neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

          (c)  Guest Baggage.  All baggage of guests who are still in the Hotel
               -------------
on the Closing Date, which has been checked with or left in the care of Seller shall be inventoried, sealed, and tagged jointly by Seller and Purchaser on the Closing Date. Purchaser hereby indemnifies Seller against any claims, losses or liabilities in connection with such baggage arising out of the acts or omissions of Purchaser after the Closing Date. Seller hereby indemnifies Purchaser against any claim, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date.

          (d)  Safe Deposits.  Immediately after the Closing, Seller shall send
               -------------
written notice to guests or tenants or other persons who have safe deposit boxes, advising of the sale of the Hotel to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of the Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and

Seller agrees to indemnify and hold harmless Purchaser from and against any such liability or responsibility.

          (e)  Books and Records.  The transaction contemplated hereby shall not
               -----------------
include the books and records of Seller pertaining strictly to the business of the Hotel. Seller covenants and agrees that such books and records will remain in the control of M&M Development for examination and audit by Purchaser and its agents after the Closing as provided in this clause (e). Seller agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Seller agrees to provide access to Purchaser and its representatives, to such books, records, files and correspondence at all reasonable times.

          (f)  Hart-Scott-Rodino Act.  If it shall be determined that the within
               ---------------------
transaction is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S)18(a) (1976) (the "Act"), then notwithstanding anything to the contrary contained in Section 10.1(e) hereof, each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but not more than sixty (60) days. If such requirements have not been fulfilled prior to the expiration of such sixty (60) day period, Seller or Purchaser, by notice to the other, may terminate this Agreement in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability to the other party hereunder.

          (g)  Survival of Covenants, etc.  The representations, warranties,
               ---------------------------
obligations, covenants, agreements, undertakings and indemnifications of Seller and Purchaser contained herein shall survive the Closing for a period of two (2) years except that (i) the representation and warranty made by Seller in Section 5.1(i) shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representation and warranty relate; and (ii) the representation and warranty made by Purchaser in Section 3.4(d) shall not expire. All claims for indemnification must be made within the aforementioned periods.

          (h)  Purchaser's Investigation and Inspections.  Any investigation or
               -----------------------------------------
inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not or constitute a waiver by Purchaser of any of Seller's obligations hereunder or Purchaser's reliance thereon.

          (i)  Construction. This Agreement shall not be construed more strictly
               ------------
against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (j)  Publicity.  All notice to third parties and all other publicity
               ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser (or Parent) may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning Parent's publicly traded securities; Purchaser agrees to give Seller notice of any such public disclosure.

          (k)  General.  This Agreement may be executed in any number of
               -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Seller has no right to assign its rights (except as set forth in (m) below) or to delegate its duties hereunder. Purchaser may assign its rights and duties under this Agreement to any of its Affiliates. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

          (l)  FIRPTA.  Seller agrees to furnish Purchaser with an executed
               -------
Certification in the form attached hereto as Exhibit Q ("FIRPTA Certificate"), and such other evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such Certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that Purchaser shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445.

          (m)  Like-Kind Exchange.  Seller shall have the right, at Seller's
               ------------------
option, to sell the Property to Purchaser through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986 ("Code"). Purchaser agrees to reasonably cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow or other means as determined by Seller, provided, however, Purchaser shall not be required to incur any obligation or liability to a third party as a part of the exchange. In any event Seller shall have the right to assign its rights under this contract, in whole or in part, to a qualified intermediary (as defined under current Code regulations governing like-kind exchanges) or as otherwise necessary or appropriate to effectuate a like-kind exchange, provided that Seller shall remain liable for its obligations hereunder (and that Michael J. Mona, Jr. shall remain liable pursuant to his guaranty as hereinafter set forth) and Seller (and Michael J. Mona) shall execute such additional documentation as Purchaser may reasonably request to evidence such continuing liability. Seller shall bear the additional transaction costs and all costs and expenses incurred by Purchaser and attributable to exchange procedures in this transaction that are requested or implemented by Seller. Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller's tax purposes. In no event shall any like-kind exchange contemplated by this provision cause an extension of the date of closing set forth herein nor shall Purchaser be required to take title to any property other than the Property.

          (n)  Jurisdiction.  Any action or proceeding seeking to enforce any
               ------------
provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Nevada, County of Clark, or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              SELLER:

                              MELROSE SUITES, INC., a Nevada corporation


                              By:/s/ Michael J. Mona Jr.
                                 -----------------------------------------
                                 Michael J. Mona, Jr., President

                              Attest:_____________________________________
                              Its:________________________________________


                              PURCHASER:

                              ESA PROPERTIES, INC., a Delaware corporation


                              By:_________________________________________
                                 Robert A. Brannon, Vice President

                              Attest:_____________________________________
                              Its:________________________________________


     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.


                              /s/ Michael J. Mona Jr.
                              --------------------------------------------
                              Michael J. Mona, Jr.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              SELLER:

                              MELROSE SUITES, INC., a Nevada corporation


                              By:_________________________________________
                                 Michael J. Mona, Jr., President

                              Attest:_____________________________________
                              Its:________________________________________


                              PURCHASER:

                              ESA PROPERTIES, INC., a Delaware corporation


                              By:  /s/Robert A. Brannon
                                  ----------------------------------------
                                 Robert A. Brannon, Vice President

                              Attest: /s/Robert Brannon
                                     -------------------------------------
                              Its:    Secretary
                                   ---------------------------------------

     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.


                              ____________________________________________
                              Michael J. Mona, Jr.

                          AGREEMENT TO PURCHASE HOTEL

                                 by and between

                             ST. LOUIS MANOR, INC.

                                      and

                              ESA PROPERTIES, INC.



                                 JUNE 25, 1996

                         AGREEMENT TO PURCHASE HOTEL

                               TABLE OF CONTENTS


                                                                   Page
                                                                   ----
I         DEFINITIONS AND REFERENCES................................. 1
          1.1     Definitions........................................ 1
                  -----------
          1.2     References......................................... 6
                  ----------

II        SALE AND PURCHASE...........................................7
          2.1     Sale and Purchase...................................7
                  -----------------

III       PURCHASE PRICE..............................................7
          3.1     Purchase Price; Allocation Thereof..................7
                  ----------------------------------
          3.2     Deposit.............................................7
                  -------
          3.3     No Assumption of Seller's Obligations...............7
                  -------------------------------------

IV        INSPECTION PERIOD...........................................9
          4.1     Inspection Period...................................9
                  -----------------
          4.2     Submittals to Purchaser.............................9
                  -----------------------
          4.3     Review and Inspection..............................10
                  ---------------------
          4.4     Purchaser's Acceptance or Rejection................10
                  -----------------------------------

V         REPRESENTATIONS AND WARRANTIES.............................11
          5.1     Representations and Warranties of Seller...........11
                  ----------------------------------------
          5.2     Representations and Warranties of Purchaser........19
                  -------------------------------------------
          5.3     Duration of Representations and Warranties.........20
                  -------------------------------------------

VI        CLOSING MATTERS............................................20
          6.1     Closing............................................20
                  -------
          6.2     Manner of Closing..................................20
                  -----------------
          6.3     Survey, Title Commitment and Searches..............20
                  -------------------------------------

VII       CLOSING DELIVERIES.........................................23
          7.1     Seller's Deliveries................................23
                  -------------------
          7.2     Purchaser's Deliveries.............................24
                  ----------------------
          7.3     Concurrent Transactions............................24
                  -----------------------
          7.4     Further Assurances.................................24
                  ------------------
          7.5     Possession.........................................24
                  ----------

                                                                   Page
                                                                   ----
VIII      ADJUSTMENTS AND PRORATIONS.................................24
          8.1     Adjustments and Prorations.........................24
                  --------------------------
          8.2     Receivables........................................26
                  -----------
          8.3     Proration Schedule.................................26
                  ------------------

IX        CONDITIONS TO SELLER'S OBLIGATIONS.........................27
          9.1     Conditions.........................................27
                  ----------
          9.2     Failure of Conditions..............................28
                  ---------------------

X         CONDITIONS TO PURCHASER'S OBLIGATIONS......................28
          10.1    Conditions.........................................28
                  ----------
          10.2    Failure of Conditions..............................29
                  ---------------------

XI        ACTIONS AND OPERATIONS PENDING CLOSING.....................30
          11.1    Actions and Operations Pending Closing.............30
                  --------------------------------------

XII       CASUALTIES AND TAKINGS.....................................31
          12.1    Casualties.........................................31
                  ----------
          12.2    Takings............................................32
                  -------

XIII      EMPLOYEES..................................................32
          13.1    Employees, Compensation and Indemnification........32
                  -------------------------------------------

XIV       INDEMNITIES................................................32
          14.1    Seller's Indemnity.................................32
                  ------------------
          14.2    Purchaser's Indemnity..............................33
                  ---------------------
          14.3    Notice of Claims...................................33
                  ----------------

XV        SECURITIES LAW MATTERS.....................................33
          15.1    Disposition of Shares..............................34
                  ---------------------
          15.2    Acknowledgment of Restrictions.....................34
                  ------------------------------
          15.3    Evidence of Compliance.............................34
                  ----------------------
          15.4    Legend.............................................34
                  ------

XVI       NOTICES....................................................35
          16.1    Notices............................................35
                  -------

XVII      ADDITIONAL COVENANTS.......................................36
          17.1    Additional Covenants...............................36
                  --------------------

     Exhibit A:     Land
     Exhibit B:     Excluded Assets
     Exhibit C:     Permitted Exceptions
     Exhibit D:     Submitted Financial Statements
     Exhibit E:     Allocation of Purchase Price
     Exhibit F:     Permits
     Exhibit G:     Hotel Contracts and Commissions
     Exhibit H:     Employee and Employment Arrangements
     Exhibit I:     Bookings
     Exhibit J:     Space Leases and Commissions
     Exhibit J-1:   Spaces Lessee Estoppel Letter
     Exhibit K:     Notices of Violations
     Exhibit L:     Pending or Threatened Litigation
     Exhibit M:     Documents
     Exhibit N:     Impositions
     Exhibit O:     Hotel Names
     Exhibit P:     Employee Benefit Plans
     Exhibit Q:     FIRPTA Certificate
     Exhibit R:     Non-Compete Agreement
     Exhibit S:     Note
     Exhibit T:     Escrow Agreement
     Exhibit U:     Environmental Matters

                          AGREEMENT TO PURCHASE HOTEL
                          ---------------------------


     THIS AGREEMENT is made this 25th day of June, 1996, by and between St. Louis Manor, Inc., a Nevada corporation ("Seller"), and ESA Properties, Inc., a Delaware corporation ("Purchaser").


                                R E C I T A L S:

     A. Seller is the fee owner of that certain parcel of land (and the improvements and buildings located thereon) legally described in Exhibit A and commonly referred to as the St. Louis Manor, 2000 Paradise Road, Las Vegas, Nevada (the "Hotel") and the owner of the Fixtures and Tangible Personal Property, Operating Equipment, Consumables, and Miscellaneous Hotel Assets (all as hereinafter defined).

     B. The Hotel's facilities include guest and public facilities consisting of 125 rooms, administrative offices, and service areas.

     C. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.


                              A G R E E M E N T S

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                    ARTICLE

                           DEFINITIONS AND REFERENCES

     1.1  Definitions.  As used herein, the following terms shall have the
          -----------
respective meanings indicated below:

     Affiliate:  With respect to a specific entity, any natural person or any
     ---------
firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decision of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement:  This Agreement to Purchase Hotel, including the Exhibits.
     ---------

     Bookings:  Contracts for the use or occupancy of guest rooms of the Hotel.
     --------

     Closing:  As defined in Section 6.1.
     -------

     Compensation:  The direct salaries and wages paid to, or accrued for the
     ------------
benefit of, any Employee, incentive compensation, vacation pay, severance pay, employer's contributions under F.I.C.A., unemployment compensation, workmen's compensation, or other employment taxes, and payments under Employee Benefit Plans (as hereinafter defined).

     Consumables:  All food and beverages (alcoholic, to the extent transferable
     -----------
under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand (which shall include off-site storage) on the date hereof, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing food or services to the Hotel.

     Cut-off Time:  12:01 A.M. on the Closing Date.
     ------------

     Department: Nevada Department of Revenue.
     ----------

     Deposit:  As defined in Section 3.2.
     -------

     Documents:  Reproducible copies of all plans, specifications, drawings,
     ---------
blueprints, surveys, environmental reports and other similar documents which Seller has in its possession, or has a right to, as the same relate to the Real Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Real Property.

     Employee(s):  All persons employed by Seller pursuant to Employment
     -----------
Arrangements.

     Employee Benefit Plans:  All employee benefit plans, as that term is
     ----------------------
defined in Section 3(2)(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including "multi-employer pension plans" as defined in Section 3(37) of ERISA, and each other employee benefit plan or program (including welfare benefit plans as defined in Section 3(1) of ERISA) to which Seller contributes on behalf of any of the Employees.

     Employment Arrangement(s):  Those agreements, oral or written, with all or
     -------------------------
any of the executives, staff and employees of Seller for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

     Environmental Laws:  As defined in Section 5.1(u).
     ------------------

     Environmental Study:  As defined in Section 4.3.
     -------------------

     Excluded Assets:  The following:  (i) those assets, if any, listed on
     ---------------
Exhibit B hereto owned and to be retained by Seller; (ii) receivables; and (iii) except as provided to the contrary in Section 17.1(e) hereof, all records, files and proprietary operating manuals in the Hotel.

     Excluded Permits:  Permits and licenses required for the ownership and
     ----------------
operation of the Hotel which, under applicable law, are nontransferable.

     Fixtures and Tangible Personal Property:  All fixtures, furniture,
     ---------------------------------------
furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, and other articles of personal property now located on the Real Property or held in storage for future use at the Hotel and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or other persons (other than Seller or any affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing goods or services to the Hotel; and (v) Improvements.

     FIRPTA Certificate:  As defined in Section 17.1(l).
     ------------------

     Hazardous Material:  As defined in Section 5.1(u).
     ------------------

     Hotel:  The hotel referred to in the Recitals.
     -----

     Hotel Contracts:  All management, service, maintenance, material purchase
     ---------------
orders, leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the

Space Leases, (iv) the Employment Arrangements, and (v) the Employee Benefit Plans.

     Hotel Names:  All names or other identifications used in connection with
     -----------
the operation of Hotel.

     Impositions:  All taxes and other governmental charges of any kind
     -----------
whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements:  The buildings, structures (surface and sub-surface) and
     ------------
other improvements, including such fixtures as shall constitute real property, located on the Land.

     Inspection Period:  As defined in Section 4.1.
     -----------------

     Land:  The parcel of real estate described in Exhibit A hereto, together
     ----
with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders,
     ------------------
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

     Material Bookings:  All Bookings for meetings and banquet facilities and,
     -----------------
with respect to guest rooms, any contract for seven (7) or more room nights.

     Material Contracts:  All Hotel Contracts which cannot be cancelled by 30
     ------------------
days' or less notice without penalty or premium payment.

     Miscellaneous Hotel Assets:  All contract rights, leases, concessions,
     --------------------------
trademarks, logos, copyrights, assignable warranties and other items of intangible personal property relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) Space Leases; (iv) Permits; (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (vi) books and records (except as provided in Section 17.1(e); (vii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (viii) utility and similar deposits; (ix) prepaid insurance or other prepaid items; or (x) prepaid license and permit fees; except to the extent that Seller receives a credit at Closing for any such item or matter.

     Non-Compete Agreements:  The Non-Compete Agreements delivered by Seller to
     ----------------------
Purchaser pursuant to the terms of Section 7.1 hereof.

     Obligations:  All payments required to be made and all representations,
     -----------
warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

     Operating Equipment:  All china, glassware, linens, silverware and
     -------------------
uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

     Parent:  Extended Stay America, Inc., a Delaware corporation.
     ------

     Permits:  All licenses, franchises and permits, certificates of occupancy,
     -------
authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     Permitted Exceptions:  Any liens, encumbrances, restrictions, exceptions
     --------------------
and other matters specified in Exhibit C to which title to the Property may be subject on the Closing Date.

     Personal Property:  All of the Property other than the Real Property.
     -----------------

     Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal
     --------
Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to and under the Hotel Contracts and Space Leases; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Hotel Names; (ix) the Documents; and (x) all other Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets.

     Proratable Compensation:  Compensation exclusive of severance pay and
     -----------------------
Employee Benefit Plans.

     Purchase Price:  As defined in Section 3.1.
     --------------

     Real Property:  The Land together with the Improvements located on the
     -------------
Land.

     Searches:  As defined in Section 6.3(c).
     --------

     Section 1445:  As defined in Section 17.1(l).
     ------------

     Space Leases:  All leases, licenses, concessions and other occupancy
     ------------
agreements, and any amendments thereto, whether or not of record, for the use or occupancy of any portion of the Real Property excluding, however, Bookings.

     Space Lessee:  Any person or entity entitled to occupancy of any portion of
     ------------
the Real Property under a Space Lease.

     Submittals:  As defined in Section 4.2.
     ----------

     Submitted Financial Statements:  Those financial statements of the Hotel
     ------------------------------
identified in Exhibit D hereto.

     Survey:  The survey for the Property prepared in accordance with Section
     ------
6.3(a).

     Title Commitment:  The commitment for title insurance issued in accordance
     ----------------
with Section 6.3(b).

     Title Company: United Title of Nevada.
     -------------

     Title Defect:  A lien, claim, charge, security interest or encumbrance
     ------------
other than a Permitted Exception.

     Title Documents:  As defined in Section 6.3.
     ---------------

     Title Papers:  As defined in Section 6.3(b).
     ------------

     Title Policy:  As defined in Section 10.1(g).
     ------------

     UCC:  The Uniform Commercial Code in effect in Nevada.
     ---

     Violation:  Any condition with respect to the Property which constitutes a
     ---------
violation of any Legal Requirements.

     1.2  References.  Except as otherwise specifically indicated, all
          ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                  ARTICLE II

                               SALE AND PURCHASE

     2.1  Sale and Purchase.  Seller hereby agrees to sell (or to cause to be
          -----------------
sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.


                                  ARTICLE III

                                 PURCHASE PRICE

     3.1  Purchase Price; Allocation Thereof.  The purchase price ("Purchase
          ----------------------------------
Price") for the Property and the Non-Compete Agreements shall be Five Million Four Hundred Thousand Dollars ($5,400,000.00) payable by delivery of a Note from Purchaser to Seller in the form attached hereto as Exhibit S.

     The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property and the Non-Compete Agreements as set forth on Exhibit E hereto.

     3.2  Deposit.  Concurrently herewith, Purchaser is depositing the sum of
          -------
$50,000.00 (the "Deposit") with Title Company to secure performance of Purchaser's obligations hereunder. The Deposit and interest earned thereon shall be held in an interest bearing account until the Closing Date (except as otherwise provided herein) at which time the Deposit shall be paid as a credit against the Purchase Price. Except as hereinafter provided, if the transaction contemplated hereby does not close because of a default by Purchaser hereunder, the parties agree that the Deposit and interest earned thereon shall be delivered to Seller as Seller's sole and exclusive liquidated damages, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. Notwithstanding the foregoing, if the transaction contemplated hereby does not close and Purchaser shall not have defaulted hereunder, the Deposit and all interest earned thereon shall be returned promptly to Purchaser and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

     3.3  No Assumption of Seller's Obligations.  Except as specifically
          -------------------------------------
provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller, including, but not limited to, the following:

          (a) Obligations of Seller now existing or which may arise prior to the Cut-off Time with respect to any accounts payable or other payables;

          (b) Obligations prior to the Closing Date of any term, covenant or provision of any Employee Benefit Plan, Employment Contract, Hotel Contract or Space Lease;

          (c) Obligations of Seller now existing or which hereafter exist by reason of or in connection with any alleged misfeasance or malfeasance by Seller in the conduct of its business, and with respect to any tort liability;

          (d) Obligations to Employees with respect to any Compensation (or pursuant to any Employment Contract or Employee Benefit Plan); and

          (e) Obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including without limitation, any Federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.4  Payment of the Note.  Purchaser shall satisfy its obligations under
          --------------------
the Note by delivering shares ("Shares") of common stock, par value $.01 per share, of Parent, and/or cash to Seller, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

          (a) Purchaser and Seller acknowledge that Purchaser shall deliver Shares to Seller only if such Shares are the subject of Approved Sales (defined below). The net proceeds realized by Seller from the sale of the Shares shall be deducted from the balance of the Note. Seller agrees that it shall sell such Shares only in bona fide private placements which are approved by Purchaser in its absolute discretion to a person or persons not affiliated with, related to, or associated with Seller ("Approved Sales"). Purchaser shall deliver to Seller that number of Shares equal to the number of Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

          (b) If the net proceeds actually received from Approved Sales are less than the amount due under the Note, Purchaser shall also deliver cash to Seller prior to the maturity date of the Note having a value equal to the difference between the amount due under the Note and the net proceeds received from Approved Sales. In the event no Approved Sales occur prior to the maturity date of the Note, the Note shall be payable in cash on or before its stated maturity date. Seller shall use the net proceeds received from Approved Sales first to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property. Notwithstanding the above, if net proceeds received from Approved Sales are insufficient to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property, Purchaser shall set off against amounts due under the Note an amount equal to such insufficiency and Purchaser shall apply such amount to satisfy and release such liens.

          (c) The Note shall be paid pursuant to an escrow agreement to be entered into between Purchaser, Seller and an escrow agent mutually agreed upon by Purchaser and Seller, the form of which is attached hereto as Exhibit T. All costs of such escrow shall be borne by Purchaser.

          (d) Purchaser shall indemnify, defend, and hold Seller harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.


                                  ARTICLE IV

                               INSPECTION PERIOD

     4.1  Inspection Period.  The "Inspection Period" shall be the period from
          -----------------
the date hereof to 11:59 P.M. on June 30, 1996 (provided that such period shall be extended on a day-for-day basis in the event Purchaser does not receive the survey referenced in Section 6.3(a) hereof on or before June 23, 1996).

     4.2  Submittals to Purchaser.  Seller, at its expense, shall deliver (if
          -----------------------
such are within Seller's possession or are reasonably available to Seller) to Purchaser on or before June 26, 1996, true and correct copies of the following:

          (a) the Permits, Hotel Contracts, Employment Arrangements, Employee Benefit Plans, a summary of the amounts, dates, and credit information of Material Bookings (whether for periods before or after the Closing Date), Space Leases and notices of Violations (if any);

          (b) a descriptive summary of the manner in which all Bookings are made, whether oral or written, with or without deposits or firm or contingent commitments for reservations, along with a copy of the written agreements or confirmation letters used in connection with the Bookings;

          (c) a descriptive summary of all pending or threatened litigation listed on Exhibit L;

          (d) the most recent real estate and personal property tax statements for the Property;

          (e) all Documents, including, but not limited to, the plans and specifications;

          (f) the most current inventory of all Fixtures and Tangible Personal Property, Operating Equipment and Consumables;

          (g) all other documents or instruments of record or otherwise relating to the Property available to Seller;

          (h) copies of all financial reports prepared by the accountant for Seller for the fiscal year of Seller for the three (3) years preceding the date hereof ("Submitted Financial Statements"); and

          (i) information reflecting the insurance loss history of the Property for the period from January 1, 1994 to the present and copies of all insurance policies relating to the Property.

     4.3  Review and Inspection.  During the Inspection Period, Purchaser shall
          ---------------------
review the Submittals and shall have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense, except as provided herein. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the Submitted Financial Statements and, in connection therewith, Seller shall supply such documentation as Purchaser or Purchaser's accountants may reasonably request to facilitate such review. Purchaser shall conduct all such inspections and reviews in confidence and so as not to interfere unreasonably with the operation of the Hotel. During the Inspection Period, Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study").

     4.4  Purchaser's Acceptance or Rejection.  If, in its sole and absolute
          -----------------------------------
discretion, Purchaser accepts the condition of the Property and the Submittals, it shall give Seller written notice of such acceptance before expiration of the Inspection Period. If Purchaser shall give Seller a notice of disapproval before expiration of the Inspection Period or fails to give such notice, then, without the necessity of further documentation, this Agreement shall be deemed terminated and the Deposit and all interest earned thereon shall be returned to Purchaser. Purchaser shall pay to Seller the sum of $100.00 as fixed and liquidated compensation for such termination, and neither party shall have any further obligation or liability to the other party hereunder. The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting the inspections contemplated by Section 4.3 and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period. Notwithstanding the above, if the Inspection Period is extended due to Purchaser's receipt of the survey after June 23, 1996, Purchaser may terminate this Agreement pursuant to the terms of this Section 4.4 after June 30, 1996, only due to matters raised on such survey.

     4.5  Extension of Inspection Period.   Purchaser shall have the option to
          -------------------------------
extend the Inspection Period to July 15, 1996, subject to the following provisions:

          (a) Purchaser shall notify Seller on or before June 30, 1996 of Purchaser's exercise of its option to extend the Inspection Period; and

          (b) Purchaser shall deliver to Seller $25,000.00 which shall be earned by Seller but treated as an additional Deposit provided, however, that such additional Deposit shall not be subject to return to Purchaser pursuant to the terms of Section 4.4 hereof.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1  Representations and Warranties of Seller.  Seller hereby represents
          -----------------------------------------
and warrants the following to Purchaser:

          (a)  Due Organization, etc. Seller is a Nevada corporation duly formed
               ---------------------
and validly existing in good standing under the laws of its state of formation and has full power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign, and deliver the Property to Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. This Agreement has been duly authorized by all requisite action on the part of Seller. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (other than the issuance and sale of Shares pursuant to the Note), except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which Seller is a party or by which it or the Property is bound.

          (b)  Intentionally Omitted.

          (c)  Title to Personal Property.  Seller has good and marketable title
               --------------------------
to the Personal Property, subject only to the Permitted Exceptions. All items of Personal Property have been fully paid for to the extent that normal business practice permits, except those items which are subject to installment payments and with respect to which there are no installments due which are delinquent.

          (d)  Permits.  To Seller's knowledge, (i) Exhibit F identifies all
               -------
existing Permits and is complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Hotel; (iii) no default has occurred in the due observance or condition of any Permit which has not been heretofore corrected; and (iv) no Space Lessee has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel or any other operation connected therewith.

          (e)  Hotel Contracts.  Exhibit G identifies all material Hotel
               ---------------
Contracts and the information noted therein is complete and correct in all material respects. Except as disclosed in Exhibit G, there is no default under any Hotel Contract. Seller has provided (or will provide during the Inspection Period) true and correct copies of all Hotel Contracts to Purchaser. Each Hotel Contract (other than the Hotel Contracts designated as Material Contracts on Exhibit G) may be cancelled upon 30 days' or less notice without penalty or premium payment.

          (f)  Hotel Names.  Exhibit O hereto identifies all Hotel Names and is
               -----------
complete and correct in all respects. Seller has not received any notice that the use of any thereof infringes on the rights of a third party.

          (g)  Space Leases.  Exhibit J identifies all Space Leases and is
               ------------
complete and correct in all material respects. Except as disclosed in Exhibit J, there is no default, under any Space Lease. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all Space Leases. Seller owns all right, title and interest of the lessor under each Space Lease.

          (h)  Commissions, etc.  Except as may be disclosed on Exhibits G or J
               ----------------
and other than in the ordinary course of business in connection with Bookings, there are no commissions or referral fees relating to the Hotel currently outstanding, nor will there be any such commissions or referral fees outstanding, on or before the Closing Date. Seller has not entered into any agreements with any referral organization or booking agent which contain any obligations that extend beyond the Closing Date.

          (i)  Impositions.
               -----------

               (i) Except as described on Exhibit N hereto, Seller has timely filed all returns and reports for sales, use and property taxes required to be filed by it with respect to the operation of the Property and has paid in full or made adequate provision by the establishment of reserves for Impositions which have become due with respect to the operation of the Property. There is no sales, use or property tax deficiency proposed or threatened against Seller with respect to the operation of the Property. There are no tax liens upon any property or assets of Seller. Seller has made all payments of sales, use and property taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Property.

               (ii) Impositions which Seller was required by law to withhold or to collect with respect to the Property have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment, and all such withholdings and collections and all other payments due in connection therewith as of the date of the Submitted Financial Statements are duly reflected on the Submitted Financial Statements.

               (iii) Seller is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local sales, use or property taxing authority.

          (j)  Fixtures, Tangible Personal Property, etc.  Each guest room
               -----------------------------------------
contains furniture and furnishings consistent with Seller's historical furnishing of such guest rooms. The quantities of Fixtures and Tangible Personal Property, Consumables and Operating Equipment in the Hotel, including physical reserves, are sufficient for the proper and efficient operation of the Hotel in accordance with the standards of operation heretofore maintained by Seller. Seller shall continue to maintain the same at a level consistent with the average maintenance for the 12 months preceding the date hereof until the Cut-off Time.

          (k)  Submitted Financial Statements.  The Submitted Financial
               ------------------------------
Statements for the Hotel (which shall include the income of restaurants, bars, retail rental space and garage portions of the Hotel, if any) fairly present the results of operation of the Hotel for the periods indicated, and, except as set forth as Exhibit D, were prepared in accordance with generally accepted accounting principles, on a consistent basis, and there has been no material adverse change in the results of the operations of the Hotel since the statement dated for the period ended December 31, 1995.

          (l)  Bookings.  Exhibit I identifies all Bookings for periods from and
               --------
after the date hereof.

          (m)  Pending Litigation.  Except as described in Exhibit L, there are
               ------------------
no actions, suits, or proceedings, pending or to Seller's knowledge threatened against Seller or affecting any of Seller's rights, in each case, with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceedings. Except as noted in Exhibit K, to Seller's knowledge the Hotel complies with all Legal Requirements. Except as noted in Exhibit K, Seller has not received any notice of any Violation of a Legal Requirement which has not been heretofore corrected. Prior to the Closing Date, any uncured Violations listed in Exhibit K and any other Violations that arise shall be cured by Seller at its sole expense.

          (n)  Condemnation.  To the knowledge of Seller, there are no pending,
               ------------
or, threatened, condemnation proceedings or condemnation actions against the Real Property or any of the rights-of-way located adjacent thereto.

          (o)  Intentionally Omitted.

          (p)  Assessments.  To Seller's knowledge, no governmental assessment
               -----------
for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or threatened, except as may be set forth on Exhibit C.

          (q)  Labor Disputes.  During the three (3) years preceding the date
               --------------
hereof, Seller has not experienced any labor disputes or labor trouble other than routine grievances or organizational efforts, none of which have had a material adverse effect on the operations of the Property.

          (r)  Employees.  Exhibit H is a complete list of all Employees with
               ---------
their salaries, position and terms of employment; and (i) except as set forth on Exhibit H, Seller is not a party to any Employment Arrangement and no union is presently serving as collective bargaining agent for any Employees; (ii) to the best of Seller's knowledge, no union presently is conducting or planning to conduct an organizational campaign for any Employees; and (iii) with the exception of the Employee Benefit Plans listed on Exhibit P, there is no pension, profit-sharing, bonus or other employee benefit plan relating to current or past Employees.

          (s)  Utilities.  All utility equipment and facilities required for the
               ---------
operation and use of the Hotel are located on the Property and all agreements for providing utilities are with direct providers.

          (t)  Material Changes.  There are no facts or circumstances having
               ----------------
specific application to the Hotel (other than general economic or industry conditions) not disclosed to Purchaser of which Seller has knowledge, which have or could have a material adverse effect upon the Hotel. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same prior to the Closing Date.

          (u)  Environmental Matters.
               ---------------------

               (i) Seller has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose (as hereinafter defined) of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in a manner giving rise to any liability whatsoever. Seller has not stored, handled, treated, or disposed of, nor allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 5.1(u), the term "Hazardous Substances" shall include, without limitation, any material or substance that is one or more of the following: (i) defined as a conventional, hazardous, toxic, regulated or solid pollutant, contaminant, substance or waste pursuant to any Environmental Law (as hereinafter defined), (ii) petroleum, (iii) asbestos, (iv) corrosive, toxic, flammable, explosive, reactive, mutagenic, carcinogenic, infectious or radioactive, (v) materials mixed with, containing or derived from any of the foregoing or (xvii) any material which is or becomes regulated by any Environmental Law which is released (as hereinafter defined) at or from the Real Property or which has migrated to or from the Real Property or is found on the Real Property or any other site affected by such release at, to, on or from the Real Property. The terms release(d), transport(ed), store(d), treat(ed), handle(d), arrange(d), dispose(d) and disposal shall have the meanings assigned by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq. (42 U.S.C.A. Section 6903 ("RCRA").


               (ii) To Seller's knowledge, there has not occurred during Seller's occupancy nor is there currently occurring, a release of any Hazardous Substance to, from, on, into, or beneath the surface of the Land.

               (iii) The Seller has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received written notice, nor does it have knowledge of any facts which could give rise to any written notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Seller has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA, or pursuant to any federal, state or local requirement for notification of a release with respect to the Real Property. Seller has not received any written request for information from any federal, state or local governmental authority in connection with any release. Seller has not been required to or has not undertaken any response, investigation, monitoring, or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

               (iv) Seller does not use, and has not used, any Underground Storage Tanks, and there are not now nor to Seller's knowledge have there ever been any Underground Storage Tanks on the Land. For purposes of this Section 5.1(u)(iv), the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

               (v) There is no asbestos in or on the Real Property.

               (vi) Seller has not received written notice of any violation, noncompliance or breach of any environmental or worker safety laws or regulations which require any work, repairs, construction, or capital expenditures with respect to the assets or properties of Seller.

               (vii) Exhibit U identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by Seller or its respective agents or known to have been undertaken by or at the order or request of governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring or investigation undertaken with respect to the Real Property; (iii) all written communications between Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

               (viii) Seller's Environmental Indemnity.

                      (a) Definitions. Notwithstanding anything
                          -----------
          contained in this Agreement to the contrary, for purposes of this Agreement the following terms shall have the following meanings:

                      "Environmental Claim" means any written claim,
                       -------------------
          demand, notice of violation, injunction or order for personal injury, including sickness, disease or death, tangible or intangible property damage, environmental stigma, lost profits or other business losses, impaired financial value, damage to the environment, nuisance, pollution, contamination or reimbursement of cleanup costs or other adverse effects on the environment, or for fines, penalties or restrictions, arising or resulting from, based on, caused by or related to the existence or the continuation of the existence of Hazardous Substances made, asserted or prosecuted by or on behalf of any third party. Environmental Claim shall include, without limitation, any costs or expenses incurred to investigate, contain, remove, remedy, treat, or monitor any Hazardous Substances and any media, including soil and groundwater, impacted by Hazardous Substances, as required by any Environmental Law or by regulatory enforcement officials acting under or pursuant to any Environmental Law, or by federal or state courts, lost profits, loss of use, diminution in value, liens against the Real Property relating to Hazardous Substances and any failure or defect in title to the Real Property occasioned by the migration from or presence of Hazardous Substances or Seller's failure to comply with any Environmental Law.

                    "Environmental Law" means any federal, state, or
                     -----------------
          local statute, ordinance, rule, regulation, order, consent decree, judgment or common law doctrine, or interpretation thereof, as amended, and provisions and conditions of permits, licenses and other operating authorizations, as amended, related to protection, remediation or restoration of the environment, including natural resources, or protection of human health, worker safety, industrial, agricultural or silvicultural chemicals, pesticides, insecticides, fungicides, rodenticides, fertilizers, toxic substances, surface, subsurface or drinking water, food, drugs, or cosmetics or related to cleanup, fines, orders, injunctions, penalties, notification, contribution, cost recovery, losses or injuries to person or property resulting from contamination or pollution or hazards to human health or welfare or the environment which are now or may hereafter become in effect including, without limitation, CERCLA and RCRA, (collectively, as amended and together with all regulations promulgated thereunder, "Environmental Laws").

                    (b)  Indemnification. Seller shall defend,
                         ---------------
          indemnify and hold harmless Purchaser, its nominees, officers, directors, agents, employees, successors, lenders, assigns, affiliates, subsidiaries, parent companies (if any), shareholders, lenders, representatives and the successors and assigns of all of the foregoing from and against:

                    1.   Environmental Claims; and

                    2. Fines and penalties imposed on Purchaser, its successors, assigns, parents, subsidiaries, officers, directors, shareholders, agents, employees, lenders and representatives and the successors and assigns of all of the foregoing as a result of a violation by Seller of any Environmental Law arising from or related to any Hazardous Substances; and/or

                    3. Any breach of any of representations and warranties of Seller set out herein at Section 5.1(u)(i) through 5.1(u)(vii).

                    (c)  Discharge of Environmental Claims. In the
                         ---------------------------------
          event that Purchaser notifies Seller of any claim that may be subject to an indemnification obligation under this
          Section 5.1(u), Seller shall, within thirty (30) days from the date of receipt of notice, acknowledge and assume the liability asserted. During such thirty

          (30) day period, Purchaser shall not take any action or incur any expense with respect to the claim, except to the extent that such action or expense is legally required or reasonably necessary under the circumstances.

                    Seller shall have the right and obligation to control, manage and direct all discussions, proceedings and activities regarding the satisfaction or discharge of any claim which is assumed by Seller or any liability or obligation that such a claim seeks to impose on Seller.

                    Purchaser shall have the right, at its own expense, to consult with Seller, through counsel or otherwise, with respect to all meetings and proceedings with adverse parties or governmental authorities regarding any Environmental Claim and with respect to all activities pertaining to that matter. Prior to initiating or participating in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, Seller shall consult with Purchaser. This right of consultation shall not apply to confidential meetings or documents in cases where Seller or Purchaser are disputing or litigating claims against each other in a judicial or administrative proceeding. Seller shall promptly notify Purchaser in writing before Seller initiates or participates in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, including without limitation decisions or discussions concerning matters not covered by this Agreement. Purchaser shall have the right, but not the obligation, to participate in such meetings or proceedings.

                    (d)  Remedies. If Seller fails to perform its
                         --------
          obligations under this Section 5.1(u), Purchaser may, at its option (1) bring an action for injunction or specific performance of this Section 5.1(u) or this Agreement, and in such action, recover damages suffered by Purchaser as a result of Seller's breach or delay in performing its obligations, or (2) bring an action for damages for Seller's breach of its obligations, or (3) bring an action for response costs or other relief under federal or state environmental laws or regulations, or (4) any combination of the above. In the event that Purchaser prevails in such an action, it shall be entitled to recover from Seller the costs and expenses of bringing the action, including reasonable attorneys' fees. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair any such right or remedy or be construed as a waiver of such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition of this Agreement. All rights, powers, options or remedies afforded to Purchaser either under this Section 5.1(u) or this Agreement or by law or by equity, shall be cumulative and not alternative and the exercise of any right, power, privilege or remedy shall not bar other rights, powers, privileges or remedies.

                    (e)  Survival. Seller's obligations under this
                         --------
          Section 5.1(u) shall survive (i) the closing of the sale that is the subject of this Agreement for a period of two
          (2) years and (ii) the termination of this Agreement. All claims for indemnification pursuant to this Section 5.1(u) must be made within two (2) years from the Closing Date.

          (v)  Intentionally Omitted.

          (w)  Documents.  Seller has made available to Purchaser all of the
               ---------
Documents; Seller knows of no other document or instrument relating to the Hotel, or the ownership or operation thereof.

          (x)  Seller's Knowledge.  For the purposes of this Section 5.1, the
               ------------------
phrases "to the best of Seller's knowledge," "to Seller's knowledge" and similar phrases shall imply a reasonable inquiry by Seller of its employees (but shall not require Seller to hire third party consultants).

          (y)  Third Party Property. Seller is not in possession of any property
               --------------------
owned by third parties other than (i) property leased by Seller pursuant to leases disclosed to Purchaser pursuant to this Agreement; (ii) baggage of current guests which has been checked with or left in the care of Seller; and
(iii) contents in safe deposit boxes deposited by current guests.

          (z)  Investment Representations.  Seller represents that it and its
               --------------------------
shareholders have received a prospectus of Parent dated June 17, 1996.

          (aa)  Notices.  No filing is required with any state or local taxing
                -------
authority as a result of the bulk sale of Seller's business assets.

     5.2  Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants the following to Seller:

          (a)  Authority.  Purchaser has all requisite power and authority to
               ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

          (b)  No Conflict. The execution and delivery of this Agreement and the
               -----------
consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Purchaser is a party or by which it is bound.

          (c)  Parent Shares.  The Shares have been registered by the Parent
               -------------
pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Seller in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock. At Closing, the Registration Statement shall have been declared effective under the 1933 Act and the Parent shall be in compliance with the undertakings contained in the Registration Statement.

     5.3  Duration of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date.


                                  ARTICLE VI

                                CLOSING MATTERS

     6.1  Closing.  The closing of the transaction contemplated hereby (the
          -------
"Closing") shall take place at the offices of the Title Company on July 15, 1996 (the "Closing Date") unless Purchaser extended the Inspection Period pursuant to
Section 4.5 hereof, in which event the Closing Date shall be July 31, 1996, or such other date as may be mutually agreed by the parties.

     6.2  Manner of Closing.  The transaction shall be closed with the
          -----------------
concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 7.1(e) and the payment of the Purchase Price.

     6.3  Survey, Title Commitment and Searches.
          -------------------------------------

          (a)  Survey.  Purchaser intends to obtain a plat of survey ("Survey")
               ------
of the Property prepared by a surveyor licensed by the State of Nevada, in conformity with Class A minimum detail requirements and the current standards for Land Title Surveys of the American Title Association and American Congress on Surveying and Mapping and such standards as are required by the Title Insurer as a condition to the removal of any survey exceptions from the Title Commitment, certified to Purchaser, Parent, its lender, if any, and the Title Insurer after the date hereof, showing, without limitation of the foregoing requirements, the following information with respect to the Property:

               (i)    the legal description and boundaries thereof;

               (ii) the location and street and common addresses of all improvements situated thereon;

               (iii) the location, course and recording numbers, if applicable, of all water, gas, electric, sewer line and other easements, either visible or recorded, and party walls;

               (iv) public and private streets, roads, alleys and highways and their common or official names;

               (v) record and physical access to and from a public road or way;

               (vi) no encroachments thereon or by any Improvements located thereon on adjacent property;

               (vii) the amount of gross square feet and net square feet (that is, after deducting the area of that portion of the Property, if any, lying in the existing or proposed right-of-way of a public street or road) contained in the Real Property;

               (viii) building lines or other restrictions affecting the Property; and

               (ix) whether any portion of the Property is located in an area designated as being subject to flood hazards or flood risks or wetlands by any agency of the United States of America.

          (b)  Title Commitment. Seller shall deliver to Purchaser, on or before
               ----------------
June 23, 1996, a title commitment for an ALTA Owner's Insurance Policy issued by the Title Company ("Title Commitment") showing title to the Real Property in the Seller, subject only to the Permitted Exceptions, containing full extended coverage over all general exceptions, a 3.1 zoning endorsement (amended to include parking), location, survey and contiguity endorsements, an endorsement that the real estate tax bills for the Property do not include taxes pertaining to other real estate, and such other endorsements as may be reasonably requested by Purchaser, and dated after the date hereof. Seller shall also deliver full and legible copies of all documents ("Title Papers") referred to in the Title Commitment.

          (c)  Defects.  If the Survey, Title Commitment, or UCC, judgment, and
               -------
tax lien searches on the names of Seller (collectively, "Title Documents") shall reflect any facts that would result in a Title Defect, Seller shall have thirty
(30) days from the expiration of the Inspection Period within which to cure or remove the Title Defect. Seller shall be obligated to remove mortgages, deeds of trust and other liens or encumbrances for the payment of money of a definite and ascertainable amount, which the parties agree may be removed by the use of the proceeds of sale at Closing as provided in Section 6.3(d) below. In the alternative, Seller may make arrangements satisfactory to the Title Company for the cure (including insurance over) or removal of record of any such Title Defect. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the thirtieth (30th) day, the Purchaser shall either:
(i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the Deposit and all interest earned thereon shall be returned to Purchaser and the parties shall have no further obligation or liability to each other hereunder; or (ii) accept the Title Commitment, Survey, or Searches as is, with the right, however, to deduct the amount of Title Defects represented by liens or encumbrances for the payment of money of a definite or ascertainable amount from the Purchase Price payable at Closing (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions and Exhibit C shall be amended, if necessary, to include such additional Permitted Exceptions. Election No. 2 shall be made by the Purchaser giving Seller written notice thereof within five (5) days after notice of Seller's inability to cure or remove the Title Defect and in the absence of notice of Election No. 2 within such five (5) day period, Purchaser shall be deemed to have elected Election No.
1. In the event Purchaser elects Election No. 1 and a Title Defect was created or consented to by Seller, Purchaser shall be paid by Seller the actual costs of Purchaser's investigation not to exceed $25,000.00 in addition to recovery of the Deposit.

          (d)  Removal of Liens, etc.  If on the Closing Date there shall be any
               ---------------------
Title Defect created to secure the payment of money, then Seller shall either
(a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company, in advance of Closing, whereby Seller will deposit with the Title Company sufficient monies, acceptable to the Title Company to induce the Title Company to issue the Title Policy to Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect. Purchaser agrees to provide at Closing separate certified checks as requested, to facilitate the satisfaction of any such Title Defects, if request is made within a reasonable time prior to the Closing Date. The existence of any Title Defects capable of satisfaction by the payment of money shall not be deemed to be Title Defects for the purposes of cure periods, as discussed supra in Section 6.3(c), if Seller shall comply with the foregoing
          -----
requirements.

                                  ARTICLE VII

                               CLOSING DELIVERIES

     7.1  Seller's Deliveries.  At Closing, Seller shall deliver, or cause to be
          -------------------
delivered to Purchaser, the following, each of which shall be in form and substance reasonably acceptable to counsel for Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

          (a) a recordable grant, bargain, and sale deed from Seller to Purchaser subject only to the Permitted Exceptions;

          (b) a Bill of Sale, with special covenants of title, transferring to Purchaser all of Seller's right, title and interest in and to each and every item of Fixtures and Tangible Personal Property, Documents, Consumables and Operating Equipment to be transferred hereunder subject only to Permitted Exceptions, and with respect to any vehicles included therein, such separate forms of assignment as are required to be filed with any governmental agency to effect such change in registration of ownership;

          (c) all of the Bookings, Hotel Contracts, Space Leases, Permits and other tangible Miscellaneous Hotel Assets, together with an Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits) and all other Miscellaneous Hotel Assets;

          (d)  the certificates referred to in Section 10.1(b) hereof;

          (e)  a FIRPTA Certificate;

          (f)  evidence of termination of the Employees;

          (g)  the opinion of Seller's counsel as provided by Section 10.1(c);

          (h) certified copies of resolutions of the shareholders and directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (i) a certificate of the secretary of Seller, dated as of the Closing Date, certifying the incumbency of the officer(s) of Seller executing the documents delivered by Seller pursuant to this Agreement;

          (j) a Non-Compete Agreement substantially in the form of Exhibit R executed by Michael J. Mona, Jr., Rhonda H. Mona, and Bertha Elizabeth Mona; and

          (k) evidence, satisfactory to Purchaser, of the termination of all management agreements and other management arrangements with respect to the Hotel.

     7.2  Purchaser's Deliveries.  At the Closing, Purchaser shall cause to be
          ----------------------
delivered to Seller:

          (a)  the Note;

          (b)  the certificate referred to in Section 9.1(b) hereof;

          (c) the opinion of Purchaser's counsel as provided by Section 9.1(c); and

          (d)  the written undertaking of Purchaser as provided by Section
9.1(d).

     7.3  Concurrent Transactions.  All documents or other deliveries required
          -----------------------
to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4  Further Assurances.  Seller and Purchaser will, at the Closing, or at
          ------------------
any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser, hereunder.

     7.5  Possession.  Possession of the Property shall be delivered at Closing.
          ----------
Subject to the provisions of Section 17.1(e), Excluded Assets (other than any thereof under leases to be assumed by Purchaser) shall be removed from the Hotel by Seller, at its expense, on or before the Closing Date. Seller, at its expense shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.


                                 ARTICLE VIII

                           ADJUSTMENTS AND PRORATIONS

     8.1  Adjustments and Prorations.  The following matters and items shall be
          --------------------------
apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

          (a)  Down Payments for Reservations.  Any pre-closing down payments
               ------------------------------
made to Seller on confirmed reservations for dates after the Closing Date will be credited to Purchaser as of the Closing. Any post-closing down payments made to Seller on confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

          (b)  Taxes and Assessments.  All ad valorem taxes, special or general
               ---------------------
assessments, personal property taxes, attorneys' fees directly related to the reduction of taxes or assessments, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees. If the amount of any such item is not ascertainable on the date the proration schedule is completed pursuant to Section 8.3, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Notwithstanding the above, special real property tax assessments for which the work is substantially completed as of the Closing Date shall be paid by Seller.

          (c)  Utility Contracts.  Telephone and telex contracts and contracts
               -----------------
for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

          (d)  Hotel Contracts and Space Leases.  Any amounts prepaid or payable
               --------------------------------
under any Hotel Contracts and Space Leases shall be apportioned between the parties. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

          (e)  License Fees.  Fees paid or payable for Permits (other than
               ------------
Excluded Permits) shall be apportioned between the parties.

          (f)  Hotel Matters.
               -------------

               (i) Advance payments, if any, under Bookings for Hotel facilities (which shall include prepaid amounts by current guests);

               (ii)   Coin machine, telephone, washroom and checkroom income;
     and

               (iii)  Commissions to credit and referral organizations.

          (g)  Employment Arrangements.  Seller shall be responsible for, and
               -----------------------
shall pay when due, all Compensation of Employees. Purchaser assumes no Employment Arrangements or other obligation with respect to any Employee Benefits, all of which, together with any sums due any Employee as a consequence of the termination of his employment, shall be the responsibility of Seller.

          (h)  Consumable Items.  The cost of any Consumables or Operating
               ----------------
Equipment which are at a level below the level required to be maintained under this Agreement shall be credited to Purchaser.

          (i)  Other.  Such other items as are provided for in this Agreement or
               -----
as are normally prorated and adjusted in the sale of a hotel, including without limitation, all petty cash funds and cash in house banks, and all deposits and prepaid items which inure to the benefit of the Purchaser.

     8.2  Receivables.  Purchaser is not purchasing any of the receivables of
          -----------
the Hotel and Seller shall be solely responsible for the collection of accounts receivable arising prior to the Closing Date. If Purchaser shall receive any payment made on any unpurchased accounts receivable within ninety (90) days after the Closing Date, it shall promptly remit such payment to Seller. With regard to any collection made from any person or entity who is indebted to the Hotel both with respect to accounts receivable accruing prior to the Closing Date and to the accounts receivable accruing subsequent to the Closing Date, such collection shall be applied as designated by the payor, but if there is no designation, then any such collections received within ninety (90) days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

     8.3  Proration Schedule.
          ------------------

          (a)  Preparation and Review.  A schedule setting forth the adjustments
               ----------------------
and prorations to be made pursuant to Section 8.1 above shall be prepared by Purchaser and forwarded to Seller within thirty (30) days after the Closing Date. Seller shall be afforded the opportunity to review all work papers and computations used by Purchaser in the preparation of the adjustments and prorations. The schedule as delivered shall be deemed accepted by Seller except to the extent, if any, that Seller, within ten (10) days after the date of delivery thereof to Seller, has delivered a written notice to Purchaser stating any exceptions Seller may have to such schedule. If within such period Seller shall give written notice to Purchaser of any exceptions to the schedule as delivered by Purchaser, the parties shall attempt to resolve all of the exceptions. To the extent that any such exceptions are not resolved within fifteen (15) days after the delivery to Purchaser of Seller's exceptions to the schedule, such differences shall be submitted as soon as practicable thereafter to such "Big Six" accounting firm upon which the parties shall agree, for final determination thereof. If the parties are not able to agree upon an accounting firm, each shall designate a "Big Six" accounting firm and give written notice to the other of the name and address of the firm so designated. The two firms shall consult with each other and, if possible, determine the exceptions in question by mutual agreement, and their determination so agreed upon, if certified to the parties prior to their reaching agreement independently of arbitration, shall be final and conclusive. If the two firms are not able to agree upon the exceptions in question, they jointly shall designate a third firm whose determination concerning the exceptions shall be final and conclusive, if certified to the parties prior to their reaching agreement independent of arbitration. Any determination by such accounting firm(s) as to the proper determination of any such item submitted to it for determination shall be conclusive and binding upon the parties for purposes of this Agreement. Seller and Purchaser shall each pay one-half of such fees charged by such accounting firm(s) in connection with any matter submitted to it hereunder.

          (b)  Payment of Adjustments.  The net amount due pursuant to the
               ----------------------
adjustments and prorations made as required by this Section 8.3 shall be paid by cash or bank cashier's check payable in immediately available funds in United States currency to the order of the party to whom the same shall be due upon final determination of the adjustments and prorations required hereunder. Seller agrees that prior to the time that payment is made pursuant to Section 8.3(b), it shall not make final liquidating distributions.

          (c)  Period for Recalculation.  Notwithstanding the foregoing, if at
               ------------------------
any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the prorations but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the prorations. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.


                                  ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS

     9.1  Conditions.  Seller's obligation to close hereunder shall be subject
          ----------
to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

          (a)  Purchaser's Compliance with Obligations.  Purchaser shall have
               ---------------------------------------
complied with all obligations required by this Agreement to be complied with by Purchaser.

          (b)  Truth of Purchaser's Representations and Warranties. The
               ---------------------------------------------------
representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

          (c)  Opinion of Purchaser's Counsel. Purchaser shall have delivered to
               ------------------------------
Seller a favorable written opinion of Pedersen & Houpt in connection with this transaction, dated the Closing Date, as to (i) the power and authority of Purchaser to execute and deliver this Agreement, (ii) the due authorization, execution and delivery by Purchaser of this Agreement, and (iii) the legality, validity and, as to Purchaser, the binding effect of this Agreement (subject to the effect of bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Opinion of Purchaser's Securities Counsel.  Purchaser shall have
               -----------------------------------------
delivered to Seller the written undertaking of Purchaser to provide to Seller the favorable written opinion of Bell, Boyd & Lloyd, dated at the time of each Approved Sale, that such Approved Sale complies or will comply with the requirements of this Agreement, the 1933 Act and any state blue sky or other securities laws applicable to the Approved Sale.

          (e)  Delivery of Current Prospectus.  Seller shall have received
               ------------------------------
Parent's current, effective prospectus that does not reflect any material adverse change from the prospectus of Parent dated June 17, 1996.

     9.2  Failure of Conditions.  If any of the conditions enumerated in Section
          ---------------------
9.1 are not fulfilled and, as a consequence thereof, Seller elects to terminate this Agreement, such failure shall be deemed a default by Purchaser hereunder and the consequences thereof shall be governed by the provisions of Section 3.2.


                                   ARTICLE X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     10.1 Conditions.  Purchaser's obligation to close hereunder shall be
          ----------
subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

          (a)  Seller's Compliance with Obligations.  Seller shall have complied
               ------------------------------------
with all obligations required by this Agreement to be complied with by Seller.

          (b)  Truth of Seller's Representations and Warranties. The
               ------------------------------------------------
representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Purchaser shall have received a certificate to that effect signed by an authorized agent of Seller.

          (c)  Opinion of Seller's Counsel.  There shall have been delivered to
               ---------------------------
Purchaser a favorable opinion of Jones, Jones, Close & Brown, counsel to Seller in connection with this transaction, dated the Closing Date as to (i) the power and authority of Seller to execute and deliver this Agreement; (ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof; and (iii) the legality, validity and, as to Seller, the binding effect of this Agreement and all other documents required to be executed and delivered by Seller pursuant to
Section 7.1 hereof (subject in each case to the effect of bankruptcy and similar laws affecting creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Estoppel Certificates--Hotel Contracts.  Purchaser shall notify
               --------------------------------------
Seller, in writing at least thirty (30) days prior to the Closing Date, of the Material Contracts for which Purchaser requires estoppel certificates. Each of said estoppel certificates shall be in writing from the parties to such Material Contract stating that such Material Contract is in full force and effect, has not been amended or modified except as therein indicated, that such party consents to the assignment to Purchaser and that no party is then in default under such Material Contract (or if any default is known to exist, or would arise with the giving of notice or the passage of time, stating the nature of such default). The estoppel certificates herein referred to shall be in form and substance reasonably satisfactory to Purchaser and dated not more than thirty (30) days prior to the Closing Date.

          (e)  No Pending Adverse Litigation.  On the Closing Date, there shall
               -----------------------------
not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations or cash flow of the Hotel, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Hotel in the manner contemplated hereby, other than those matters previously disclosed and approved by Purchaser.

          (f)  Related Transactions.  The transactions contemplated by (i) the
               --------------------
certain Agreement to Purchase Hotel of even date herewith by and between Boulder Manor, Inc. and ESA Properties, Inc., (ii) the certain Agreement to Purchase Hotel of even date herewith by and between Melrose Suites, Inc. and ESA Properties, Inc., and (iii) the certain Agreement to Purchase Hotel of even date herewith by and between Santa Fe Springs Partners and ESA Properties, Inc., shall have been consummated.

          (g)  Title Policy.  Purchaser shall have received an ALTA Owner's
               ------------
Insurance Policy issued by the Title Company in exact conformity with the Title Commitment in favor of Purchaser, in the amount of the Purchase Price, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject only to Permitted Exceptions (the "Title Policy").

          10.2 Failure of Conditions.  If any of the conditions enumerated in
               ---------------------
subsections (d)
and (e), of Section 10.1 are not fulfilled, then the sole remedy of Purchaser shall be to terminate this Agreement (whereupon the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability hereunder), unless the failure to fulfill such condition constitutes, or results from, either (i) a material breach of an express representation or warranty made by Seller hereunder, or (ii) a material default of an express covenant made by Seller hereunder, in which event Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity. If any of the conditions enumerated in subsections (a), (b) and (c) of Section 10.1 are not fulfilled and, as a consequence thereof, Purchaser elects to terminate this Agreement, such failure shall be deemed a default by Seller hereunder, the Deposit and all interest earned thereon referred to in Section 3.2 shall be promptly returned to Purchaser, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

                                  ARTICLE XI

                     ACTIONS AND OPERATIONS PENDING CLOSING

     11.1 Actions and Operations Pending Closing. Seller agrees that after the
          --------------------------------------
expiration of the Inspection Period and until the Closing Date:

          (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

          (b) Seller will not enter into any new Material Contract or Space Lease, or cancel, modify or renew any existing Material Contract or Space Lease, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser fails to respond to a request for consent within 15 business days after receipt of such request, such consent shall be deemed given.

          (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates including customary discounted rates. Additionally, Seller agrees to entertain in good faith Purchaser's suggestions relating to the policy of the Hotel with respect to future Bookings and extension of credit.

          (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

          (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

          (f) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

          (g) Seller will not dispose of any of the Property, except in the ordinary course of business and in accordance with this Agreement.

          (h) Seller shall allow Purchaser and its agents or representatives to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request, provided such inspection does not unreasonably interfere with the continued operation of the Hotel in the ordinary course of business. Purchaser shall also have the right to have, and Seller shall provide accommodations for, a full-time on-site representative to observe the operations of the Hotel. Such accommodations shall be rent-free except for those nights when all other guest rooms at the Hotel are fully occupied, in which event Purchaser shall reimburse Seller for such nights at the Hotel's lowest corporate rate for such accommodations. Purchaser agrees that the results of all such observations will be treated as confidential, and Purchaser shall not disclose the same to any other person or entity except for Purchaser's counsel, accountants, and other agents or representatives consulted in connection with the acquisition of the Hotel. In the event that the sale is not consummated, any and all Documents, reports, financial and operating information obtained by Purchaser or its representatives shall be returned to the Seller.


                                  ARTICLE XII

                             CASUALTIES AND TAKINGS

     12.1 Casualties.
          ----------

          (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000.00), Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or
(ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage and acquire the Property without any adjustment in the purchase price provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

          (b) If, in the reasonable business judgment of the insurance adjuster or other representative of the insurer of the Property, the cost of repairing such damage will not exceed Fifty Thousand Dollars ($50,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

     12.2 Takings.  In the event of the actual or threatened taking (either
          -------
temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Property, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Hotel substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.


                                 ARTICLE XIII

                                   EMPLOYEES

     13.1 Employees, Compensation and Indemnification.  Purchaser shall have the
          -------------------------------------------
continuing right to review all employment records and files of, and to interview, Employees. Seller shall terminate its employer-employee relationship with all Employees as of the Cut-off Time. Seller shall be solely responsible for all Compensation and other liabilities with respect to Employees and liabilities and obligations to Employees pursuant to any Employment Arrangement. Purchaser shall not be responsible for any such liability or obligations and Seller agrees to indemnify and hold Purchaser harmless from and against any such liability or obligations. All Compensation, obligations, liabilities and claims (including any under the Fair Labor Standards Act) to or by any Employee of Seller arising or occurring prior to the Cut-off Time shall be the responsibility of Seller. Purchaser shall not be responsible for any Compensation thereof and Seller agrees to indemnify and hold Purchaser harmless from and against same. Purchaser shall not assume or be liable upon any Employment Arrangement of Seller.


                                  ARTICLE XIV

                                  INDEMNITIES

     14.1 Seller's Indemnity.  Seller agrees to indemnify, defend (with
          ------------------
Purchaser having the
right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against and with respect to the following:

          (a) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising ("Indemnifiable Damages"), in any way related to the Property and arising or accruing on or before the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); without limitation on the generality of the foregoing, Seller indemnifies Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses (including reasonable attorneys' fees) heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

          (b) any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any obligation of Seller under this Agreement; and

          (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.2 Purchaser's Indemnity.  Purchaser agrees to indemnify, defend (with
          ---------------------
Seller having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

          (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser under this Agreement;

          (b) any injury to person or property causing any loss or damage to Seller resulting from or arising out of work performed by Purchaser pursuant to
Section 11.1(h) hereof;

          (c) any and all Indemnifiable Damages in any way related to the Property and arising or accruing after the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); and

          (d) all costs and expenses, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.3 Notice of Claims.  Seller and Purchaser, as applicable, shall promptly
          ----------------
notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.

                                   ARTICLE XV

                             SECURITIES LAW MATTERS

     15.1 Disposition of Shares.  The Seller represents and warrants that the
          ---------------------
Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case the Seller shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) the Registration Statement provided that (a) sales pursuant to the Registration Statement are made to or through a broker, dealer, or market maker, (b) in connection with such sales, the Seller delivers a copy of a current Prospectus forming a part of the Registration Statement which prospectus identifies the Seller as being able to use such Prospectus to make resales in the public market of Shares acquired pursuant to this Agreement, and (c) the Seller notifies the Parent in writing at least five business days prior to the first day the Seller intends to execute a sale transaction of the Shares pursuant to the Registration Statement and the Parent consents in writing to such sale. The Seller hereby acknowledges that the Parent is entitled in its absolute discretion to withhold such consent if, and for such period of time as, in the opinion of the management of the Parent, (i) securities laws applicable to such sale of Shares by the Seller pursuant to the Registration Statement would require the Parent to disclose material non-public information, or (ii) such sale would occur during (a) the measurement period for determining the amount of Common Stock or other consideration, the amount of which will be based on the price of the Common Stock, to be paid in connection with the acquisition of a business or assets to which the Parent or any of its subsidiaries is a party or (b) the marketing period of an offering of securities of the Parent.

     15.2 Acknowledgment of Restrictions.  The Seller acknowledges that, under
          ------------------------------
current SEC interpretations of Rule 145, the Seller is subject to restrictions on transfer of the Shares for a period of two years following the Closing Date and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     15.3 Evidence of Compliance.  The Seller further covenants and agrees that
          ----------------------
the Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     15.4 Legend.  The Seller agrees that the certificates for the Shares
          ------
received shall bear the following legend:

          The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that the Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as the Seller may reasonably request if at the time of such request the Seller is not an Affiliate (as defined in the 1933 Act) of the Parent, upon the expiration of the two-year holding period provided in Rule 145(d).


                                  ARTICLE XVI

                                    NOTICES

     16.1 Notices. Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

     If intended for Seller, to:   Mr. Michael J. Mona, Jr.
                                   M&M Development
                                   1785 E. Sahara, Suite 315
                                   Las Vegas, Nevada 89104

     Copies to:                    Jones, Jones, Close & Brown
                                   3773 Howard Hughes Parkway
                                   Third Floor South
                                   Las Vegas, Nevada 89109
                                   Attn: Ms. Jodi R. Goodheart

     If intended for               Extended Stay America, Inc.
     Purchaser, to:                500 East Broward Blvd., #950
                                   Ft. Lauderdale, Florida  33394
                                   Attn: Mr. Robert A. Brannon

     Copies to:                    Pedersen & Houpt
                                   161 North Clark, Suite 3100
                                   Chicago, Illinois  60601
                                   Attn: Mr. Michael W. Black

     Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee two (2) days after mailing thereof. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid.

                                 ARTICLE XVII

                              ADDITIONAL COVENANTS

     17.1 Additional Covenants.  In addition, the parties agree as follows:
          --------------------

          (a)  Expenses.  Seller shall be responsible for the payment of all
               --------
sales and use taxes and fifty percent (50%) of all transfer taxes. Purchaser shall be responsible for the payment of all recording fees, fifty percent (50%) of all transfer taxes, all escrow fees, all costs of the Survey, all title insurance premiums and charges for the issuance of the Title Policy and all other closing charges. The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

          (b)  Brokerage. Seller and Purchaser each hereby represent and warrant
               ---------
to the other that neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

          (c)  Guest Baggage.  All baggage of guests who are still in the Hotel
               -------------
on the Closing Date, which has been checked with or left in the care of Seller shall be inventoried, sealed, and tagged jointly by Seller and Purchaser on the Closing Date. Purchaser hereby indemnifies Seller against any claims, losses or liabilities in connection with such baggage arising out of the acts or omissions of Purchaser after the Closing Date. Seller hereby indemnifies Purchaser against any claim, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date.

          (d)  Safe Deposits.  Immediately after the Closing, Seller shall send
               -------------
written notice to guests or tenants or other persons who have safe deposit boxes, advising of the sale of the Hotel to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of the Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and Seller agrees to indemnify and hold harmless Purchaser from and against any such liability or responsibility.

          (e)  Books and Records.  The transaction contemplated hereby shall not
               -----------------
include the books and records of Seller pertaining strictly to the business of the Hotel. Seller covenants and agrees that such books and records will remain in the control of M&M Development for examination and audit by Purchaser and its agents after the Closing as provided in this clause (e). Seller agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Seller agrees to provide access to Purchaser and its representatives, to such books, records, files and correspondence at all reasonable times.

          (f)  Hart-Scott-Rodino Act.  If it shall be determined that the within
               ---------------------
transaction is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S)18(a) (1976) (the "Act"), then notwithstanding anything to the contrary contained in Section 10.1(e) hereof, each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but not more than sixty (60) days. If such requirements have not been fulfilled prior to the expiration of such sixty (60) day period, Seller or Purchaser, by notice to the other, may terminate this Agreement in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability to the other party hereunder.

          (g)  Survival of Covenants, etc.  The representations, warranties,
               ---------------------------
obligations, covenants, agreements, undertakings and indemnifications of Seller and Purchaser contained herein shall survive the Closing for a period of two (2) years except that (i) the representation and warranty made by Seller in Section 5.1(i) shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representation and warranty relate; and (ii) the representation and warranty made by Purchaser in Section 3.4(d) shall not expire. All claims for indemnification must be made within the aforementioned periods.

          (h)  Purchaser's Investigation and Inspections.  Any investigation or
               -----------------------------------------
inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not or constitute a waiver by Purchaser of any of Seller's obligations hereunder or Purchaser's reliance thereon.

          (i)  Construction. This Agreement shall not be construed more strictly
               ------------
against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (j)  Publicity.  All notice to third parties and all other publicity
               ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser (or Parent) may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning Parent's publicly traded securities; Purchaser agrees to give Seller notice of any such public disclosure.

          (k)  General.  This Agreement may be executed in any number of
               -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Seller has no right to assign its rights (except as set forth in (m) below) or to delegate its duties hereunder. Purchaser may assign its rights and duties under this Agreement to any of its Affiliates. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

          (l)  FIRPTA.  Seller agrees to furnish Purchaser with an executed
               -------
Certification in the form attached hereto as Exhibit Q ("FIRPTA Certificate"), and such other evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such Certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that Purchaser shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445.

          (m)  Like-Kind Exchange.  Seller shall have the right, at Seller's
               ------------------
option, to sell the Property to Purchaser through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986 ("Code"). Purchaser agrees to reasonably cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow or other means as determined by Seller, provided, however, Purchaser shall not be required to incur any obligation or liability to a third party as a part of the exchange. In any event Seller shall have the right to assign its rights under this contract, in whole or in part, to a qualified intermediary (as defined under current Code regulations governing like-kind exchanges) or as otherwise necessary or appropriate to effectuate a like-kind exchange, provided that Seller shall remain liable for its obligations hereunder (and that Michael J. Mona, Jr. shall remain liable pursuant to his guaranty as hereinafter set forth) and Seller (and Michael J. Mona) shall execute such additional documentation as Purchaser may reasonably request to evidence such continuing liability. Seller shall bear the additional transaction costs and all costs and expenses incurred by Purchaser and attributable to exchange procedures in this transaction that are requested or implemented by Seller. Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller's tax purposes. In no event shall any like-kind exchange contemplated by this provision cause an extension of the date of closing set forth herein nor shall Purchaser be required to take title to any property other than the Property.

          (n)  Jurisdiction.  Any action or proceeding seeking to enforce any
               ------------
provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Nevada, County of Clark, or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                   SELLER:

                                   ST. LOUIS MANOR, INC., a Nevada corporation


                                   By:__________________________________________
                                      Michael J. Mona, Jr., President

                                   Attest:______________________________________
                                   Its:_________________________________________


                                   PURCHASER:

                                   ESA PROPERTIES, INC., a Delaware corporation


                                   By:__________________________________________
                                      Robert A. Brannon, Vice President

                                   Attest:______________________________________
                                   Its:_________________________________________


     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.


                                   /s/ Michael J. Mona, Jr.
                                   ---------------------------------------------
                                   Michael J. Mona, Jr. President

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                   SELLER:

                                   ST. LOUIS MANOR, INC., a Nevada corporation


                                   By:__________________________________________
                                      Michael J. Mona, Jr., President

                                   Attest:______________________________________
                                   Its:_________________________________________


                                   PURCHASER:

                                   ESA PROPERTIES, INC., a Delaware corporation


                                   By:/s/ Robert Brannon
                                      ------------------------------------------
                                      Robert A. Brannon, Vice President

                                   Attest: Robert Brannon
                                          --------------------------------------
                                   Its: Secretary
                                       -----------------------------------------


     The undersigned hereby guaranties the collection by Purchaser of all amounts due from Seller pursuant to the terms hereof.


                                   /s/ Michael J. Mona, Jr.
                                   ---------------------------------------------
                                   Michael J. Mona, Jr. President

                          AGREEMENT TO PURCHASE HOTEL

                                 by and among

                             MICHAEL J. MONA, JR.,

                                 DEAN O'BANNON

                                      and

                             ESA PROPERTIES, INC.



                                 June 25, 1996

                          AGREEMENT TO PURCHASE HOTEL

                               TABLE OF CONTENTS


                                                                         Page
I    DEFINITIONS AND REFERENCES ............................................1
     1.1     Definitions ...................................................1
             -----------
     1.2     References ....................................................6
             ----------
II   SALE AND PURCHASE .....................................................7
     2.1     Sale and Purchase..............................................7


III  PURCHASE PRICE ........................................................7
     3.1     Purchase Price; Allocation Thereof.............................7
             ----------------------------------
     3.2     Deposit .......................................................7
             -------
     3.3     No Assumption of Seller's Obligations..........................7
             -------------------------------------

IV   INSPECTION PERIOD .....................................................9
     4.1     Inspection Period .............................................9
             -----------------
     4.2     Submittals to Purchaser .......................................9
             -----------------------
     4.3     Review and Inspection ........................................10
             ---------------------
     4.4     Purchaser's Acceptance or Rejection ..........................10
             -----------------------------------

V    REPRESENTATIONS AND WARRANTIES........................................11
     5.1     Representations and Warranties of Seller......................11
             ----------------------------------------
     5.2     Representations and Warranties of Purchaser...................20
             -------------------------------------------
     5.3     Duration of Representations and Warranties....................20
             -------------------------------------------

VI   CLOSING MATTERS ......................................................20
     6.1     Closing ......................................................20
             -------
     6.2     Manner of Closing.............................................21
             -----------------
     6.3     Survey, Title Commitment and Searches.........................21
             -------------------------------------

VII  CLOSING DELIVERIES....................................................23
     7.1     Seller's Deliveries...........................................23
             -------------------
     7.2     Purchaser's Deliveries .......................................24
             ----------------------
     7.3     Concurrent Transactions ......................................24
             -----------------------
     7.4     Further Assurances ...........................................24
             ------------------
     7.5     Possession ...................................................24
             ----------

                                                                         Page
                                                                         ----
VIII ADJUSTMENTS AND PRORATIONS ...........................................24
     8.1     Adjustments and Prorations ...................................24
             --------------------------
     8.2     Receivables ..................................................26
             -----------
     8.3     Proration Schedule............................................26
             ------------------

IX   CONDITIONS TO SELLER'S OBLIGATIONS....................................27
     9.1     Conditions ...................................................27
             ----------
     9.2     Failure of Conditions.........................................28
             ---------------------

X    CONDITIONS TO PURCHASER'S OBLIGATIONS.................................28
     10.1    Conditions....................................................28
             ----------
     10.2    Failure of Conditions.........................................29
             ---------------------

XI   ACTIONS AND OPERATIONS PENDING CLOSING................................30
     11.1    Actions and Operations Pending Closing........................30
             --------------------------------------

XII  CASUALTIES AND TAKINGS................................................31
     12.1    Casualties....................................................31
             ----------
     12.2    Takings.......................................................32
             -------

XIII EMPLOYEES.............................................................32
     13.1    Employees, Compensation and Indemnification...................32
             -------------------------------------------

XIV  INDEMNITIES...........................................................32
     14.1    Seller's Indemnity............................................32
             ------------------
     14.2    Purchaser's Indemnity.........................................33
             ---------------------
     14.3    Notice of Claims..............................................33
             ----------------

XV   SECURITIES LAW MATTERS................................................33
     15.1    Disposition of Shares.........................................33
             ---------------------
     15.2    Acknowledgment of Restrictions................................34
             ------------------------------
     15.3    Evidence of Compliance........................................34
             ----------------------
     15.4    Legend........................................................34
             ------

XVI  NOTICES...............................................................35
     16.1    Notices.......................................................35
             -------

XVII ADDITIONAL COVENANT ..................................................35
     17.1   Additional Covenants...........................................36
            --------------------

     Exhibit A:          Land
     Exhibit B:          Excluded Assets
     Exhibit C:          Permitted Exceptions
     Exhibit D:          Submitted Financial Statements
     Exhibit E:          Allocation of Purchase Price
     Exhibit F:          Permits
     Exhibit G:          Hotel Contracts and Commissions
     Exhibit H:          Employee and Employment Arrangements
     Exhibit I:          Bookings
     Exhibit J:          Space Leases and Commissions
     Exhibit J-1:        Spaces Lessee Estoppel Letter
     Exhibit K:          Notices of Violations
     Exhibit L:          Pending or Threatened Litigation
     Exhibit M:          Documents
     Exhibit N:          Impositions
     Exhibit O:          Hotel Names
     Exhibit P:          Employee Benefit Plans
     Exhibit Q:          FIRPTA Certificate
     Exhibit R:          Non-Compete Agreement
     Exhibit S:          Note
     Exhibit T:          Escrow Agreement
     Exhibit U:          Environmental Matters

                          AGREEMENT TO PURCHASE HOTEL
                          ---------------------------


     THIS AGREEMENT is made this 25th day of June, 1996, by and between Michael
J. Mona, Jr. ("Mona"), Dean O'Bannon ("O'Bannon") (Mona and O'Bannon are sometimes hereinafter referred to, collectively as well as individually, as "Seller"), and ESA Properties, Inc., a Delaware corporation ("Purchaser").


                               R E C I T A L S:

     A. Mona and O'Bannon (each owning an undivided 50% interest, as tenants in common) are the fee owners of that certain parcel of land (and the improvements and buildings located thereon) legally described in Exhibit A and commonly referred to as the Nicolle Manor, 4240 Boulder Highway, Las Vegas,
Nevada   (the "Hotel") and the owner of the Fixtures and Tangible Personal
Property, Operating Equipment, Consumables, and Miscellaneous Hotel Assets (all as hereinafter defined).

     B. The Hotel's facilities include guest and public facilities consisting of 123 rooms, administrative offices, and service areas.

     C. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.


                              A G R E E M E N T S

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                    ARTICLE

                          DEFINITIONS AND REFERENCES

     1.1  Definitions.  As used herein, the following terms shall have the
          -----------
respective meanings indicated below:

     Affiliate:  With respect to a specific entity, any natural person or any
     ---------
firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decision of any such entity, whether through the ownership of voting securities, by contract, or otherwise.


     Agreement:  This Agreement to Purchase Hotel, including the Exhibits.
     ---------

     Bookings:  Contracts for the use or occupancy of guest rooms of the Hotel.
     --------

     Closing:  As defined in Section 6.1.
     -------

     Compensation:  The direct salaries and wages paid to, or accrued for the
     ------------
benefit of, any Employee, incentive compensation, vacation pay, severance pay, employer's contributions under F.I.C.A., unemployment compensation, workmen's compensation, or other employment taxes, and payments under Employee Benefit Plans (as hereinafter defined).

     Consumables:  All food and beverages (alcoholic, to the extent transferable
     -----------
under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand (which shall include off-site storage) on the date hereof, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing food or services to the Hotel.

     Cut-off Time:  12:01 A.M. on the Closing Date.
     ------------

     Department: Nevada Department of Revenue.
     ----------

     Deposit:  As defined in Section 3.2.
     -------

     Documents:  Reproducible copies of all plans, specifications, drawings,
     ---------
blueprints, surveys, environmental reports and other similar documents which Seller has in its possession, or has a right to, as the same relate to the Real Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Real Property.

     Employee(s):  All persons employed by Seller pursuant to Employment
     -----------
Arrangements.

     Employee Benefit Plans:  All employee benefit plans, as that term is
     ----------------------
defined in Section 3(2)(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including "multi-employer pension plans" as defined in Section 3(37) of ERISA, and each other employee benefit plan or program (including welfare benefit plans as defined in Section 3(1) of ERISA) to which Seller contributes on behalf of any of the Employees.

     Employment Arrangement(s):  Those agreements, oral or written, with all or
     -------------------------
any of the executives, staff and employees of Seller for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

     Environmental Laws:  As defined in Section 5.1(u).
     ------------------

     Environmental Study:  As defined in Section 4.3.
     -------------------

     Excluded Assets:  The following:  (i) those assets, if any, listed on
     ---------------
Exhibit B hereto owned and to be retained by Seller; (ii) receivables; and (iii) except as provided to the contrary in Section 17.1(e) hereof, all records, files and proprietary operating manuals in the Hotel.

     Excluded Permits:  Permits and licenses required for the ownership and
     ----------------
operation of the Hotel which, under applicable law, are nontransferable.

     Fixtures and Tangible Personal Property:  All fixtures, furniture,
     ---------------------------------------
furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, and other articles of personal property now located on the Real Property or held in storage for future use at the Hotel and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or other persons (other than Seller or any affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing goods or services to the Hotel; and (v) Improvements.

     FIRPTA Certificate:  As defined in Section 17.1(l).
     ------------------

     Hazardous Material:  As defined in Section 5.1(u).
     ------------------

     Hotel:  The hotel referred to in the Recitals.
     -----

     Hotel Contracts:  All management, service, maintenance, material purchase
     ---------------
orders, leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the

Space Leases, (iv) the Employment Arrangements, and (v) the Employee Benefit Plans.

     Hotel Names:  All names or other identifications used in connection with
     -----------
the operation of Hotel.

     Impositions:  All taxes and other governmental charges of any kind
     -----------
whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements:  The buildings, structures (surface and sub-surface) and
     ------------
other improvements, including such fixtures as shall constitute real property, located on the Land.

     Inspection Period:  As defined in Section 4.1.
     -----------------

     Land:  The parcel of real estate described in Exhibit A hereto, together
     ----
with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders,
     ------------------
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

     Material Bookings:  All Bookings for meetings and banquet facilities and,
     -----------------
with respect to guest rooms, any contract for seven (7) or more room nights.

     Material Contracts:  All Hotel Contracts which cannot be cancelled by 30
     ------------------
days' or less notice without penalty or premium payment.

     Miscellaneous Hotel Assets:  All contract rights, leases, concessions,
     --------------------------
trademarks, logos, copyrights, assignable warranties and other items of intangible personal property relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) Space Leases; (iv) Permits; (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (vi) books and records (except as provided in Section 17.1(e); (vii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (viii) utility and similar deposits; (ix) prepaid insurance or other prepaid items; or (x) prepaid license and permit fees; except to the extent that Seller receives a credit at Closing for any such item or matter.

     Non-Compete Agreements:  The Non-Compete Agreements delivered by Seller to
     ----------------------
Purchaser pursuant to the terms of Section 7.1 hereof.

     Obligations:  All payments required to be made and all representations,
     -----------
warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

     Operating Equipment:  All china, glassware, linens, silverware and
     -------------------
uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

     Parent:  Extended Stay America, Inc., a Delaware corporation.
     ------

     Permits:  All licenses, franchises and permits, certificates of occupancy,
     -------
authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     Permitted Exceptions:  Any liens, encumbrances, restrictions, exceptions
     --------------------
and other matters specified in Exhibit C to which title to the Property may be subject on the Closing Date.

     Personal Property:  All of the Property other than the Real Property.
     -----------------

     Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal
     --------
Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to and under the Hotel Contracts and Space Leases; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Hotel Names; (ix) the Documents; and (x) all other Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets.

     Proratable Compensation:  Compensation exclusive of severance pay and
     -----------------------
Employee Benefit Plans.

     Purchase Price:  As defined in Section 3.1.
     --------------

     Real Property:  The Land together with the Improvements located on the
     -------------
Land.

     Searches:  As defined in Section 6.3(c).
     --------

     Section 1445:  As defined in Section 17.1(l).
     ------------

     Space Leases:  All leases, licenses, concessions and other occupancy
     ------------
agreements, and any amendments thereto, whether or not of record, for the use or occupancy of any portion of the Real Property excluding, however, Bookings.

     Space Lessee:  Any person or entity entitled to occupancy of any portion of
     ------------
the Real Property under a Space Lease.

     Submittals:  As defined in Section 4.2.
     ----------

     Submitted Financial Statements:  Those financial statements of the Hotel
     ------------------------------
identified in Exhibit D hereto.

     Survey:  The survey for the Property prepared in accordance with Section
     ------
6.3(a).

     Title Commitment:  The commitment for title insurance issued in accordance
     ----------------
with Section 6.3(b).

     Title Company: United Title of Nevada.
     -------------

     Title Defect:  A lien, claim, charge, security interest or encumbrance
     ------------
other than a Permitted Exception.

     Title Documents:  As defined in Section 6.3.
     ---------------

     Title Papers:  As defined in Section 6.3(b).
     ------------

     Title Policy:  As defined in Section 10.1(g).
     ------------

     UCC:  The Uniform Commercial Code in effect in Nevada.
     ---

     Violation:  Any condition with respect to the Property which constitutes a
     ---------
violation of any Legal Requirements.

     1.2  References.  Except as otherwise specifically indicated, all
          ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                  ARTICLE II

                               SALE AND PURCHASE

     2.1  Sale and Purchase.  Seller hereby agrees to sell (or to cause to be
          -----------------
sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.


                                    ARTICLE

                                 PURCHASE PRICE

     3.1  Purchase Price; Allocation Thereof.  The purchase price ("Purchase
          ----------------------------------
Price") for the Property and the Non-Compete Agreements shall be Five Million Five Hundred Thousand Dollars ($5,500,000.00) payable by delivery of a Note from Purchaser to Seller in the form attached hereto as Exhibit S.

     The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property and the Non-Compete Agreements as set forth on Exhibit E hereto.

     3.2  Deposit.  Concurrently herewith, Purchaser is depositing the sum of
          -------
$50,000.00 (the "Deposit") with Title Company to secure performance of Purchaser's obligations hereunder. The Deposit and interest earned thereon shall be held in an interest bearing account until the Closing Date (except as otherwise provided herein) at which time the Deposit shall be paid as a credit against the Purchase Price. Except as hereinafter provided, if the transaction contemplated hereby does not close because of a default by Purchaser hereunder, the parties agree that the Deposit and interest earned thereon shall be delivered to Seller as Seller's sole and exclusive liquidated damages, which amount the parties agree is a reasonable sum considering all of the circumstances existing on the date of this Agreement, including, without limitation, the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale, and the fact that proof of actual damages would be impossible to determine. Notwithstanding the foregoing, if the transaction contemplated hereby does not close and Purchaser shall not have defaulted hereunder, the Deposit and all interest earned thereon shall be returned promptly to Purchaser and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity, provided, however, that Seller shall have no liability for any reduction in the market price of Parent's publicly traded stock as a result of such default.

     3.3  No Assumption of Seller's Obligations.  Except as specifically
          -------------------------------------
provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller, including, but not limited to, the following:

          (a) Obligations of Seller now existing or which may arise prior to the Cut-off Time with respect to any accounts payable or other payables;

          (b) Obligations prior to the Closing Date of any term, covenant or provision of any Employee Benefit Plan, Employment Contract, Hotel Contract or Space Lease;

          (c) Obligations of Seller now existing or which may hereafter exist by reason of or in connection with any alleged misfeasance or malfeasance by Seller in the conduct of its business, and with respect to any tort liability;

          (d) Obligations to Employees with respect to any Compensation (or pursuant to any Employment Contract or Employee Benefit Plan); and

          (e) Obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including without limitation, any Federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.4  Payment of the Note.  Purchaser shall satisfy its obligations under
          --------------------
the Note by delivering shares ("Shares") of common stock, par value $.01 per share, of Parent, and/or cash to Seller, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

          (a) Purchaser and Seller acknowledge that Purchaser shall deliver Shares to Seller only if such Shares are the subject of Approved Sales (defined below). The net proceeds realized by Seller from the sale of the Shares shall be deducted from the balance of the Note. Seller agrees that it shall sell such Shares only in bona fide private placements which are approved by Purchaser in its absolute discretion to a person or persons not affiliated with, related to, or associated with Seller ("Approved Sales"). Purchaser shall deliver to Seller that number of Shares equal to the number of Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

          (b) If the net proceeds actually received from Approved Sales are less than the amount due under the Note, Purchaser shall also deliver cash to Seller prior to the maturity date of the Note having a value equal to the difference between the amount due under the Note and the net proceeds received from Approved Sales. In the event no Approved Sales occur prior to the maturity date of the Note, the Note shall be payable in cash on or before its stated maturity date. Seller shall use the net proceeds received from Approved Sales first to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property. Notwithstanding the above, if net proceeds received from Approved Sales are insufficient to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property, Purchaser shall set off against amounts due under the Note an amount equal to such insufficiency and Purchaser shall apply such amount to satisfy and release such liens.

          (c) The Note shall be paid pursuant to an escrow agreement to be entered into between Purchaser, Seller and an escrow agent mutually agreed upon by Purchaser and Seller, the form of which is attached hereto as Exhibit T. All costs of such escrow shall be borne by Purchaser.

          (d) Purchaser shall indemnify, defend, and hold Seller harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.


                                    ARTICLE

                               INSPECTION PERIOD

     4.1  Inspection Period.  The "Inspection Period" shall be the period from
          -----------------
the date hereof to 11:59 P.M. on June 30, 1996 (provided that such period shall be extended on a day-for-day basis in the event Purchaser does not receive the survey referenced in Section 6.3(a) hereof on or before June 23, 1996).

     4.2  Submittals to Purchaser.  Seller, at its expense, shall deliver (if
          -----------------------
such are within Seller's possession or are reasonably available to Seller) to Purchaser on or before June 26, 1996, true and correct copies of the following:

          (a) the Permits, Hotel Contracts, Employment Arrangements, Employee Benefit Plans, a summary of the amounts, dates, and credit information of Material Bookings (whether for periods before or after the Closing Date), Space Leases and notices of Violations (if any);

          (b) a descriptive summary of the manner in which all Bookings are made, whether oral or written, with or without deposits or firm or contingent commitments for reservations, along with a copy of the written agreements or confirmation letters used in connection with the Bookings;

          (c) a descriptive summary of all pending or threatened litigation listed on Exhibit L;

          (d) the most recent real estate and personal property tax statements for the Property;

          (e) all Documents, including, but not limited to, the plans and specifications;

          (f) the most current inventory of all Fixtures and Tangible Personal Property, Operating Equipment and Consumables;

          (g) all other documents or instruments of record or otherwise relating to the Property available to Seller;

          (h) copies of all financial reports prepared by the accountant for Seller for the fiscal year of Seller for the three (3) years preceding the date hereof ("Submitted Financial Statements"); and

          (i) information reflecting the insurance loss history of the Property for the period from January 1, 1994 to the present and copies of all insurance policies relating to the Property.

     4.3  Review and Inspection.  During the Inspection Period, Purchaser shall
          ---------------------
review the Submittals and shall have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense, except as provided herein. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the Submitted Financial Statements and, in connection therewith, Seller shall supply such documentation as Purchaser or Purchaser's accountants may reasonably request to facilitate such review. Purchaser shall conduct all such inspections and reviews in confidence and so as not to interfere unreasonably with the operation of the Hotel. During the Inspection Period, Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study").

     4.4  Purchaser's Acceptance or Rejection.  If, in its sole and absolute
          -----------------------------------
discretion, Purchaser accepts the condition of the Property and the Submittals, it shall give Seller written notice of such acceptance before expiration of the Inspection Period. If Purchaser shall give Seller a notice of disapproval before expiration of the Inspection Period or fails to give such notice, then, without the necessity of further documentation, this Agreement shall be deemed terminated and the Deposit and all interest earned thereon shall be returned to Purchaser. Purchaser shall pay to Seller the sum of $100.00 as fixed and liquidated compensation for such termination, and neither party shall have any further obligation or liability to the other party hereunder. The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting the inspections contemplated by Section 4.3 and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period. Notwithstanding the above, if the Inspection Period is extended due to Purchaser's receipt of the survey after June 23, 1996, Purchaser may terminate this Agreement pursuant to the terms of this Section 4.4 after June 30, 1996, only due to matters raised on such survey.

     4.5  Extension of Inspection Period.   Purchaser shall have the option to
          -------------------------------
extend the Inspection Period to July 15, 1996, subject to the following provisions:

          (a) Purchaser shall notify Seller on or before June 30, 1996 of Purchaser's exercise of its option to extend the Inspection Period; and

          (b) Purchaser shall deliver to Seller $25,000.00 which shall be earned by Seller but treated as an additional Deposit provided, however, that such additional Deposit shall not be subject to return to Purchaser pursuant to the terms of Section 4.4 hereof.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     5.1  Representations and Warranties of Seller.  Mona and O'Bannon, jointly
          -----------------------------------------
and severally, hereby represent and warrant the following to Purchaser:

          (a)  Due Organization, etc. Seller has full power and authority (i) to
               ---------------------
own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign, and deliver the Property to Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (other than the issuance and sale of Shares pursuant to the Note), except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which Seller is a party or by which it or the Property is bound.

          (b)  Intentionally Omitted.

          (c)  Title to Personal Property.  Seller has good and marketable title
               --------------------------
to the Personal Property, subject only to the Permitted Exceptions. All items of Personal Property have been fully paid for to the extent that normal business practice permits, except those items which are subject to installment payments and with respect to which there are no installments due which are delinquent.

          (d)  Permits.  To Seller's knowledge, (i) Exhibit F identifies all
               -------
existing Permits and is complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Hotel; (iii) no default has occurred in the due observance or condition of any Permit which has not been heretofore corrected; and (iv) no Space Lessee has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel or any other operation connected therewith.

          (e)  Hotel Contracts.  Exhibit G identifies all material Hotel
               ---------------
Contracts and the information noted therein is complete and correct in all material respects. Except as disclosed in Exhibit G, there is no default under any Hotel Contract. Seller has provided (or will provide during the Inspection Period) true and correct copies of all Hotel Contracts to Purchaser. Each Hotel Contract (other than the Hotel Contracts designated as Material Contracts on Exhibit G) may be cancelled upon 30 days' or less notice without penalty or premium payment.

          (f)  Hotel Names.  Exhibit O hereto identifies all Hotel Names and is
               -----------
complete and correct in all respects. Seller has not received any notice that the use of any thereof infringes on the rights of a third party.

          (g)  Space Leases.  Exhibit J identifies all Space Leases and is
               ------------
complete and correct in all material respects. Except as disclosed in Exhibit J, there is no default, under any Space Lease. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all Space Leases. Seller owns all right, title and interest of the lessor under each Space Lease.

          (h)  Commissions, etc.  Except as may be disclosed on Exhibits G or J
               ----------------
and other than in the ordinary course of business in connection with Bookings, there are no commissions or referral fees relating to the Hotel currently outstanding, nor will there be any such commissions or referral fees outstanding, on or before the Closing Date. Seller has not entered into any agreements with any referral organization or booking agent which contain any obligations that extend beyond the Closing Date.

          (i)  Impositions.
               -----------

               (i) Except as described on Exhibit N hereto, Seller has timely filed all returns and reports for sales, use and property taxes required to be filed by it with respect to the operation of the Property and has paid in full or made adequate provision by the establishment of reserves for Impositions which have become due with respect to the operation of the Property. There is no sales, use or property tax deficiency proposed or threatened against Seller with respect to the operation of the Property. There are no tax liens upon any property or assets of Seller. Seller has made all payments of sales, use and property taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Property.

               (ii) Impositions which Seller was required by law to withhold or to collect with respect to the Property have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment, and all such withholdings and collections and all other payments due in connection therewith as of the date of the Submitted Financial Statements are duly reflected on the Submitted Financial Statements.


               (iii) Seller is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local sales, use or property taxing authority.

          (j)  Fixtures, Tangible Personal Property, etc.  Each guest room
               -----------------------------------------
contains furniture and furnishings consistent with Seller's historical furnishing of such guest rooms. The quantities of Fixtures and Tangible Personal Property, Consumables and Operating Equipment in the Hotel, including physical reserves, are sufficient for the proper and efficient operation of the Hotel in accordance with the standards of operation heretofore maintained by Seller. Seller shall continue to maintain the same at a level consistent with the average maintenance for the 12 months preceding the date hereof until the Cut-off Time.

          (k)  Submitted Financial Statements.  The Submitted Financial
               ------------------------------
Statements for the Hotel (which shall include the income of restaurants, bars, retail rental space and garage portions of the Hotel, if any) fairly present the results of operation of the Hotel for the periods indicated, and, except as set forth as Exhibit D, were prepared in accordance with generally accepted accounting principles, on a consistent basis, and there has been no material adverse change in the results of the operations of the Hotel since the statement dated for the period ended December 31, 1995.

          (l)  Bookings.  Exhibit I identifies all Bookings for periods from and
               --------
after the date hereof.

          (m)  Pending Litigation.  Except as described in Exhibit L, there are
               ------------------
no actions, suits, or proceedings, pending or to Seller's knowledge threatened against Seller or affecting any of Seller's rights, in each case, with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceedings. Except as noted in Exhibit K, to Seller's knowledge the Hotel complies with all Legal Requirements. Except as noted in Exhibit K, Seller has not received any notice of any Violation of a Legal Requirement which has not been heretofore corrected. Prior to the Closing Date, any uncured Violations listed in Exhibit K and any other Violations that arise shall be cured by Seller at its sole expense.

          (n)  Condemnation.  To the knowledge of Seller, there are no pending,
               ------------
or, threatened, condemnation proceedings or condemnation actions against the Real Property or any of the rights-of-way located adjacent thereto.

          (o)  Intentionally Omitted.

          (p)  Assessments.  To Seller's knowledge, no governmental assessment
               -----------
for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or threatened, except as may be set forth on Exhibit C.

          (q)  Labor Disputes.  During the three (3) years preceding the date
               --------------
hereof, Seller has not experienced any labor disputes or labor trouble other than routine grievances or organizational efforts, none of which have had a material adverse effect on the operations of the Property.

          (r)  Employees.  Exhibit H is a complete list of all Employees with
               ---------
their salaries, position and terms of employment; and (i) except as set forth on Exhibit H, Seller is not a party to any Employment Arrangement and no union is presently serving as collective bargaining agent for any Employees; (ii) to the best of Seller's knowledge, no union presently is conducting or planning to conduct an organizational campaign for any Employees; and (iii) with the exception of the Employee Benefit Plans listed on Exhibit P, there is no pension, profit-sharing, bonus or other employee benefit plan relating to current or past Employees.

          (s)  Utilities.  All utility equipment and facilities required for the
               ---------
operation and use of the Hotel are located on the Property and all agreements for providing utilities are with direct providers.

          (t)  Material Changes.  There are no facts or circumstances having
               ----------------
specific application to the Hotel (other than general economic or industry conditions) not disclosed to Purchaser of which Seller has knowledge, which have or could have a material adverse effect upon the Hotel. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same prior to the Closing Date.

          (u)  Environmental Matters.
               ---------------------

               (i) Seller has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose (as hereinafter defined) of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in a manner giving rise to any liability whatsoever. Seller has not stored, handled, treated, or disposed of, nor allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 5.1(u), the term "Hazardous Substances" shall include, without limitation, any material or substance that is one or more of the following: (i) defined as a conventional, hazardous, toxic, regulated or solid pollutant, contaminant, substance or waste pursuant to any Environmental Law (as hereinafter defined), (ii) petroleum, (iii) asbestos, (iv) corrosive, toxic, flammable, explosive, reactive, mutagenic, carcinogenic, infectious or radioactive, (v) materials mixed with, containing or derived from any of the foregoing or (xvii) any material which is or becomes regulated by any Environmental Law which is released (as hereinafter defined) at or from the Real Property or which has migrated to or from the Real Property or is found on the Real Property or any other site affected by such release at, to, on or from the Real Property. The terms release(d), transport(ed), store(d), treat(ed), handle(d), arrange(d), dispose(d) and disposal shall have the meanings assigned by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq. (42 U.S.C.A. Section 6903 ("RCRA").

               (ii) To Seller's knowledge, there has not occurred during Seller's occupancy nor is there currently occurring, a release of any Hazardous Substance to, from, on, into, or beneath the surface of the Land.

               (iii) The Seller has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received written notice, nor does it have knowledge of any facts which could give rise to any written notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Seller has not submitted nor was it required to submit any notice pursuant to
     Section 103(c) of CERCLA, or pursuant to any federal, state or local requirement for notification of a release with respect to the Real Property. Seller has not received any written request for information from any federal, state or local governmental authority in connection with any release. Seller has not been required to or has not undertaken any response, investigation, monitoring, or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

               (iv) Seller does not use, and has not used, any Underground Storage Tanks, and there are not now nor to Seller's knowledge have there ever been any Underground Storage Tanks on the Land. For purposes of this Section 5.1(u)(iv), the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

               (v)    There is no asbestos in or on the Real Property.

               (vi) Seller has not received written notice of any violation, noncompliance or breach of any environmental or worker safety laws or regulations which require any work, repairs, construction, or capital expenditures with respect to the assets or properties of Seller.

               (vii) Exhibit U identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by Seller or its respective agents or known to have been undertaken by or at the order or request of governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring or investigation undertaken with respect to the Real Property;
     (iii) all written communications between Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

               (viii)  Seller's Environmental Indemnity.

                       (a)  Definitions. Notwithstanding anything
                            -----------
          contained in this Agreement to the contrary, for purposes of this Agreement the following terms shall have the following meanings:

                       "Environmental Claim" means any written
                        -------------------
          claim, demand, notice of violation, injunction or order for personal injury, including sickness, disease or death, tangible or intangible property damage, environmental stigma, lost profits or other business losses, impaired financial value, damage to the environment, nuisance, pollution, contamination or reimbursement of cleanup costs or other adverse effects on the environment, or for fines, penalties or restrictions, arising or resulting from, based on, caused by or related to the existence or the continuation of the existence of Hazardous Substances made, asserted or prosecuted by or on behalf of any third party. Environmental Claim shall include, without limitation, any costs or expenses incurred to investigate, contain, remove, remedy, treat, or monitor any Hazardous Substances and any media, including soil and groundwater, impacted by Hazardous Substances, as required by any Environmental Law or by regulatory enforcement officials acting under or pursuant to any Environmental Law, or by federal or state courts, lost profits, loss of use, diminution in value, liens against the Real Property relating to Hazardous Substances and any failure or defect in title to the Real Property occasioned by the migration from or presence of Hazardous Substances or Seller's failure to comply with any Environmental Law.


                    "Environmental Law" means any federal, state,
                     -----------------
          or local statute, ordinance, rule, regulation, order, consent decree, judgment or common law doctrine, or interpretation thereof, as amended, and provisions and conditions of permits, licenses and other operating authorizations, as amended, related to protection, remediation or restoration of the environment, including natural resources, or protection of human health, worker safety, industrial, agricultural or silvicultural chemicals, pesticides, insecticides, fungicides, rodenticides, fertilizers, toxic substances, surface, subsurface or drinking water, food, drugs, or cosmetics or related to cleanup, fines, orders, injunctions, penalties, notification, contribution, cost recovery, losses or injuries to person or property resulting from contamination or pollution or hazards to human health or welfare or the environment which are now or may hereafter become in effect including, without limitation, CERCLA and RCRA, (collectively, as amended and together with all regulations promulgated thereunder, "Environmental Laws").

                    (b)  Indemnification. Seller shall defend,
                         ---------------
          indemnify and hold harmless Purchaser, its nominees, officers, directors, agents, employees, successors, lenders, assigns, affiliates, subsidiaries, parent companies (if any), shareholders, lenders, representatives and the successors and assigns of all of the foregoing from and against:

                    1.   Environmental Claims; and

                    2. Fines and penalties imposed on Purchaser, its successors, assigns, parents, subsidiaries, officers, directors, shareholders, agents, employees, lenders and representatives and the successors and assigns of all of the foregoing as a result of a violation by Seller of any Environmental Law arising from or related to any Hazardous Substances; and/or

                    3. Any breach of any of representations and warranties of Seller set out herein at Section
          5.1(u)(i) through 5.1(u)(vii).

                    (c)  Discharge of Environmental Claims. In
                         ---------------------------------
          the event that Purchaser notifies Seller of any claim that may be subject to an indemnification obligation under this Section 5.1(u), Seller shall, within thirty
          (30) days from the date of receipt of notice, acknowledge and assume the liability asserted. During such thirty (30) day period, Purchaser shall not take any action or incur any expense with respect to the claim, except to the extent that such action or expense is legally required or reasonably necessary under the circumstances.

                    Seller shall have the right and obligation to control, manage and direct all discussions, proceedings and activities regarding the satisfaction or discharge of any claim which is assumed by Seller or any liability or obligation that such a claim seeks to impose on Seller.

                    Purchaser shall have the right, at its own expense, to consult with Seller, through counsel or otherwise, with respect to all meetings and proceedings with adverse parties or governmental authorities regarding any Environmental Claim and with respect to all activities pertaining to that matter. Prior to initiating or participating in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, Seller shall consult with Purchaser. This right of consultation shall not apply to confidential meetings or documents in cases where Seller or Purchaser are disputing or litigating claims against each other in a judicial or administrative proceeding. Seller shall promptly notify Purchaser in writing before Seller initiates or participates in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, including without limitation decisions or discussions concerning matters not covered by this Agreement. Purchaser shall have the right, but not the obligation, to participate in such meetings or proceedings.

                    (d)  Remedies. If Seller fails to perform its
                         --------
          obligations under this Section 5.1(u), Purchaser may, at its option (1) bring an action for injunction or specific performance of this Section 5.1(u) or this Agreement, and in such action, recover damages suffered by Purchaser as a result of Seller's breach or delay in performing its obligations, or (2) bring an action for damages for Seller's breach of its obligations, or (3) bring an action for response costs or other relief under federal or state environmental laws or regulations, or (4) any combination of the above. In the event that Purchaser prevails in such an action, it shall be entitled to recover from Seller the costs and expenses of bringing the action, including reasonable attorneys' fees. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair any such right or remedy or be construed as a waiver of such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition of this Agreement. All rights, powers, options or remedies afforded to Purchaser either under this Section 5.1(u) or this Agreement or by law or by equity, shall be cumulative and not alternative and the exercise of any right, power, privilege or remedy shall not bar other rights, powers, privileges or remedies.

                    (e)  Survival. Seller's obligations under
                         --------
          this Section 5.1(u) shall survive (i) the closing of the sale that is the subject of this Agreement for a period of two (2) years and (ii) the termination of this Agreement. All claims for indemnification pursuant to this Section 5.1(u) must be made within two (2) years from the Closing Date.

          (v)  Intentionally Omitted.

          (w)  Documents.  Seller has made available to Purchaser all of the
               ---------
Documents; Seller knows of no other document or instrument relating to the Hotel, or the ownership or operation thereof.

          (x)  Seller's Knowledge.  For the purposes of this Section 5.1, the
               ------------------
phrases "to the best of Seller's knowledge," "to Seller's knowledge" and similar phrases shall imply a reasonable inquiry by Seller of its employees (but shall not require Seller to hire third party consultants).

          (y)  Third Party Property. Seller is not in possession of any property
               --------------------
owned by third parties other than (i) property leased by Seller pursuant to leases disclosed to Purchaser pursuant to this Agreement; (ii) baggage of current guests which has been checked with or left in the care of Seller; and
(iii) contents in safe deposit boxes deposited by current guests.

          (z)  Investment Representations.  Seller represents that it and its
               --------------------------
partners have received a prospectus of Parent dated June 17, 1996.

          (aa) Notices.  No filing is required with any state or local taxing
               --------
authority as a result of the bulk sale of Seller's business assets.

          (bb) Seller's Predecessor.  Any representation or warranty herein
               --------------------
which is limited to Seller's ownership, occupancy or operation of the Property shall include the period that the Property was owned, occupied, or operated by Santa Fe Springs Partners, a Nevada general partnership.

     5.2  Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants the following to Seller:

          (a)  Authority.  Purchaser has all requisite power and authority to
               ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

          (b)  No Conflict. The execution and delivery of this Agreement and the
               -----------
consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Purchaser is a party or by which it is bound.

          (c)  Parent Shares.  The Shares have been registered by the Parent
               -------------
pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Seller in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock. At Closing, the Registration Statement shall have been declared effective under the 1933 Act and the Parent shall be in compliance with the undertakings contained in the Registration Statement.

     5.3  Duration of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date.

                                  ARTICLE VI

                                CLOSING MATTERS

     6.1  Closing.  The closing of the transaction contemplated hereby (the
          -------
"Closing") shall take place at the offices of the Title Company on July 15, 1996 (the "Closing Date") unless Purchaser extended the Inspection Period pursuant to
Section 4.5 hereof, in which event the Closing Date shall be July 31, 1996, or such other date as may be mutually agreed by the parties.

     6.2  Manner of Closing.  The transaction shall be closed with the
          -----------------
concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 7.1(e) and the payment of the Purchase Price.

     6.3  Survey, Title Commitment and Searches.
          -------------------------------------

          (a)  Survey.  Purchaser intends to obtain a plat of survey ("Survey")
               ------
of the Property prepared by a surveyor licensed by the State of Nevada, in conformity with Class A minimum detail requirements and the current standards for Land Title Surveys of the American Title Association and American Congress on Surveying and Mapping and such standards as are required by the Title Insurer as a condition to the removal of any survey exceptions from the Title Commitment, certified to Purchaser, Parent, its lender, if any, and the Title Insurer after the date hereof, showing, without limitation of the foregoing requirements, the following information with respect to the Property:

               (i)     the legal description and boundaries thereof;

               (ii) the location and street and common addresses of all improvements situated thereon;

               (iii) the location, course and recording numbers, if applicable, of all water, gas, electric, sewer line and other easements, either visible or recorded, and party walls;

               (iv) public and private streets, roads, alleys and highways and their common or official names;

               (v) record and physical access to and from a public road or way;

               (vi) no encroachments thereon or by any Improvements located thereon on adjacent property;

               (vii) the amount of gross square feet and net square feet (that is, after deducting the area of that portion of the Property, if any, lying in the existing or proposed right-of-way of a public street or road) contained in the Real Property;

               (viii) building lines or other restrictions affecting the Property; and

               (ix) whether any portion of the Property is located in an area designated as being subject to flood hazards or flood risks or wetlands by any agency of the United States of America.

          (b)  Title Commitment. Seller shall deliver to Purchaser, on or before
               ----------------
June 23, 1996, a title commitment for an ALTA Owner's Insurance Policy issued by the Title Company ("Title Commitment") showing title to the Real Property in the Seller, subject only to the Permitted Exceptions, containing full extended coverage over all general exceptions, a 3.1 zoning endorsement (amended to include parking), location, survey and contiguity endorsements, an endorsement that the real estate tax bills for the Property do not include taxes pertaining to other real estate, and such other endorsements as may be reasonably requested by Purchaser, and dated after the date hereof. Seller shall also deliver full and legible copies of all documents ("Title Papers") referred to in the Title Commitment.

          (c)  Defects.  If the Survey, Title Commitment, or UCC, judgment, and
               -------
tax lien searches on the names of Seller (collectively, "Title Documents") shall reflect any facts that would result in a Title Defect, Seller shall have thirty
(30) days from the expiration of the Inspection Period within which to cure or remove the Title Defect. Seller shall be obligated to remove mortgages, deeds of trust and other liens or encumbrances for the payment of money of a definite and ascertainable amount, which the parties agree may be removed by the use of the proceeds of sale at Closing as provided in Section 6.3(d) below. In the alternative, Seller may make arrangements satisfactory to the Title Company for the cure (including insurance over) or removal of record of any such Title Defect. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the thirtieth (30th) day, the Purchaser shall either:
(i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the Deposit and all interest earned thereon shall be returned to Purchaser and the parties shall have no further obligation or liability to each other hereunder; or (ii) accept the Title Commitment, Survey, or Searches as is, with the right, however, to deduct the amount of Title Defects represented by liens or encumbrances for the payment of money of a definite or ascertainable amount from the Purchase Price payable at Closing (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions and Exhibit C shall be amended, if necessary, to include such additional Permitted Exceptions. Election No. 2 shall be made by the Purchaser giving Seller written notice thereof within five (5) days after notice of Seller's inability to cure or remove the Title Defect and in the absence of notice of Election No. 2 within such five (5) day period, Purchaser shall be deemed to have elected Election No.
1. In the event Purchaser elects Election No. 1 and a Title Defect was created or consented to by Seller, Purchaser shall be paid by Seller the actual costs of Purchaser's investigation not to exceed $25,000.00 in addition to recovery of the Deposit.

          (d)  Removal of Liens, etc.  If on the Closing Date there shall be any
               ---------------------
Title Defect created to secure the payment of money, then Seller shall either
(a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company, in advance of Closing, whereby Seller will deposit with the Title Company sufficient monies, acceptable to the Title Company to induce the Title Company to issue the Title Policy to

Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect. Purchaser agrees to provide at Closing separate certified checks as requested, to facilitate the satisfaction of any such Title Defects, if request is made within a reasonable time prior to the Closing Date. The existence of any Title Defects capable of satisfaction by the payment of money shall not be deemed to be Title Defects for the purposes of cure periods, as discussed supra in Section 6.3(c), if Seller shall comply with the foregoing
             -----
requirements.

                                  ARTICLE VII

                              CLOSING DELIVERIES

     7.1  Seller's Deliveries.  At Closing, Seller shall deliver, or cause to be
          -------------------
delivered to Purchaser, the following, each of which shall be in form and substance reasonably acceptable to counsel for Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

          (a) a recordable grant, bargain, and sale deed from Seller to Purchaser subject only to the Permitted Exceptions;

          (b) a Bill of Sale, with special covenants of title, transferring to Purchaser all of Seller's right, title and interest in and to each and every item of Fixtures and Tangible Personal Property, Documents, Consumables and Operating Equipment to be transferred hereunder subject only to Permitted Exceptions, and with respect to any vehicles included therein, such separate forms of assignment as are required to be filed with any governmental agency to effect such change in registration of ownership;

          (c) all of the Bookings, Hotel Contracts, Space Leases, Permits and other tangible Miscellaneous Hotel Assets, together with an Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits) and all other Miscellaneous Hotel Assets;

          (d)  the certificates referred to in Section 10.1(b) hereof;

          (e)  a FIRPTA Certificate;

          (f)  evidence of termination of the Employees;

          (g)  the opinion of Seller's counsel as provided by Section 10.1(c);

          (h) a Non-Compete Agreement substantially in the form of Exhibit R executed by Michael J. Mona, Jr. and Dean O'Bannon; and

          (i) evidence, satisfactory to Purchaser, of the termination of all management agreements and other management arrangements with respect to the Hotel.

     7.2  Purchaser's Deliveries.  At the Closing, Purchaser shall cause to be
          ----------------------
delivered to Seller:

          (a)  the Note;

          (b) the certificate referred to in Section 9.1(b) hereof;

          (c) the opinion of Purchaser's counsel as provided by Section 9.1(c); and

          (d) the written undertaking of Purchaser as provided by Section
9.1(d).

     7.3  Concurrent Transactions.  All documents or other deliveries required
          -----------------------
to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4  Further Assurances.  Seller and Purchaser will, at the Closing, or at
          ------------------
any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser, hereunder.

     7.5  Possession.  Possession of the Property shall be delivered at Closing.
          ----------
Subject to the provisions of Section 17.1(e), Excluded Assets (other than any thereof under leases to be assumed by Purchaser) shall be removed from the Hotel by Seller, at its expense, on or before the Closing Date. Seller, at its expense shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.


                                 ARTICLE VIII

                          ADJUSTMENTS AND PRORATIONS

     8.1  Adjustments and Prorations.  The following matters and items shall be
          --------------------------
apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

          (a)  Down Payments for Reservations.  Any pre-closing down payments
               ------------------------------
made to Seller on confirmed reservations for dates after the Closing Date will be credited to Purchaser as of the Closing. Any post-closing down payments made to Seller on confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

          (b)  Taxes and Assessments.  All ad valorem taxes, special or general
               ---------------------
assessments, personal property taxes, attorneys' fees directly related to the reduction of taxes or assessments, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees. If the amount of any such item is not ascertainable on the date the proration schedule is completed pursuant to Section 8.3, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Notwithstanding the above, special real property tax assessments for which the work is substantially completed as of the Closing Date shall be paid by Seller.

          (c)  Utility Contracts.  Telephone and telex contracts and contracts
               -----------------
for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

          (d)  Hotel Contracts and Space Leases.  Any amounts prepaid or payable
               --------------------------------
under any Hotel Contracts and Space Leases shall be apportioned between the parties. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

          (e)  License Fees.  Fees paid or payable for Permits (other than
               ------------
Excluded Permits) shall be apportioned between the parties.

          (f)  Hotel Matters.
               -------------

               (i) Advance payments, if any, under Bookings for Hotel facilities (which shall include prepaid amounts by current guests);

               (ii) Coin machine, telephone, washroom and checkroom income; and

               (iii)  Commissions to credit and referral
     organizations.

          (g)  Employment Arrangements.  Seller shall be responsible for, and
               -----------------------
shall pay when due, all Compensation of Employees. Purchaser assumes no Employment Arrangements or other obligation with respect to any Employee Benefits, all of which, together with any sums due any Employee as a consequence of the termination of his employment, shall be the responsibility of Seller.

          (h)  Consumable Items.  The cost of any Consumables or Operating
               ----------------
Equipment which are at a level below the level required to be maintained under this Agreement shall be credited to Purchaser.

          (i)  Other.  Such other items as are provided for in this Agreement or
               -----
as are normally prorated and adjusted in the sale of a hotel, including without limitation, all petty cash funds and cash in house banks, and all deposits and prepaid items which inure to the benefit of the Purchaser.

     8.2  Receivables.  Purchaser is not purchasing any of the receivables of
          -----------
the Hotel and Seller shall be solely responsible for the collection of accounts receivable arising prior to the Closing Date. If Purchaser shall receive any payment made on any unpurchased accounts receivable within ninety (90) days after the Closing Date, it shall promptly remit such payment to Seller. With regard to any collection made from any person or entity who is indebted to the Hotel both with respect to accounts receivable accruing prior to the Closing Date and to the accounts receivable accruing subsequent to the Closing Date, such collection shall be applied as designated by the payor, but if there is no designation, then any such collections received within ninety (90) days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

     8.3  Proration Schedule.
          ------------------

          (a)  Preparation and Review.  A schedule setting forth the adjustments
               ----------------------
and prorations to be made pursuant to Section 8.1 above shall be prepared by Purchaser and forwarded to Seller within thirty (30) days after the Closing Date. Seller shall be afforded the opportunity to review all work papers and computations used by Purchaser in the preparation of the adjustments and prorations. The schedule as delivered shall be deemed accepted by Seller except to the extent, if any, that Seller, within ten (10) days after the date of delivery thereof to Seller, has delivered a written notice to Purchaser stating any exceptions Seller may have to such schedule. If within such period Seller shall give written notice to Purchaser of any exceptions to the schedule as delivered by Purchaser, the parties shall attempt to resolve all of the exceptions. To the extent that any such exceptions are not resolved within fifteen (15) days after the delivery to Purchaser of Seller's exceptions to the schedule, such differences shall be submitted as soon as practicable thereafter to such "Big Six" accounting firm upon which the parties shall agree, for final determination thereof. If the parties are not able to agree upon an accounting firm, each shall designate a "Big Six" accounting firm and give written notice to the other of the name and address of the firm so designated. The two firms shall consult with each other and, if possible, determine the exceptions in question by mutual agreement, and their determination so agreed upon, if certified to the parties prior to their reaching agreement independently of arbitration, shall be final and conclusive. If the two firms are not able to agree upon the exceptions in question, they jointly shall designate a third firm whose determination concerning the exceptions shall be final and conclusive, if certified to the parties prior to their reaching agreement independent of arbitration. Any determination by such accounting firm(s) as to the proper determination of any such item submitted to it for determination shall be conclusive and binding upon the parties for purposes of this Agreement. Seller and Purchaser shall each pay one-half of such fees charged by such accounting firm(s) in connection with any matter submitted to it hereunder.

          (b)  Payment of Adjustments.  The net amount due pursuant to the
               ----------------------
adjustments and prorations made as required by this Section 8.3 shall be paid by cash or bank cashier's check payable in immediately available funds in United States currency to the order of the party to whom the same shall be due upon final determination of the adjustments and prorations required hereunder. Seller agrees that prior to the time that payment is made pursuant to Section 8.3(b), it shall not make final liquidating distributions.

          (c)  Period for Recalculation.  Notwithstanding the foregoing, if at
               ------------------------
any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the prorations but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the prorations. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.


                             ARTICLE IX

                 CONDITIONS TO SELLER'S OBLIGATIONS

     9.1  Conditions.  Seller's obligation to close hereunder shall be subject
          ----------
to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

          (a)  Purchaser's Compliance with Obligations.  Purchaser shall have
               ---------------------------------------
complied with all obligations required by this Agreement to be complied with by Purchaser.

          (b)  Truth of Purchaser's Representations and Warranties. The
               ---------------------------------------------------
representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

          (c)  Opinion of Purchaser's Counsel. Purchaser shall have delivered to
               ------------------------------
Seller a favorable written opinion of Pedersen & Houpt in connection with this transaction, dated the Closing Date, as to (i) the power and authority of Purchaser to execute and deliver this Agreement, (ii) the due authorization, execution and delivery by Purchaser of this Agreement, and (iii) the legality, validity and, as to Purchaser, the binding effect of this Agreement (subject to the effect of bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Opinion of Purchaser's Securities Counsel.  Purchaser shall have
               -----------------------------------------
delivered to Seller the written undertaking of Purchaser to provide to Seller the favorable written opinion of Bell, Boyd & Lloyd, dated at the time of each Approved Sale, that such Approved Sale complies or will comply with the requirements of this Agreement, the 1933 Act and any state blue sky or other securities laws applicable to the Approved Sale.

          (e)  Delivery of Current Prospectus.  Seller shall have received
               ------------------------------
Parent's current, effective prospectus that does not reflect any material adverse change from the prospectus of Parent dated June 17, 1996.

     9.2  Failure of Conditions.  If any of the conditions enumerated in Section
          ---------------------
9.1 are not fulfilled and, as a consequence thereof, Seller elects to terminate this Agreement, such failure shall be deemed a default by Purchaser hereunder and the consequences thereof shall be governed by the provisions of Section 3.2.

                                   ARTICLE X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     10.1 Conditions.  Purchaser's obligation to close hereunder shall be
          ----------
subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

          (a)  Seller's Compliance with Obligations.  Seller shall have complied
               ------------------------------------
with all obligations required by this Agreement to be complied with by Seller.

          (b)  Truth of Seller's Representations and Warranties. The
               ------------------------------------------------
representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Purchaser shall have received a certificate to that effect signed by an authorized agent of Seller.

          (c)  Opinion of Seller's Counsel.  There shall have been delivered to
               ---------------------------
Purchaser a favorable opinion of Jones, Jones, Close & Brown, counsel to Seller in connection with this transaction, dated the Closing Date as to (i) the power and authority of Seller to execute and deliver this Agreement; (ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof; and (iii) the legality, validity and, as to Seller, the binding effect of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof (subject in each case to the effect of bankruptcy and similar laws affecting creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

          (d)  Estoppel Certificates--Hotel Contracts.  Purchaser shall notify
               --------------------------------------
Seller, in writing at least thirty (30) days prior to the Closing Date, of the Material Contracts for which Purchaser requires estoppel certificates. Each of said estoppel certificates shall be in writing from the parties to such Material Contract stating that such Material Contract is in full force and effect, has not been amended or modified except as therein indicated, that such party consents to the assignment to Purchaser and that no party is then in default under such Material Contract (or if any default is known to exist, or would arise with the giving of notice or the passage of time, stating the nature of such default). The estoppel certificates herein referred to shall be in form and substance reasonably satisfactory to Purchaser and dated not more than thirty (30) days prior to the Closing Date.

          (e)  No Pending Adverse Litigation.  On the Closing Date, there shall
               -----------------------------
not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations or cash flow of the Hotel, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Hotel in the manner contemplated hereby, other than those matters previously disclosed and approved by Purchaser.

          (f)  Related Transaction. The transactions contemplated by the certain
               -------------------
Agreement to Purchase Hotel of even date herewith by and between St. Louis Manor, Inc. and ESA Properties, Inc. shall have been consummated.

          (g)  Title Policy.  Purchaser shall have received an ALTA Owner's
               ------------
Insurance Policy issued by the Title Company in exact conformity with the Title Commitment in favor of Purchaser, in the amount of the Purchase Price, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject only to Permitted Exceptions (the "Title Policy").

          10.2 Failure of Conditions.  If any of the conditions enumerated in
               ---------------------
subsections (d) and (e), of Section 10.1 are not fulfilled, then the sole remedy of Purchaser shall be to terminate this Agreement (whereupon the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability hereunder), unless the failure to fulfill such condition constitutes, or results from, either (i) a material breach of an express representation or warranty made by Seller hereunder, or (ii) a material default of an express covenant made by Seller hereunder, in which event Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity. If any of the conditions enumerated in subsections (a), (b) and (c) of
Section 10.1 are not fulfilled and, as a consequence thereof, Purchaser elects to terminate this Agreement, such failure shall be deemed a default by Seller hereunder, the Deposit and all interest earned thereon referred to in Section
3.2 shall be promptly returned to Purchaser, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.

                                  ARTICLE XI

                    ACTIONS AND OPERATIONS PENDING CLOSING

     11.1 Actions and Operations Pending Closing. Seller agrees that after the
          --------------------------------------
expiration of the Inspection Period and until the Closing Date:

          (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

          (b) Seller will not enter into any new Material Contract or Space Lease, or cancel, modify or renew any existing Material Contract or Space Lease, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser fails to respond to a request for consent within 15 business days after receipt of such request, such consent shall be deemed given.

          (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates including customary discounted rates. Additionally, Seller agrees to entertain in good faith Purchaser's suggestions relating to the policy of the Hotel with respect to future Bookings and extension of credit.

          (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

          (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

          (f) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

          (g) Seller will not dispose of any of the Property, except in the ordinary course of business and in accordance with this Agreement.

          (h) Seller shall allow Purchaser and its agents or representatives to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request, provided such inspection does not unreasonably interfere with the continued operation of the Hotel in the ordinary course of business. Purchaser shall also have the right to have, and Seller shall provide accommodations for, a full-time on-site representative to observe the operations of the Hotel. Such accommodations shall be rent-free except for those nights when all other guest rooms at the Hotel are fully occupied, in which event Purchaser shall reimburse Seller for such nights at the Hotel's lowest corporate rate for such accommodations. Purchaser agrees that the results of all such observations will be treated as confidential, and Purchaser shall not disclose the same to any other person or entity except for Purchaser's counsel, accountants, and other agents or representatives consulted in connection with the acquisition of the Hotel. In the event that the sale is not consummated, any and all Documents, reports, financial and operating information obtained by Purchaser or its representatives shall be returned to the Seller.


                                  ARTICLE XII

                            CASUALTIES AND TAKINGS

     12.1 Casualties.
          ----------

          (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000.00), Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or
(ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage and acquire the Property without any adjustment in the purchase price provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

          (b) If, in the reasonable business judgment of the insurance adjuster or other representative of the insurer of the Property, the cost of repairing such damage will not exceed Fifty Thousand Dollars ($50,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

     12.2 Takings.  In the event of the actual or threatened taking (either
          -------
temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Property, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Hotel substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.

                                 ARTICLE XIII

                                   EMPLOYEES

     13.1 Employees, Compensation and Indemnification.  Purchaser shall have the
          -------------------------------------------
continuing right to review all employment records and files of, and to interview, Employees. Seller shall terminate its employer-employee relationship with all Employees as of the Cut-off Time. Seller shall be solely responsible for all Compensation and other liabilities with respect to Employees and liabilities and obligations to Employees pursuant to any Employment Arrangement. Purchaser shall not be responsible for any such liability or obligations and Seller agrees to indemnify and hold Purchaser harmless from and against any such liability or obligations. All Compensation, obligations, liabilities and claims (including any under the Fair Labor Standards Act) to or by any Employee of Seller arising or occurring prior to the Cut-off Time shall be the responsibility of Seller. Purchaser shall not be responsible for any Compensation thereof and Seller agrees to indemnify and hold Purchaser harmless from and against same. Purchaser shall not assume or be liable upon any Employment Arrangement of Seller.

                                  ARTICLE XIV

                                  INDEMNITIES

     14.1 Seller's Indemnity.  Mona and O'Bannon agree jointly and severally, to
          ------------------
indemnify, defend (with Purchaser having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against and with respect to the following:

          (a) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising ("Indemnifiable Damages"), in any way related to the Property and arising or accruing on or before the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); without limitation on the generality of the foregoing, Mona and O'Bannon indemnify Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses (including reasonable attorneys' fees) heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

          (b) any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any obligation of Seller under this Agreement; and

          (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.2 Purchaser's Indemnity.  Purchaser agrees to indemnify, defend (with
          ---------------------
Seller having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

          (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser under this Agreement;

          (b) any injury to person or property causing any loss or damage to Seller resulting from or arising out of work performed by Purchaser pursuant to
Section 11.1(h) hereof;

          (c) any and all Indemnifiable Damages in any way related to the Property and arising or accruing after the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); and

          (d) all costs and expenses, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.3 Notice of Claims.  Seller and Purchaser, as applicable, shall promptly
          ----------------
notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.

                                  ARTICLE XV

                            SECURITIES LAW MATTERS

     15.1 Disposition of Shares.  The Seller represents and warrants that the
          ---------------------
Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case the Seller shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) the Registration Statement provided that (a) sales pursuant to the Registration Statement are made to or through a broker, dealer, or market maker, (b) in connection with such sales, the Seller delivers a copy of a current Prospectus forming a part of the Registration Statement which prospectus identifies the Seller as being able to use such Prospectus to make resales in the public market of Shares acquired pursuant to this Agreement, and (c) the Seller notifies the Parent in writing at least five business days prior to the first day the Seller intends to execute a sale transaction of the Shares pursuant to the Registration Statement and the Parent consents in writing to such sale. The Seller hereby acknowledges that the Parent is entitled in its absolute discretion to withhold such consent if, and for such period of time as, in the opinion of the management of the Parent, (i) securities laws applicable to such sale of Shares by the Seller pursuant to the Registration Statement would require the Parent to disclose material non-public information, or (ii) such sale would occur during (a) the measurement period for determining the amount of Common Stock or other consideration, the amount of which will be based on the price of the Common Stock, to be paid in connection with the acquisition of a business or assets to which the Parent or any of its subsidiaries is a party or (b) the marketing period of an offering of securities of the Parent.

     15.2 Acknowledgment of Restrictions.  The Seller acknowledges that, under
          ------------------------------
current SEC interpretations of Rule 145, the Seller is subject to restrictions on transfer of the Shares for a period of two years following the Closing Date and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     15.3 Evidence of Compliance.  The Seller further covenants and agrees that
          ----------------------
the Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     15.4 Legend.  The Seller agrees that the certificates for the Shares
          ------
received shall bear the following legend:

          The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that the Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as the Seller may reasonably request if at the time of such request the Seller is not an Affiliate (as defined in the 1933 Act) of the Parent, upon the expiration of the two-year holding period provided in Rule 145(d).

                                  ARTICLE XVI

                                    NOTICES

     16.1 Notices. Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

     If intended for Seller, to:   Mr. Michael J. Mona, Jr.
                                   M&M Development
                                   1785 E. Sahara, Suite 315
                                   Las Vegas, Nevada 89104

     Copies to:                    Jones, Jones, Close & Brown
                                   3773 Howard Hughes Parkway
                                   Third Floor South
                                   Las Vegas, Nevada 89109
                                   Attn: Ms. Jodi R. Goodheart

     If intended for               Extended Stay America, Inc.
     Purchaser, to:                500 East Broward Blvd., #950
                                   Ft. Lauderdale, Florida  33394
                                   Attn: Mr. Robert A. Brannon

     Copies to:                    Pedersen & Houpt
                                   161 North Clark, Suite 3100
                                   Chicago, Illinois  60601
                                   Attn: Mr. Michael W. Black

     Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee two (2) days after mailing thereof. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid.

                                 ARTICLE XVII

                             ADDITIONAL COVENANTS

     17.1 Additional Covenants.  In addition, the parties agree as follows:
          --------------------

          (a)  Expenses.  Seller shall be responsible for the payment of all
               --------
sales and use taxes and fifty percent (50%) of all transfer taxes. Purchaser shall be responsible for the payment of all recording fees, fifty percent (50%) of all transfer taxes, all escrow fees, all costs of the Survey, and all title insurance premiums and charges for the issuance of the Title Policy and all other closing charges. The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

          (b)  Brokerage. Seller and Purchaser each hereby represent and warrant
               ---------
to the other that neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

          (c)  Guest Baggage.  All baggage of guests who are still in the Hotel
               -------------
on the Closing Date, which has been checked with or left in the care of Seller shall be inventoried, sealed, and tagged jointly by Seller and Purchaser on the Closing Date. Purchaser hereby indemnifies Seller against any claims, losses or liabilities in connection with such baggage arising out of the acts or omissions of Purchaser after the Closing Date. Seller hereby indemnifies Purchaser against any claim, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date.

          (d)  Safe Deposits.  Immediately after the Closing, Seller shall send
               -------------
written notice to guests or tenants or other persons who have safe deposit boxes, advising of the sale of the Hotel to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of the Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and Seller agrees to indemnify and hold harmless Purchaser from and against any such liability or responsibility.

          (e)  Books and Records.  The transaction contemplated hereby shall not
               -----------------
include the books and records of Seller pertaining strictly to the business of the Hotel. Seller covenants and agrees that such books and records will remain in the control of M&M Development for examination and audit by Purchaser and its agents after the Closing as provided in this clause (e). Seller agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Seller agrees to provide access to Purchaser and its representatives, to such books, records, files and correspondence at all reasonable times.

          (f)  Hart-Scott-Rodino Act.  If it shall be determined that the within
               ---------------------
transaction is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S)18(a) (1976) (the "Act"), then notwithstanding anything to the contrary contained in Section 10.1(e) hereof, each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but not more than sixty (60) days. If such requirements have not been fulfilled prior to the expiration of such sixty (60) day period, Seller or Purchaser, by notice to the other, may terminate this Agreement in which event the Deposit and all interest earned thereon shall be returned to Purchaser and neither party shall have any further obligation or liability to the other party hereunder.

          (g)  Survival of Covenants, etc.  The representations, warranties,
               ---------------------------
obligations, covenants, agreements, undertakings and indemnifications of Seller and Purchaser contained herein shall survive the Closing for a period of two (2) years except that (i) the representation and warranty made by Seller in Section 5.1(i) shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representation and warranty relate; and (ii) the representation and warranty made by Purchaser in Section 3.4(d) shall not expire. All claims for indemnification must be made within the aforementioned periods.

          (h)  Purchaser's Investigation and Inspections.  Any investigation or
               -----------------------------------------
inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not or constitute a waiver by Purchaser of any of Seller's obligations hereunder or Purchaser's reliance thereon.

          (i)  Construction. This Agreement shall not be construed more strictly
               ------------
against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (j)  Publicity.  All notice to third parties and all other publicity
               ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser (or Parent) may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning Parent's publicly traded securities; Purchaser agrees to give Seller notice of any such public disclosure.

          (k)  General.  This Agreement may be executed in any number of
               -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Seller has no right to assign its rights (except as set forth in (m) below) or to delegate its duties hereunder. Purchaser may assign its rights and duties under this Agreement to any of its Affiliates. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

          (l)  FIRPTA.  Seller agrees to furnish Purchaser with an executed
               -------
Certification in the form attached hereto as Exhibit Q ("FIRPTA Certificate"), and such other evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such Certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that Purchaser shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445.

          (m)  Like-Kind Exchange.  Seller shall have the right, at Seller's
               ------------------
option, to sell the Property to Purchaser through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986 ("Code"). Purchaser agrees to reasonably cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow or other means as determined by Seller, provided, however, Purchaser shall not be required to incur any obligation or liability to a third party as a part of the exchange. In any event Seller shall have the right to assign its rights under this contract, in whole or in part, to a qualified intermediary (as defined under current Code regulations governing like-kind exchanges) or as otherwise necessary or appropriate to effectuate a like-kind exchange, provided that Seller shall remain liable for its obligations hereunder (and that Michael J. Mona, Jr. shall remain liable pursuant to his guaranty as hereinafter set forth) and Seller (and Michael J. Mona) shall execute such additional documentation as Purchaser may reasonably request to evidence such continuing liability. Seller shall bear the additional transaction costs and all costs and expenses incurred by Purchaser and attributable to exchange procedures in this transaction that are requested or implemented by Seller. Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller's tax purposes. In no event shall any like-kind exchange contemplated by this provision cause an extension of the date of closing set forth herein nor shall Purchaser be required to take title to any property other than the Property.

          (n)  Jurisdiction.  Any action or proceeding seeking to enforce any
               ------------
provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Nevada, County of Clark, or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              SELLER:

                              /s/ Michael J. Mona, Jr.
                              -----------------------------------------------
                              Michael J. Mona, Jr.


                              /s/ Dean O'Bannon
                              -----------------------------------------------
                              Dean O'Bannon


                              PURCHASER:

                              ESA PROPERTIES, INC., a Delaware corporation


                              By:____________________________________________
                                  Robert A. Brannon, Vice President

                              Attest:________________________________________
                              Its:___________________________________________

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                   SELLER:

                                   ST. LOUIS MANOR, INC., a Nevade corporation

                                   By:__________________________________________
                                   Michael J. Mona, Jr., President

                                   Attest:______________________________________
                                   Its:_________________________________________


                                   PURCHASER:

                                   ESA PROPERTIES, INC., a Delaware corporation

                                   By:/s/ Robert A. Brannon
                                      ------------------------------------------
                                      Robert A. Brannon, Vice President

                                   Attest:/s/ Robert A. Brannon
                                   ---------------------------------------------
                                   Its: Secretary
                                       -----------------------------------------

     The under hereby guaranties the collection by Purchaser of all amounts due from seller pursuant to the terms hereof.

                                   /s/ Michael J. Mona, Jr.
                                   ---------------------------------------------
                                   Michael J. Mona, Jr. President

                            SECURED PROMISSORY NOTE

$9,100,000                                              JULY 1, 1996

          FOR VALUE RECEIVED, the undersigned, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreement dated 6/28/96, Account Number 96-333-TRF (the "PAYEE"), the principal sum of Nine Million One Hundred Thousand Dollars ($9,100,000.00), with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. The principal amount plus interest shall be due and payable on or before July 23, 1996 (the "MATURITY DATE") to Payee in the lawful money of the United States at 2920 North Green Valley Parkway, Suite 814, Henderson, Nevada 89014, or such other place as Payee may direct.

          This Note is executed and delivered in connection with and is subject to the terms and conditions of a certain Agreement to Purchase Hotel by and between Maker's affiliate, ESA 0859, Inc., a Nevada corporation (by assignment from ESA properties, Inc.) and Boulder Manor, Inc., a Nevada corporation (the "CORPORATION"), dated as of June 25, 1996 (the "AGREEMENT"), with respect to the purchase and sale of all of the Corporation's right, title and interest in and to the Property (as defined in the Agreement).

          This Note is secured by a Security Agreement executed by Maker, as Debtor, in favor of Payee, as Secured Party, of even date herewith (the "SECURITY AGREEMENT") and given in connection with the indebtedness evidenced hereby.

          An event of default hereunder shall be the failure of Maker to pay principal when due, or to timely perform any other obligation of Maker hereunder or under the Security Agreement or any other agreement or document which secures this Note. In the event of default under this Note, interest shall be payable on the whole of the sum outstanding at the rate of fifteen percent (15%) per annum for the duration of such default, whether or not the Payee has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

          Maker and all others who may become liable for the payment of the obligations described herein do hereby severally waive presentment for payments, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the Payee hereof, without in any way affecting the liability of each. Maker agrees that the Payee hereof may release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

          Maker promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

          If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall not in any way be affected, impaired or invalidated thereby.

          The laws of the State of Nevada shall govern the validity, performance and enforcement of this Note. In any action brought under or arising out of this Note, each obligor hereby consents to the application of Nevada law, to the jurisdiction of any competent court within the State of Nevada, and to service of process by any means authorized by Nevada law.

          Time is of the essence hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:__________________________________________
                                 Robert A. Brannon, Vice President

                           SECURED PROMISSORY NOTE

$14,000,000                                             JULY 1, 1996

     FOR VALUE RECEIVED, the undersigned, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreement dated 6/28/96, Account Number 96-336-TRF (the "PAYEE"), the principal sum of Fourteen Million Dollars ($14,000,000.00), with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. The principal amount plus interest shall be due and payable on or before July 23, 1996 (the "MATURITY DATE") to Payee in the lawful money of the United States at 2920 North Green Valley Parkway, Suite 814, Henderson, Nevada 89014, or such other place as Payee may direct.

     This Note is executed and delivered in connection with and is subject to the terms and conditions of a certain Agreement to Purchase Hotel by and between Maker's affiliate, ESA 0860, Inc., a Nevada corporation (by assignment from ESA Properties, Inc.) and Melrose Suites, Inc., a Nevada corporation (the "CORPORATION"), dated as of June 25, 1996 (the "AGREEMENT"), with respect to the purchase and sale of all of the Corporation's right, title and interest in and to the Property (as defined in the Agreement).

     This Note is secured by a Security Agreement executed by Maker, as Debtor, in favor of Payee, as Secured Party, of even date herewith (the "SECURITY AGREEMENT") and given in connection with the indebtedness evidenced hereby.

     An event of default hereunder shall be the failure of Maker to pay principal when due, or to timely perform any other obligation of Maker hereunder or under the Security Agreement or any other agreement or document which secures this Note. In the event of default under this Note, interest shall be payable on the whole of the sum outstanding at the rate of fifteen percent (15%) per annum for the duration of such default, whether or not the Payee has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

     Maker and all others who may become liable for the payment of the obligations described herein do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the Payee hereof, without in any way affecting the liability of each. Maker agrees that the Payee hereof may release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

     Maker promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

     If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall not in any way be affected, impaired or invalidated thereby.

     The laws of the State of Nevada shall govern the validity, performance and enforcement of this Note. In any action brought under or arising out of this Note, each obligor hereby consents to the application of Nevada law, to the jurisdiction of any competent court within the State of Nevada, and to service of process by any means authorized by Nevada law.

     Time is of the essence hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:___________________________________________
                                    Robert A. Brannon, Vice President

                            SECURED PROMISSORY NOTE

$5,400,000                                              JULY 1, 1996

          FOR VALUE RECEIVED, the undersigned, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreement dated 6/28/96, Account Number 96-335-TRF (the "PAYEE"), the principal sum of Five Million Four Hundred Thousand Dollars ($5,400,000.00), with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. The principal amount plus interest shall be due and payable on or before July 23, 1996 (the "MATURITY DATE") to Payee in the lawful money of the United States at 2920 North Green Valley parkway, Suite 814, Henderson, Nevada 89014, or such other place as Payee may direct.

          This Note is executed and delivered in connection with and is subject to the terms and conditions of a certain Agreement to Purchase Hotel by and between Maker's affiliate, ESA 0858, Inc., a Nevada corporation (by assignment from ESA Properties, Inc.) and St. Louis Manor, Inc., a Nevada corporation (the "CORPORATION"), dated as of June 25, 1996 (the "AGREEMENT"), with respect to the purchase and sale of all of the Corporation's right, title and interest in and to the Property (as defined in the Agreement).

          This Note is secured by a Security Agreement executed by Maker, as Debtor, in favor of Payee, as Secured Party, of even date herewith (the "SECURITY AGREEMENT") and given in connection with the indebtedness evidenced hereby.

          An event of default hereunder shall be the failure of Maker to pay principal when due, or to timely perform any other obligation of Maker hereunder or under the Security Agreement or any other agreement or document which secures this Note. In the event of default under this Note, interest shall be payable on the whole of the sum outstanding at the rate of fifteen percent (15%) per annum for the duration of such default, whether or not the Payee has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

          Maker and all others who may become liable for the payment of the obligations described herein do hereby severally waive presentment for payments, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the Payee hereof, without in any way affecting the liability of each. Maker agrees that the Payee hereof may release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

          Maker promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

          If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall not in any way be affected, impaired or invalidated thereby.

          The laws of the State of Nevada shall govern the validity, performance and enforcement of this Note. In any action brought under or arising out of this Note, each obligor hereby consents to the application of Nevada law, to the jurisdiction of any competent court within the State of Nevada, and to service of process by any means authorized by Nevada law.

          Time is of the essence hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:___________________________________________
                                    Robert A. Brannon, Vice President

                            SECURED PROMISSORY NOTE

$2,750,000                                              JULY 1, 1996

          FOR VALUE RECEIVED, the undersigned, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreement dated 6/28/96, Account Number 96-340-KLK (the "PAYEE"), the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00), with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. The principal amount plus interest shall be due and payable on or before July 23, 1996 (the "MATURITY DATE") to Payee in the lawful money of the United States at 2920 North Green Valley Parkway, Suite 814, Henderson, Nevada 89014.

          This Note is executed and delivered in connection with and is subject to the terms and conditions of a certain Agreement to Purchase Hotel by and between Maker's affiliate, ESA 0861, Inc., a Nevada corporation (by assignment from ESA properties, Inc.) and Michael J. Mona, Jr. and Dean O'Bannon, (collectively, "SELLER") dated as of June 25, 1996 (the "AGREEMENT"), with respect to the purchase and sale of all of Seller's right, title and interest in and to the Property (as defined in the Agreement).

          This Note is secured by a Security Agreement executed by Maker, as Debtor, in favor of Payee, as Secured Party, of even date herewith (the "SECURITY AGREEMENT") and given in connection with the indebtedness evidenced hereby.

          An event of default hereunder shall be the failure of Maker to pay principal when due, or to timely perform any other obligation of Maker hereunder or under the Security Agreement or any other agreement or document which secures this Note. In the event of default under this Note, interest shall be payable on the whole of the sum outstanding at the rate of fifteen percent (15%) per annum for the duration of such default, whether or not the Payee has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

          Maker and all others who may become liable for the payment of the obligations described herein do hereby severally waive presentment for payments, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the Payee hereof, without in any way affecting the liability of each. Maker agrees that the Payee hereof may release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

          Maker promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

          If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall not in any way be affected, impaired or invalidated thereby.

          The laws of the State of Nevada shall govern the validity, performance and enforcement of this Note. In any action brought under or arising out of this Note, each obligor hereby consents to the application of Nevada law, to the jurisdiction of any competent court within the State of Nevada, and to service of process by any means authorized by Nevada law.

          Time is of the essence hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:___________________________________________
                                    Robert A. Brannon, Vice President

                            SECURED PROMISSORY NOTE

$2,750,000                                              JULY 1, 1996

          FOR VALUE RECEIVED, the undersigned, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreement dated 6/28/96, Account Number 96-334-TRF (the "PAYEE"), the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00), with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. The principal amount plus interest shall be due and payable on or before July 23, 1996 (the "MATURITY DATE") to Payee in the lawful money of the United States at 2920 North Green Valley Parkway, Suite 814, Henderson, Nevada 89014.

          This Note is executed and delivered in connection with and is subject to the terms and conditions of a certain Agreement to Purchase Hotel by and between Maker's affiliate, ESA 0861, Inc., a Nevada corporation (by assignment from ESA properties, Inc.) and Michael J. Mona, Jr. and Dean O'Bannon, (collectively, "SELLER") dated as of June 25, 1996 (the "AGREEMENT"), with respect to the purchase and sale of all of Seller's right, title and interest in and to the Property (as defined in the Agreement).

          This Note is secured by a Security Agreement executed by Maker, as Debtor, in favor of Payee, as Secured Party, of even date herewith (the "SECURITY AGREEMENT") and given in connection with the indebtedness evidenced hereby.

          An event of default hereunder shall be the failure of Maker to pay principal when due, or to timely perform any other obligation of Maker hereunder or under the Security Agreement or any other agreement or document which secures this Note. In the event of default under this Note, interest shall be payable on the whole of the sum outstanding at the rate of fifteen percent (15%) per annum for the duration of such default, whether or not the Payee has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

          Maker and all others who may become liable for the payment of the obligations described herein do hereby severally waive presentment for payments, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the Payee hereof, without in any way affecting the liability of each. Maker agrees that the Payee hereof may release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

          Maker promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

          If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall not in any way be affected, impaired or invalidated thereby.

          The laws of the State of Nevada shall govern the validity, performance and enforcement of this Note. In any action brought under or arising out of this Note, each obligor hereby consents to the application of Nevada law, to the jurisdiction of any competent court within the State of Nevada, and to service of process by any means authorized by Nevada law.

          Time is of the essence hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:___________________________________________
                                    Robert A. Brannon, Vice President

                               SECURITY AGREEMENT
                               ------------------


     This Security Agreement ("Security Agreement"), dated as of ______________, 1996, is executed by EXTENDED STAY AMERICA, INC., a Delaware corporation, as debtor (the "Debtor"), in favor of Southwest Exchange Corporation, a Nevada corporation, under that certain Exchange Agreement dated as of June 28, 1996, Account Number 96-333-TRF ("Secured Party"), in connection with that certain Agreement to Purchase Hotel (the "Purchase Agreement") dated as of June 25, 1996 among Debtor's affiliate, as Purchaser, and BOULDER MANOR, INC., a Nevada corporation, as Seller ("Seller"), and that certain Escrow Agreement whereby the Debtor, on the Closing Date, will deposit a sum equal to the principal balance of the Note (as hereinafter defined) into an escrow account with United Title of Nevada, Inc., a Nevada corporation, 4100 West Flamingo, Suite 1000, Las Vegas, Nevada 89103 (the "Escrow Agent"), Escrow No. 96100848 Attn: S. Coleman (the "Escrow Account"). This Security Agreement is executed to secure the payment of that certain promissory note in the amount of Nine Million One Hundred Thousand Dollars ($9,100,000.00) of even date herewith delivered to Secured Party (the "Note"). Pursuant to the Escrow Agreement, the Escrow Agent will deposit cash received by it from Debtor in the principal amount of the Note into a California bank account with Bank of America, San Francisco, Account No. 14993-04396 (the "Account"). Debtor's affiliate has entered into those certain Agreements to Purchase Hotel, each dated as of June 25, 1996, with Seller's affiliates, St. Louis Manor, Inc., Melrose Suites, Inc., and Michael J. Mona, Jr. and Dean O'Bannon (collectively, "Seller's Affiliates"), each of which has a security interest in the Account (the "Affiliates Interests"). Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

     1.  Assignment; Security Interest.   For valuable consideration, Debtor
hereby assigns to Secured Party and grants to Secured Party, pursuant to Article 9 of the California Uniform Commercial Code (the "UCC"), a security interest in and to, and a lien upon, all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the Escrow Account and the Account and all interest earned thereon (collectively, the "Collateral"), as security for the prompt payment and performance of each of the obligations described in
Section 2 below (collectively, the "Secured Obligations").

     2.  Obligations Secured.   This Security Agreement secures the prompt
payment and performance of each of the following Secured Obligations:

          2.1  The indebtedness evidenced by the Note.

          2.2 Debtor's affiliates' obligations to Secured Party under the Purchase Agreement (by assignment), Escrow Agreement and all other documents in connection with the purchase of the Property.

          2.3  Debtor's obligations hereunder.

          2.4 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

     3. Representations and Warranties. Debtor hereby represents and warrants that:

          3.1 Debtor has good and marketable title to the Collateral, and, to the best of Debtor's knowledge, no other person, entity or governmental agency (whether federal, state or local) has or purports to have any right, title, encumbrance or adverse claim or lien in or to any of the Collateral, save and except Seller's Affiliates as to the Affiliates' Interests.

          3.2 Debtor's principal place of business and chief executive and accounting offices are located at 500 E. Broward Boulevard, Suite 590, Fort Lauderdale, Florida 33394-3073.

          3.3 Debtor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          3.4 Debtor has the power and authority to enter into this Agreement and any person or party signing on Debtor's behalf has been duly authorized to sign on Debtor's behalf.

          3.5 Except for the financing statements executed by Debtor to perfect the security interest in the Collateral in favor of Secured Party, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and, Debtor agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party and Seller's Affiliates as long as any portion of the indebtedness evidenced by the Note remains unpaid.

     4.  Covenants by Debtor.   Debtor hereby agrees that:

         4.1 Prior to or simultaneously with the execution of this Security Agreement by Debtor, Debtor will execute and cause to be filed in accordance with the California Uniform Commercial Code, financing statements in form and
substance satisfactory to Secured Party.   Thereafter at any time and from time
to time, upon demand of Secured Party, Debtor shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder or to enable Secured Party to enforce its rights with respect to any such security interest.

         4.2 Debtor shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.2 of this Security Agreement.

         4.3 Debtor shall keep the Collateral free of all liens, claims, security interests and encumbrances, (save and except the Affiliates' Interests).

         4.4 Debtor shall, at Debtor's own cost, defend any and all actions, proceedings and claims affecting any material portion of the Collateral, including without limitation actions, proceedings and claims challenging Debtor's title to the Collateral or the validity or priority of Secured Party's security interest hereunder.

          4.5 Debtor shall promptly pay all taxes, assessments and other charges levied or assessed against any Collateral.

          4.6 As soon as practicable, and in any event within two (2) days, Debtor shall notify Secured Party of:

          (a) Any attachment or other legal process levied against any material portion of the Collateral; and

          (b) Any information received by Debtor which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto.

Any notice delivered pursuant to this Section 4.6 shall set forth the nature of such event and the action which Debtor proposes to take with respect thereto.

     5.   Events of Default.   The occurrence of any of the following shall
constitute an "Event of Default" hereunder:

          5.1 Debtor fails to perform any obligation to pay money which arises under the Note; or

          5.2 Debtor fails to perform any obligation arising under this Security Agreement.

     6.   Remedies.   Upon the occurrence of an Event of Default hereunder,
Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtor:

          6.1 To notify Escrow Agent that an Event of Default has occurred that all monies deposited pursuant to the Escrow Account or in the Account are to be released directly to Secured Party;

          6.2 To enforce payment and prosecute any action or proceeding with respect to any and all the Collateral;

          6.3 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

          6.4    To declare all Secured Obligations immediately due and payable;
and

          6.5 To exercise any and all other rights and remedies that Secured Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event Debtor fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Note ("Default Rate"). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default or Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     7.  Application of Proceeds.   The net cash proceeds resulting from any
collection of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, processing, collecting and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's sole discretion, and then to Debtor or such other person as may be lawfully entitled thereto.

     8.  Secured Party's Costs and Expenses.   Debtor shall reimburse Secured
Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking,
retaking, holding or otherwise collecting of any and all Collateral.   Such
reimbursement obligations shall bear interest from the date of demand at the Default Rate.

     9.  Miscellaneous Waivers.   Presentment, protest, notice of protest,
notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

     10.  Successors and Assigns.   This Security Agreement shall bind, and
shall inure to the benefit of, the respective successors and assigns of Debtor and Secured Party.

     11.  Attorney-in-Fact.   Debtor hereby constitutes and appoints Secured
Party as its attorney-in-fact for the purposes of (a) carrying out the provisions of this Security Agreement; and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral.

     12.  Notices.   All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Purchase Agreement. For purposes of this Agreement:

     The address of Secured Party is: Southwest Exchange Corporation
                                      2920 North Green Valley Parkway, Suite 814
                                      Henderson, Nevada 89014

     The address of Debtor is:        Extended Stay America, Inc.
                                      500 E. Broward Blvd., Suite 950
                                      Fort Lauderdale, Florida 33394

     13.  Entire Agreement; Amendment; Waiver.   This Security Agreement,
together with any and all other documents referred to herein, constitutes the entire agreement between Debtor and Secured Party pertaining to the subject
matter contained herein.   This Security Agreement may not be amended, changed,
modified, altered or terminated except by a written instrument signed by Secured Party and Debtor. Neither Secured Party nor Debtor may waive any right hereunder except by a signed written instrument.

     14.  Severability.   In the event any provision of this Security Agreement
is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.  Section Headings.   The subject headings and the sections and
subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

     16.  Governing Law.   This Security Agreement shall be construed in
accordance with and governed by the laws of the State of California.

     17.  Definitions.   Unless otherwise defined, words used herein have the
meanings given them in the California Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                              DEBTOR:

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:_____________________________________________
                                 Robert A. Brannon, Vice President

                               SECURITY AGREEMENT
                               ------------------


     This Security Agreement ("Security Agreement"), dated as of ______________, 1996, is executed by EXTENDED STAY AMERICA, INC., a Delaware corporation, as debtor (the "Debtor"), in favor of Southwest Exchange Corporation, a Nevada corporation, under that certain Exchange Agreement dated June 28, 1996, Account Number 96-336-TRF ("Secured Party"), in connection with that certain Agreement to Purchase Hotel (the "Purchase Agreement") dated as of June 25, 1996 among Debtor's affiliate, as Purchaser, and MELROSE SUITES, INC., a Nevada corporation, as Seller, ("Seller") and that certain Escrow Agreement whereby the Debtor, on the Closing Date, will deposit a sum equal to the principal balance of the Note (as hereinafter defined) into an escrow account with United Title of Nevada, Inc., a Nevada corporation, 4100 West Flamingo, Suite 1000, Las Vegas, Nevada 89103 (the "Escrow Agent"), Escrow No. 96100846 Attn: S. Coleman (the "Escrow Account"). This Security Agreement is executed to secure the payment of that certain promissory note in the amount of Fourteen Million Dollars ($14,000,000.00) of even date herewith delivered to Secured Party (the "Note"). Pursuant to the Escrow Agreement, the Escrow Agent will deposit cash received by it from Debtor in the principal amount of the Note into a California bank account with Bank of America, San Francisco, Account No. 14993-04396 (the "Account"). Debtor's affiliate has entered into those certain Agreements to Purchase Hotel, each dated as of June 25, 1996, with Seller's affiliates, St. Louis Manor, Inc., Boulder Manor, Inc., and Michael J. Mona, Jr. and Dean O'Bannon (collectively, "Seller's Affiliates"), each of which has a security interest in the Account (the "Affiliates Interests"). Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

     1.  Assignment; Security Interest.   For valuable consideration, Debtor
hereby assigns to Secured Party and grants to Secured Party, pursuant to Article 9 of the California Uniform Commercial Code (the "UCC"), a security interest in and to, and a lien upon, all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the Escrow Account and the Account and all interest earned thereon (collectively, the "Collateral"), as security for the prompt payment and performance of each of the obligations described in
Section 2 below (collectively, the "Secured Obligations").

     2.   Obligations Secured.   This Security Agreement secures the prompt
payment and performance of each of the following Secured Obligations:

          2.1  The indebtedness evidenced by the Note.

          2.2 Debtor's affiliates' obligations to Secured Party under the Purchase Agreement (by assignment), Escrow Agreement and all other documents in connection with the purchase of the Property.

          2.3  Debtor's obligations hereunder.

          2.4 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

     3.  Representations and Warranties.   Debtor hereby represents and warrants
that:

          3.1 Debtor has good and marketable title to the Collateral, and, to the best of Debtor's knowledge, no other person, entity or governmental agency (whether federal, state or local) has or purports to have any right, title, encumbrance or adverse claim or lien in or to any of the Collateral, save and except Seller's Affiliates as to the Affiliates' Interests.

          3.2 Debtor's principal place of business and chief executive and accounting offices are located at 500 E. Broward Boulevard, Suite 590, Fort Lauderdale, Florida 33394-3073.

          3.3 Debtor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          3.4 Debtor has the power and authority to enter into this Agreement and any person or party signing on Debtor's behalf has been duly authorized to sign on Debtor's behalf.

          3.5 Except for the financing statements executed by Debtor to perfect the security interest in the Collateral in favor of Secured Party, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and, Debtor agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party and Seller's Affiliates as long as any portion of the indebtedness evidenced by the Note remains unpaid.

     4.   Covenants by Debtor.   Debtor hereby agrees that:

          4.1 Prior to or simultaneously with the execution of this Security Agreement by Debtor, Debtor will execute and cause to be filed in accordance with the California Uniform Commercial Code, financing statements in form and
substance satisfactory to Secured Party.   Thereafter at any time and from time
to time, upon demand of Secured Party, Debtor shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder or to enable Secured Party to enforce its rights with respect to any such security interest.

          4.2 Debtor shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.2 of this Security Agreement.

          4.3 Debtor shall keep the Collateral free of all liens, claims, security interests and encumbrances,

          4.4 Debtor shall, at Debtor's own cost, defend any and all actions, proceedings and claims affecting any material portion of the Collateral, including without limitation actions, proceedings and claims challenging Debtor's title to the Collateral or the validity or priority of Secured Party's security interest hereunder.

          4.5 Debtor shall promptly pay all taxes, assessments and other charges levied or assessed against any Collateral.

          4.6 As soon as practicable, and in any event within two (2) days, Debtor shall notify Secured Party of:

          (a) Any attachment or other legal process levied against any material portion of the Collateral; and

          (b) Any information received by Debtor which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto.

Any notice delivered pursuant to this Section 4.6 shall set forth the nature of such event and the action which Debtor proposes to take with respect thereto.

     5.  Events of Default.   The occurrence of any of the following shall
constitute an "Event of Default" hereunder:

          5.1 Debtor fails to perform any obligation to pay money which arises under the Note; or

          5.2 Debtor fails to perform any obligation arising under this Security Agreement.

     6.   Remedies.   Upon the occurrence of an Event of Default hereunder,
Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtor:

          6.1 To notify Escrow Agent that an Event of Default has occurred that all monies deposited pursuant to the Escrow Account or in the Account are to be released directly to Secured Party;

          6.2 To enforce payment and prosecute any action or proceeding with respect to any and all the Collateral;

          6.3 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

          6.4    To declare all Secured Obligations immediately due and payable;
and

          6.5 To exercise any and all other rights and remedies that Secured Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event Debtor fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Note ("Default Rate"). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default or Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     7.  Application of Proceeds.   The net cash proceeds resulting from any
collection of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, processing, collecting and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's sole discretion, and then to Debtor or such other person as may be lawfully entitled thereto.

     8.  Secured Party's Costs and Expenses.   Debtor shall reimburse Secured
Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking,
retaking, holding or otherwise collecting of any and all Collateral.   Such
reimbursement obligations shall bear interest from the date of demand at the Default Rate.

     9.  Miscellaneous Waivers.   Presentment, protest, notice of protest,
notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

     10. Successors and Assigns.   This Security Agreement shall bind, and
shall inure to the benefit of, the respective successors and assigns of Debtor and Secured Party.

     11. Attorney-in-Fact.   Debtor hereby constitutes and appoints Secured
Party as its attorney-in-fact for the purposes of (a) carrying out the provisions of this Security Agreement; and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral.

     12. Notices.   All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Purchase Agreement. For purposes of this Agreement:

     The address of Secured Party is: Southwest Exchange Corporation
                                      2920 North Green Valley Parkway, Suite 814
                                      Henderson, Nevada 89014

     The address of Debtor is:        Extended Stay America, Inc.
                                      500 E. Broward Blvd., Suite 950
                                      Fort Lauderdale, Florida 33394

     13.  Entire Agreement; Amendment; Waiver.   This Security Agreement,
together with any and all other documents referred to herein, constitutes the entire agreement between Debtor and Secured Party pertaining to the subject
matter contained herein.   This Security Agreement may not be amended, changed,
modified, altered or terminated except by a written instrument signed by Secured Party and Debtor. Neither Secured Party nor Debtor may waive any right hereunder except by a signed written instrument.

     14.  Severability.   In the event any provision of this Security Agreement
is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.  Section Headings.   The subject headings and the sections and
subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

     16.  Governing Law.   This Security Agreement shall be construed in
accordance with and governed by the laws of the State of California.

     17.  Definitions.   Unless otherwise defined, words used herein have the
meanings given them in the California Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                              DEBTOR:

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:_____________________________________
                                 Robert A. Brannon, Vice President

                               SECURITY AGREEMENT
                               ------------------


     This Security Agreement ("Security Agreement"), dated as of ______________, 1996, is executed by EXTENDED STAY AMERICA, INC., a Delaware corporation, as debtor (the "Debtor"), in favor of Southwest Exchange Corporation, a Nevada corporation, under that certain Exchange Agreement dated June 28, 1996, Account Number 96-335-TRF ("Secured Party"), in connection with that certain Agreement to Purchase Hotel (the "Purchase Agreement") dated as of June 25, 1996 among Debtor's affiliate, as Purchaser, and ST. LOUIS MANOR, INC., a Nevada corporation, as Seller, ("Seller") and that certain Escrow Agreement whereby the Debtor, on the Closing Date, will deposit a sum equal to the principal balance of the Note (as hereinafter defined) into an escrow account with United Title of Nevada, Inc., a Nevada corporation, 4100 West Flamingo, Suite 1000, Las Vegas, Nevada 89103 (the "Escrow Agent"), Escrow No. 96100849 Attn: S. Coleman (the "Escrow Account"). This Security Agreement is executed to secure the payment of that certain promissory note in the amount of Five Million Four Hundred Thousand Dollars ($5,400,000.00) of even date herewith delivered to Secured Party (the "Note"). Pursuant to the Escrow Agreement, the Escrow Agent will deposit cash received by it from Debtor in the principal amount of the Note into a California bank account with Bank of America, San Francisco, Account No. 14993-04396 (the "Account"). Debtor's affiliate has entered into those certain Agreements to Purchase Hotel, each dated as of June 25, 1996, with Seller's affiliates, Boulder Manor, Inc., Melrose Suites, Inc., and Michael J. Mona, Jr. and Dean O'Bannon (collectively, "Seller's Affiliates"), each of which has a security interest in the Account (the "Affiliates Interests"). Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

     1.  Assignment; Security Interest.   For valuable consideration, Debtor
hereby assigns to Secured Party and grants to Secured Party, pursuant to Article 9 of the California Uniform Commercial Code (the "UCC"), a security interest in and to, and a lien upon, all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the Escrow Account and the Account and all interest earned thereon (collectively, the "Collateral"), as security for the prompt payment and performance of each of the obligations described in
Section 2 below (collectively, the "Secured Obligations").

     2.  Obligations Secured.   This Security Agreement secures the prompt
payment and performance of each of the following Secured Obligations:

         2.1  The indebtedness evidenced by the Note.

         2.2 Debtor's affiliates' obligations to Secured Party under the Purchase Agreement (by assignment), Escrow Agreement and all other documents in connection with the purchase of the Property.

         2.3  Debtor's obligations hereunder.

         2.4 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

     3.  Representations and Warranties.   Debtor hereby represents and warrants
that:

          3.1 Debtor has good and marketable title to the Collateral, and, to the best of Debtor's knowledge, no other person, entity or governmental agency (whether federal, state or local) has or purports to have any right, title, encumbrance or adverse claim or lien in or to any of the Collateral, save and except Seller's Affiliates as to the Affiliates' Interests.

          3.2 Debtor's principal place of business and chief executive and accounting offices are located at 500 E. Broward Boulevard, Suite 590, Fort Lauderdale, Florida 33394-3073.

          3.3 Debtor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          3.4 Debtor has the power and authority to enter into this Agreement and any person or party signing on Debtor's behalf has been duly authorized to sign on Debtor's behalf.

          3.5 Except for the financing statements executed by Debtor to perfect the security interest in the Collateral in favor of Secured Party, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and, Debtor agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party and Seller's Affiliates as long as any portion of the indebtedness evidenced by the Note remains unpaid.

     4.  Covenants by Debtor.   Debtor hereby agrees that:

         4.1 Prior to or simultaneously with the execution of this Security Agreement by Debtor, Debtor will execute and cause to be filed in accordance with the California Uniform Commercial Code, financing statements in form and
substance satisfactory to Secured Party.   Thereafter at any time and from time
to time, upon demand of Secured Party, Debtor shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder or to enable Secured Party to enforce its rights with respect to any such security interest.

          4.2 Debtor shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.2 of this Security Agreement.

          4.3 Debtor shall keep the Collateral free of all liens, claims, security interests and encumbrances, (save and except the Affiliates' Interests).

          4.4 Debtor shall, at Debtor's own cost, defend any and all actions, proceedings and claims affecting any material portion of the Collateral, including without limitation actions, proceedings and claims challenging Debtor's title to the Collateral or the validity or priority of Secured Party's security interest hereunder.

          4.5 Debtor shall promptly pay all taxes, assessments and other charges levied or assessed against any Collateral.

          4.6 As soon as practicable, and in any event within two (2) days, Debtor shall notify Secured Party of:

          (a) Any attachment or other legal process levied against any material portion of the Collateral; and

          (b) Any information received by Debtor which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto.

Any notice delivered pursuant to this Section 4.6 shall set forth the nature of such event and the action which Debtor proposes to take with respect thereto.

     5.  Events of Default.   The occurrence of any of the following shall
constitute an "Event of Default" hereunder:

          5.1 Debtor fails to perform any obligation to pay money which arises under the Note; or

          5.2 Debtor fails to perform any obligation arising under this Security Agreement.

     6.  Remedies.   Upon the occurrence of an Event of Default hereunder,
Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtor:

          6.1 To notify Escrow Agent that an Event of Default has occurred that all monies deposited pursuant to the Escrow Account or in the Account are to be released directly to Secured Party;

          6.2 To enforce payment and prosecute any action or proceeding with respect to any and all the Collateral;

          6.3 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

          6.4    To declare all Secured Obligations immediately due and payable;
and

          6.5 To exercise any and all other rights and remedies that Secured Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event Debtor fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Note ("Default Rate"). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default or Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     7.  Application of Proceeds.   The net cash proceeds resulting from any
collection of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, processing, collecting and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's sole discretion, and then to Debtor or such other person as may be lawfully entitled thereto.

     8.  Secured Party's Costs and Expenses.   Debtor shall reimburse Secured
Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking,
retaking, holding or otherwise collecting of any and all Collateral.   Such
reimbursement obligations shall bear interest from the date of demand at the Default Rate.

     9.  Miscellaneous Waivers.   Presentment, protest, notice of protest,
notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

     10.  Successors and Assigns.   This Security Agreement shall bind, and
shall inure to the benefit of, the respective successors and assigns of Debtor and Secured Party.

     11.  Attorney-in-Fact.   Debtor hereby constitutes and appoints Secured
Party as its attorney-in-fact for the purposes of (a) carrying out the provisions of this Security Agreement; and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral.

     12.  Notices.   All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Purchase Agreement. For purposes of this Agreement:

     The address of Secured Party is: Southwest Exchange Corporation
                                      2920 North Green Valley Parkway, Suite 814
                                      Henderson, Nevada 89014

     The address of Debtor is:        Extended Stay America, Inc.
                                      500 E. Broward Blvd., Suite 950
                                      Fort Lauderdale, Florida 33394

     13.  Entire Agreement; Amendment; Waiver.   This Security Agreement,
together with any and all other documents referred to herein, constitutes the entire agreement between Debtor and Secured Party pertaining to the subject
matter contained herein.   This Security Agreement may not be amended, changed,
modified, altered or terminated except by a written instrument signed by Secured Party and Debtor. Neither Secured Party nor Debtor may waive any right hereunder except by a signed written instrument.

     14.  Severability.   In the event any provision of this Security Agreement
is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.  Section Headings.   The subject headings and the sections and
subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

     16.  Governing Law.   This Security Agreement shall be construed in
accordance with and governed by the laws of the State of California.

     17.  Definitions.   Unless otherwise defined, words used herein have the
meanings given them in the California Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                              DEBTOR:

                              EXTENDED STAY AMERICA, INC., a Delaware
                              corporation



                              By:________________________________________
                                 Robert A. Brannon, Vice President

                               SECURITY AGREEMENT
                               ------------------


     This Security Agreement ("Security Agreement"), dated as of ______________, 1996, is executed by EXTENDED STAY AMERICA, INC., a Delaware corporation, as debtor (the "Debtor") in favor of Southwest Exchange Corporation, a Nevada corporation, under that certain Exchange Agreement dated June 28, 1996, Account Number 96-340-KLK and Account Number 96-334-TRF ("Secured Party"), in connection with that certain Agreement to Purchase Hotel (the "Purchase Agreement") dated as of June 25, 1996 among Debtor's affiliate, as Purchaser, and MICHAEL J. MONA, JR. and DEAN O'BANNON, each as to a 50% interest, as Sellers, ("Sellers") and that certain Escrow Agreement whereby the Debtor, on the Closing Date, will deposit a sum equal to the principal balance of the Notes (as hereinafter defined) into an escrow account with United Title of Nevada, Inc., a Nevada corporation, 4100 West Flamingo, Suite 1000, Las Vegas, Nevada 89103 (the "Escrow Agent"), Escrow No. 96100847 Attn: S. Coleman (the "Escrow Account"). This Security Agreement is executed to secure the payment of those two (2) certain promissory notes in the amount of Two Million Seven Hundred Fifty Thousand Dollars each ($2,750,000.00) for a total amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) of even date herewith delivered to Secured Party (collectively, the "Notes"). Pursuant to the Escrow Agreement, the Escrow Agent will deposit cash received by it from Debtor in the principal amount of the Notes into a California bank account with Bank of America, San Francisco, Account No. 14993-04396 (the "Account"). Debtor's affiliate has entered into those certain Agreements to Purchase Hotel, each dated as of June 25, 1996, with Seller's affiliates, St. Louis Manor, Inc., Melrose Suites, Inc., and Boulder Manor, Inc. (collectively, "Seller's Affiliates"), each of which has
a security interest in the Account (the "Affiliates Interests").   Capitalized
terms used and not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

     1.  Assignment; Security Interest.   For valuable consideration, Debtor
hereby assigns to Secured Party and grants to Secured Party, pursuant to Article 9 of the California Uniform Commercial Code (the "UCC"), a security interest in and to, and a lien upon, all of Debtor's right, title and interest, whether now existing or hereafter arising, in and to the Escrow Account and the Account and all interest earned thereon (collectively, the "Collateral"), as security for the prompt payment and performance of each of the obligations described in
Section 2 below (collectively, the "Secured Obligations").

     2.  Obligations Secured.   This Security Agreement secures the prompt
payment and performance of each of the following Secured Obligations:

          2.1  The indebtedness evidenced by the Notes.

          2.2 Debtor's affiliates' obligations to Secured Party under the Purchase Agreement (by assignment), Escrow Agreement and all other documents in connection with the purchase of the Property.

          2.3  Debtor's obligations hereunder.

          2.4 Any and all amendments, extensions and other modifications of any of the foregoing, including without limitation amendments, extensions and other modifications that are evidenced by new or additional documents or that change the rate of interest on any Secured Obligation.

     3. Representations and Warranties. Debtor hereby represents and warrants that:

          3.1 Debtor has good and marketable title to the Collateral, and, to the best of Debtor's knowledge, no other person, entity or governmental agency (whether federal, state or local) has or purports to have any right, title, encumbrance or adverse claim or lien in or to any of the Collateral, save and except Seller's Affiliates as to the Affiliates' Interests.

          3.2 Debtor's principal place of business and chief executive and accounting offices are located at 500 E. Broward Boulevard, Suite 590, Fort Lauderdale, Florida 33394-3073.

          3.3 Debtor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          3.4 Debtor has the power and authority to enter into this Agreement and any person or party signing on Debtor's behalf has been duly authorized to sign on Debtor's behalf.

          3.5 Except for the financing statements executed by Debtor to perfect the security interest in the Collateral in favor of Secured Party, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and, Debtor agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party and Seller's Affiliates as long as any portion of the indebtedness evidenced by the Notes remains unpaid.

     4.   Covenants by Debtor.   Debtor hereby agrees that:

          4.1 Prior to or simultaneously with the execution of this Security Agreement by Debtor, Debtor will execute and cause to be filed in accordance with the California Uniform Commercial Code, financing statements in form and substance satisfactory to Secured Party. Thereafter at any time and from time to time, upon demand of Secured Party, Debtor shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Secured Party reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created hereunder or to enable Secured Party to enforce its rights with respect to any such security interest.

          4.2 Debtor shall notify Secured Party prior to changing its principal place of business and chief executive and accounting offices from the location set forth in Section 3.2 of this Security Agreement.


          4.3 Debtor shall keep the Collateral free of all liens, claims, security interests and encumbrances, (save and except the Affiliates' Interests).

          4.4 Debtor shall, at Debtor's own cost, defend any and all actions, proceedings and claims affecting any material portion of the Collateral, including without limitation actions, proceedings and claims challenging Debtor's title to the Collateral or the validity or priority of Secured Party's security interest hereunder.

          4.5 Debtor shall promptly pay all taxes, assessments and other charges levied or assessed against any Collateral.

          4.6 As soon as practicable, and in any event within two (2) days, Debtor shall notify Secured Party of:

          (a) Any attachment or other legal process levied against any material portion of the Collateral; and

          (b) Any information received by Debtor which may in any manner materially and adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto.

Any notice delivered pursuant to this Section 4.6 shall set forth the nature of such event and the action which Debtor proposes to take with respect thereto.

     5.   Events of Default.   The occurrence of any of the following shall
constitute an "Event of Default" hereunder:

          5.1 Debtor fails to perform any obligation to pay money which arises under the Notes; or

          5.2 Debtor fails to perform any obligation arising under this Security Agreement.

     6.   Remedies.   Upon the occurrence of an Event of Default hereunder,
Secured Party shall have all of the following rights and remedies, each of which may be exercised with or without further notice to Debtor:

          6.1 To notify Escrow Agent that an Event of Default has occurred that all monies deposited pursuant to the Escrow Account or in the Account are to be released directly to Secured Party;

          6.2 To enforce payment and prosecute any action or proceeding with respect to any and all the Collateral;

          6.3 To foreclose the liens and security interests created under this Security Agreement or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

          6.4  To declare all Secured Obligations immediately due and payable;
and

          6.5 To exercise any and all other rights and remedies that Secured Party may have in any jurisdiction where enforcement of this Security Agreement is sought, including without limitation all rights and remedies of a secured party under any applicable Uniform Commercial Code. Secured Party shall have the right to enforce one or more of its remedies successively or concurrently, and such action shall neither estop nor prevent Secured Party from pursuing any and all further remedies that it may have. In the event Debtor fails to perform any obligation set forth herein, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party on demand and shall bear interest at the default rate of interest set forth in the Notes ("Default Rate"). No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any default or Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     7.   Application of Proceeds.   The net cash proceeds resulting from any
collection of the Collateral by Secured Party shall be applied first to the expenses (including reasonable attorneys' fees) of retaking, processing, collecting and the like, and then to the satisfaction of other Secured Obligations then due, application as to particular obligations or against principal or interest to be in Secured Party's sole discretion, and then to Debtor or such other person as may be lawfully entitled thereto.

     8.   Secured Party's Costs and Expenses.   Debtor shall reimburse Secured
Party on demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the enforcement of this Security Agreement, regardless of whether any suit is filed, including without limitation all reasonable costs and expenses incurred in checking,
retaking, holding or otherwise collecting of any and all Collateral.   Such
reimbursement obligations shall bear interest from the date of demand at the Default Rate.

     9.   Miscellaneous Waivers.   Presentment, protest, notice of protest,
notice of dishonor and notice of nonpayment are waived with respect to any proceeds to which Secured Party is entitled hereunder.

     10.  Successors and Assigns.   This Security Agreement shall bind, and
shall inure to the benefit of, the respective successors and assigns of Debtor and Secured Party.

     11.  Attorney-in-Fact.   Debtor hereby constitutes and appoints Secured
Party as its attorney-in-fact for the purposes of (a) carrying out the provisions of this Security Agreement; and (b) taking any and all actions and executing any and all instruments that Secured Party reasonably deems necessary or advisable to accomplish the purposes of this Security Agreement and/or to protect Secured Party's interests with respect to the Collateral.

     12.  Notices.   All notices or communications herein required or permitted to be given shall be in writing and shall be governed in all respects by the notice provisions of the Purchase Agreement. For purposes of this Agreement:

     The address of Secured Party is: Southwest Exchange Corporation
                                      2920 North Green Valley Parkway, Suite 814
                                      Henderson, Nevada 89014

     The address of Debtor is:      Extended Stay America, Inc.
                                    500 E. Broward Blvd., Suite 950
                                    Fort Lauderdale, Florida 33394

     13.  Entire Agreement; Amendment; Waiver.   This Security Agreement,
together with any and all other documents referred to herein, constitutes the entire agreement between Debtor and Secured Party pertaining to the subject
matter contained herein.   This Security Agreement may not be amended, changed,
modified, altered or terminated except by a written instrument signed by Secured Party and Debtor. Neither Secured Party nor Debtor may waive any right hereunder except by a signed written instrument.

     14.  Severability.   In the event any provision of this Security Agreement
is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.  Section Headings.   The subject headings and the sections and
subsections of this Security Agreement are included for convenience only and shall not affect the construction or interpretation of any provision.

     16.  Governing Law.   This Security Agreement shall be construed in
accordance with and governed by the laws of the State of California.

     17.  Definitions.   Unless otherwise defined, words used herein have the
meanings given them in the California Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the date first written above.

                              DEBTOR:

                              EXTENDED STAY AMERICA, INC.,
                              a Delaware corporation



                              By:__________________________________________
                                 Robert A. Brannon, Vice President

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Melrose Suites, Inc., a Nevada corporation ("Seller"), to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Seller has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Melrose Suites located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller execute and deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees as follows:

          1.  No Solicitation of Employees.  Seller agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Seller nor any person or enterprise controlled by Seller will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Seller agrees that during the Term of
              -----------------------
this Agreement, neither Seller nor any person or enterprise controlled by Seller will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          The Seller acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Seller has executed this Agreement as of the day and year first above written.

                                       MELROSE SUITES, INC.


                                       By:____________________________
                                       Its:___________________________

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Michael J. Mona, Jr. ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Melrose Suites, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Melrose Suites located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.



                                       ------------------------------------
                                       MICHAEL J. MONA, JR.

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Rhonda H. Mona ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Melrose Suites, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Melrose Suites located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.

                                       -------------------------
                                       RHONDA H. MONA

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Bertha Elizabeth Mona ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. St. Louis Manor, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Nicolle Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1. No Solicitation of Employees. Mona agrees that from the date of this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2. Covenant Not to Compete. Mona agrees that during the Term of this Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4. Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.





                                            -------------------------------
                                            BERTHA ELIZABETH MONA

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of June, 1996, is delivered by Dean O'Bannon ("O'Bannon") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. O'Bannon has entered into an agreement (the "Purchase Agreement") with an affiliate of the Company to sell his undivided 50% interest in the certain hotel known as Nicolle Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that O'Bannon deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, O'Bannon agrees as follows:

          1.  No Solicitation of Employees.  O'Bannon agrees that from the date
              ----------------------------
of this Agreement and continuing for a period of two years (the "Term"), neither O'Bannon nor any person or enterprise controlled by O'Bannon will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  O'Bannon agrees that during the Term of
              -----------------------
this Agreement, neither O'Bannon nor any person or enterprise controlled by O'Bannon will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management or operation of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          O'Bannon acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, O'Bannon has executed this Agreement as of the day and year first above written.

                                       ------------------------------------
                                       DEAN O'BANNON

                                   EXHIBIT A
                                   ---------


4350 Boulder Highway
Las Vegas, Nevada

Sunrise Suites
4575 Boulder Highway
Las Vegas, Nevada

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Michael J. Mona, Jr. ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Mona has entered into an agreement (the "Purchase Agreement") with an affiliate of the Company to sell his undivided 50% interest in the certain hotel known as Nicolle Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Mona deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.

                                       -----------------------------------
                                       MICHAEL J. MONA, JR.

                                   EXHIBIT A
                                   ---------



Sunrise Suites
4575 Boulder Highway
Las Vegas, Nevada

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Michael J. Mona, Jr. ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. St. Louis Manor, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as St. Louis Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.



                                       _______________________________
                                       MICHAEL J. MONA, JR.

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Rhonda H. Mona ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. St. Louis Manor, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as St. Louis Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

     4.  Governing Law and Jurisdiction.  This Agreement shall be governed
         ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.

                                       -----------------------------
                                       RHONDA H. MONA

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by St. Louis Manor, Inc., a Nevada corporation ("Seller"), to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Seller has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as St. Louis Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller execute and deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees as follows:

          1.  No Solicitation of Employees.  Seller agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Seller nor any person or enterprise controlled by Seller will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Seller agrees that during the Term of
              -----------------------
this Agreement, neither Seller nor any person or enterprise controlled by Seller will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          The Seller acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Seller has executed this Agreement as of the day and year first above written.



                                       ST. LOUIS MANOR, INC.


                                       By:_______________________
                                       Its:______________________

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Rhonda H. Mona ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Boulder Manor, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Boulder Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.



                                       ________________________________________
                                       RHONDA H. MONA.

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Michael J. Mona, Jr. ("Mona") to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Boulder Manor, Inc., a Nevada corporation ("Seller"), has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Boulder Manor located in Las Vegas, Nevada (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mona agrees as follows:

          1.  No Solicitation of Employees.  Mona agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Mona nor any person or enterprise controlled by Mona will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Mona agrees that during the Term of this
              -----------------------
Agreement, neither Mona nor any person or enterprise controlled by Mona will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          Mona acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Mona has executed this Agreement as of the day and year first above written.


                                       ________________________________________
                                       MICHAEL J. MONA, JR.

                            COVENANT NOT TO COMPETE

          THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the ___ day of July, 1996, is delivered by Boulder Manor, Inc., a Nevada corporation ("Seller"), to Extended Stay America, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                                ---------------

          A. Seller has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as Boulder Manor (the "Hotel").

          B. It is a condition to the execution of the Purchase Agreement by the Company that Seller execute and deliver to the Company this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees as follows:

          1.  No Solicitation of Employees.  Seller agrees that from the date of
              ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Seller nor any person or enterprise controlled by Seller will solicit for employment any person employed by the Company or any of its affiliates.

          2.  Covenant Not to Compete.  Seller agrees that during the Term of
              -----------------------
this Agreement, neither Seller nor any person or enterprise controlled by Seller will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit (a) the ownership or operation of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          3.  Remedies for Breach of Covenants.   In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections

1 and 2, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          The Seller acknowledges that any material breach of its covenants contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

          4.  Governing Law and Jurisdiction.  This Agreement shall be governed
              ------------------------------
and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

          IN WITNESS WHEREOF, Seller has executed this Agreement as of the day and year first above written.


                                 BOULDER MANOR, INC.


                                 By: __________________________
                                 Its:__________________________

                               ESCROW AGREEMENT
                               ----------------


     THIS ESCROW AGREEMENT ("Agreement") is made this ____ day of ________, 1996, by and among, (a) Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreements dated June 28, 1996, Account No. 96-335-TRF ("St. Louis"), Account No. 96-333-TRF ("Boulder"), and Account No. 96-336-TRF ("Melrose")("Southwest"), (b) Extended Stay America, Inc., a Delaware corporation ("ESA"), (c) ESA 0858, Inc., a Nevada corporation ("ESA 0858"), (d) ESA 0859, Inc., a Nevada corporation ("ESA 0859"), (e) ESA 0860, Inc., a Nevada corporation ("ESA 0860"; ESA 0858, ESA 0859, and ESA 0860 are hereinafter referred to collectively as the "ESA Affiliates"), and (f) United Title of Nevada ("Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, St. Louis Manor, Inc., Boulder Manor, Inc. and Melrose Suites, Inc. (collectively the "Sellers") and the ESA Affiliates have each entered into a certain Agreement to Purchase Hotel, dated June 25, 1996 (the "Purchase Agreements"); and

     WHEREAS, pursuant to the Purchase Agreements, the ESA Affiliates have delivered promissory notes (the "Notes"), copies of which are attached hereto as Exhibit A; and

     WHEREAS, to secure ESA Affiliate's obligations under the Notes, Southwest and the ESA Affiliates desire Escrow Agent to hold certain monies and to take such actions in accordance with the terms hereof or as otherwise directed jointly by Southwest and ESA.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Escrow Agent is appointed as the entity responsible for holding, investing and disbursing the Cash Deposit and Proceeds (as those terms are hereinafter defined) and Escrow Agent accepts such appointment, all subject to the terms and conditions of this Agreement.

     2. ESA has deposited with Escrow Agent the amount of $28,500,000.00 (the "Cash Deposit") which shall be invested together with the Proceeds, if any, as ESA directs or, if Escrow Agent receives no such direction, then in an interest bearing money market account or other account (the "Investment"). Escrow Agent is authorized to file appropriate or necessary reports or returns of interest earned on the Investment with the United States Treasury Department, Internal Revenue Service, and any applicable State or local taxing authority, in aid of which ESA's Federal Taxpayer Identification Number is 36-3996573. Escrow Agent shall have no liability or responsibility for any loss or cost which may be suffered by ESA, the ESA Affiliates, or Southwest as a result of the failure or insolvency of any financial instruction, or the loss of any interest in which the Investment may be made, unless caused by Escrow Agent's conversion of funds to its own account.

     3. Escrow Agent shall receive the proceeds ("Proceeds") from the sale of such shares of common stock delivered pursuant to the Agreements and shall disburse such Proceeds as follows:

          a.  First, pari passu to the Sellers' lenders (the "Lenders") in
                     ---- -----
              accordance with the payoff letters attached hereto as Exhibit B;

          b. Second, when the indebtedness of the Lenders is paid in full pursuant to such payoff letters, the balance, if any, as directed by Southwest, up to the remaining balance of the Notes which shall be reduced dollar for dollar by the amount paid to the Lenders;

          c. Third, undisbursed Proceeds shall be invested as the Cash Deposit is invested until contrary instructions are received from ESA and Southwest, pending payment in full to the Lenders and Southwest; and

          d. Fourth, when payment in full has been made to the Lenders and to Southwest, the balance of the Investment shall be paid to ESA or as directed by ESA, whereupon this Agreement shall terminate for all purposes.

     4. In the event the aggregate Proceeds received and disbursed by Escrow Agent on or before _______, 1996 do not equal or exceed the amount due from the ESA Affiliates under the Notes, Escrow Agent shall disburse the Cash Deposit as follows:

          a.  First, pari passu to the Lenders in accordance with the payoff
                     ---- -----
              letters attached hereto as Exhibit B;

          b. Second, to Southwest, in an amount equal to the remaining balance due from ESA under the Notes, giving credit for the amount paid to the Lenders; and

          c. Third, the balance of the Investment, if any, to ESA or as directed by ESA, whereupon this Agreement shall terminate for all purposes.

     5. Escrow Agent shall not be liable for any loss, costs or damage which either ESA, the ESA Affiliates, or Southwest may suffer or incur as a result of Escrow Agent's act, omission or performance under this Agreement unless caused by Escrow Agent's willful misconduct or gross negligence. In performing its duties hereunder, Escrow Agent shall be held to the standard of an ordinary man.

     6. In performing its duties hereunder, Escrow Agent shall have no duty to inquire (unless Escrow Agent has actual notice of the need for inquiry) upon the authenticity of signatures and of the authority of any person or persons acting or purporting to act on behalf of either Southwest or ESA.

     7. In the event any dispute should arise or exist as between ESA, the ESA Affiliates, the Sellers or Southwest as to the distribution and disbursement of the Cash Deposit or Proceeds, or interest earned thereon (in any case, or any combination of circumstances, a "Dispute"), or in the event Escrow Agent reasonably believes in good faith that a Dispute exists, Escrow Agent shall have the right to file an action in interpleader, naming ESA, the ESA Affiliates, the Sellers, and Southwest in either: (a) the courts of the State of Nevada, County of Clark, or (b) the United States District Court for the District of Nevada (ESA, the ESA Affiliates, and Southwest, and each of them, hereby evidencing their consent to the venue and jurisdiction of either of the foregoing courts, subject only to satisfaction of the requirements for federal jurisdiction, if that is the forum selected by Escrow Agent) and to deposit the balance of the Cash Deposit, the Proceeds and interest thereon into the registry thereof, after first deducting Escrow Agent's reasonable and actual costs of filing the action, including, without limitation, attorneys' fees, court costs and costs incurred in consulting legal counsel of Escrow Agent's selection prior to filing the interpleader action. Concurrently with such filing, Escrow Agent shall be dismissed from such action, whereupon this Agreement shall terminate, all liability, obligation and responsibility of Escrow Agent hereunder shall be released, discharged and accounted for, absolutely and forever, as shall also be the case upon any full disbursements of the Investment and/or Proceeds and interest thereon, under and by virtue of Paragraphs 3 or 4 or Paragraph 9(b) hereof.

     8. As a matter which shall survive any termination of this Agreement, ESA shall indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, expense, damage or demand including, but not limited to, court costs and reasonable, actual attorneys' fees, which Escrow Agent may suffer, incur or be threatened with and which arise from, and in connection with, or may in any manner whatsoever be derivative of, Escrow Agent's performance of its duties and responsibilities hereunder. In order for Escrow Agent to invoke the benefit of this indemnity, it shall only be necessary for Escrow Agent to give notice to ESA of the issue involved under this Paragraph 8 and, from and after the date of such notice, Escrow Agent shall be fully and completely reimbursed for all costs and, if necessary, defended by legal counsel approved by Escrow Agent against all claims.

     9. (a) Except by operation of law, or by virtue of a corporate reorganization or merger of Escrow Agent, or as expressly provided herein, Escrow Agent shall not have the right to assign this Agreement or Escrow Agent's duties and responsibilities hereunder, nor transfer the Cash Deposit and/or Proceeds and interest to another person or entity. In the event of any such transfer or assignment as is contemplated by the first sentence of this Paragraph 9(a), Escrow Agent shall cause to be delivered to ESA, the ESA Affiliates, and to Southwest an assumption agreement in writing whereby Escrow Agent's successor (who shall become "Escrow Agent" hereunder) assumes all duties and responsibilities of Escrow Agent existing under and by virtue of this Agreement and in respect of the Cash Deposit, Certificates, and Proceeds and which contains then-current information regarding notice. Neither Escrow Agent nor any successor under this Paragraph 9(a) shall be relieved of liability to ESA, the ESA Affiliates, and Southwest by reason of any transfer and assignment of Escrow Agent's duties effected pursuant to this Paragraph 9(a).

          (b) ESA and Southwest, acting jointly, only, and with or without cause, may terminate Escrow Agent's duties and obligations under this Agreement at any time upon prior written notice to Escrow Agent to such effect, which notice shall specify the person or entity to whom the Investment, and all interest thereon, shall be disbursed. Upon such disbursement, all duties, liabilities and obligations of Escrow Agent under this Agreement shall terminate.

     10. All notices or directions required, necessary or desired to be given in respect of this Agreement shall be in writing, executed by ESA and Southwest, or Escrow Agent, or their designated representatives, shall be deemed given and effective when hand delivered against receipt by any means to the party for whom such notice is intended, or on the third (3rd) business day (where the term "business day" means a day upon which the Clark County, Nevada Recorder's office is open for business of receiving and recording real property instruments in the Official Records) following the day upon which such notice is deposited, postage prepaid, certified mail, return receipt requested, to the United States Postal Service (or successor thereto) and, in all cases, hand delivered, by facsimile transmission, or mailed, addressed as follows:

    a)  If to the Southwest: Southwest Exchange Corporation
                             2920 N. Green Valley Pkwy.
                             Henderson, Nevada 89014
                             Telephone No. (702) 454-1031
                             Facsimile No. (702) 454-7262
                             Designated Representative: Betty Kincaid
                             Signature of Designated Representative__________

     With a copy to:         M&M Development
                             1785 E. Sahara, Suite 345
                             Las Vegas, Nevada 89104
                             Attn: Michael J. Mona, Jr.
                             Telephone No. (702) 369-9977
                             Facsimile No. (702) 731-2347
                             Designated Representative(s): Michael J. Mona, Jr.
                             Signature of Designated Representative___________


    b)  If to ESA or         c/o Extended Stay America, Inc.
        the ESA Affiliates:  500 East Broward Boulevard, #950
                             Ft. Lauderdale, Florida 33394
                             Attn: Robert A. Brannon
                             Telephone No. (954) 713-1600
                             Facsimile No. (954) 713-1655
                             Designated Representative(s): Robert A. Brannon
                             Signature of Designated Representative___________

    b)  If to Escrow Agent:  United Title of Nevada
                             4100 West Flamingo, Suite 1000

                        Las Vegas, Nevada 89103
                        Attn: Susan Coleman
                        Telephone No. (702) 362-6500
                        Facsimile No. (702) ___-____________
                        Designated Representative(s):___________________________
                        Signature of Designated Representative:_________________

or to such other address or attention as may be directed by proper notice.

     11. Except as may be otherwise expressly provided herein, this Agreement and the terms, covenants and conditions hereof, shall be binding upon and shall inure to the benefit of ESA, the ESA Affiliates, Southwest, and Escrow Agent and their respective or permitted successors or assigns. As used herein, the terms "ESA", "Southwest" and "Escrow Agent" mean and include the persons or entities signatory hereto and their respective successors, assigns and legal representatives.

     12. This Agreement is a contract for performance of escrow services and is to be governed, interpreted, construed and enforced under and by reference to the substantive (but not the conflicts) laws of the State of Nevada.

     13. It is not intended that any provision of this Agreement, now or hereafter contained, shall constitute, or be deemed or construed so as to constitute, a commitment or undertaking by Escrow Agent with respect to title, examination or certification of title, the status of title, or the insurance of title to the any property. No practice or conduct of the parties under and in respect of this Agreement and the rights, duties, obligations and activities hereof shall produce a continuing result or be deemed or construed to produce, a contrary result to this express intention of the parties, in any manner whatsoever.

     14. This Agreement may not be altered, modified or amended in any manner other than in writing, executed by each party hereto.

     15. This Agreement may be executed in one or more counterparts, provided that any aggregate number of counterparts having at least one original execution of each party affixed, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, ESA, the ESA Affiliates, Southwest and Escrow Agent, have executed this Agreement as of the day and year first above written.

                                   SOUTHWEST EXCHANGE CORPORATION,
                                   a Nevada Corporation
                                   Under Exchange Agreement dated June 28, 1996, Account No. 96-335-TRF(St. Louis),Account No. 96-333-TRF (Boulder), and Account No. 96-336-TRF (Melrose)

                                   By________________________________________
                                      Betty Kincaid, President


                                   EXTENDED STAY OF AMERICA, INC.

                                   By:________________________________________
                                      Robert A. Brannon, Senior Vice President


                                   ESA 0858, INC.,
                                   a Nevada corporation

                                   By:_________________________________________
                                      Robert A. Brannon, Vice President

                                   ESA 0859, INC.,
                                   a Nevada corporation

                                   By:________________________________________
                                      Robert A. Brannon, Vice President

                                   ESA 0860, INC.,
                                   a Nevada corporation

                                   By:________________________________________
                                      Robert A. Brannon, Vice President

                                   UNITED TITLE OF NEVADA

                                   By:________________________________________
                                   (Type Name):_______________________________
                                   Its:_______________________________________
                                   (Type Title):______________________________

                               ESCROW AGREEMENT
                               ----------------


     THIS ESCROW AGREEMENT ("Agreement") is made this ____ day of ________, 1996, by and among Southwest Exchange Corporation, a Nevada corporation, under Exchange Agreements dated June 28, 1996, Account No. 96-334-TRF ("Mona") and Account No. 96-340-KLK ("O'Bannon") ("Southwest"), Extended Stay America, Inc., a Delaware corporation ("ESA"), ESA 0861, Inc., a Nevada corporation ("ESA 0861"), and United Title of Nevada ("Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Michael J. Mona and Dean O'Bannon (collectively the "Seller") and ESA 0861 (successor in interest to ESA Properties, Inc.) have entered into a certain Agreement to Purchase Hotel, dated June 25, 1996 (the "Purchase Agreement"); and

     WHEREAS, pursuant to the Purchase Agreement, ESA has delivered promissory notes (the "Notes"), a copy of each of which is attached hereto as Exhibit A; and

     WHEREAS, to secure ESA's obligations under the Notes, Southwest and ESA desire Escrow Agent to hold certain monies and to take such actions in accordance with the terms hereof or as otherwise directed jointly by Southwest and ESA.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Escrow Agent is appointed as the entity responsible for holding, investing and disbursing the Cash Deposit and Proceeds (as those terms are hereinafter defined) and Escrow Agent accepts such appointment, all subject to the terms and conditions of this Agreement.

     2. ESA has deposited with Escrow Agent the amount of $5,500,000.00 (the "Cash Deposit") which shall be invested together with the Proceeds, if any, as ESA directs or, if Escrow Agent receives no such direction, then in an interest bearing money market account or other account (the "Investment"). Escrow Agent is authorized to file appropriate or necessary reports or returns of interest earned on the Investment with the United States Treasury Department, Internal Revenue Service, and any applicable State or local taxing authority, in aid of which ESA's Federal Taxpayer Identification Number is 36-3996573. Escrow Agent shall have no liability or responsibility for any loss or cost which may be suffered by ESA, ESA 0861, or Southwest as a result of the failure or insolvency of any financial instruction, or the loss of any interest in which the Investment may be made, unless caused by Escrow Agent's conversion of funds to its own account.

     3. Escrow Agent shall receive the proceeds ("Proceeds") from the sale of such shares of common stock delivered pursuant to the Agreements and shall disburse such Proceeds as follows:

          a.  First, pari passu to the Seller's lenders (the "Lenders") in
                     ---- -----
              accordance with the payoff letters attached hereto as Exhibit B;

          b. Second, when the indebtedness of the Lenders is paid in full pursuant to such payoff letters, the balance, if any, as directed by Southwest, up to the remaining balance of the Note which shall be reduced dollar for dollar by the amount paid to the Lenders;

          c. Third, undisbursed Proceeds shall be invested as the Cash Deposit is invested until contrary instructions are received from ESA and Southwest, pending payment in full to the Lenders and Southwest; and

          d. Fourth, when payment in full has been made to the Lenders and to Southwest, the balance of the Investment shall be paid to ESA or as directed by ESA, whereupon this Agreement shall terminate for all purposes.

     4. In the event the aggregate Proceeds received and disbursed by Escrow Agent on or before _______, 1996 do not equal or exceed the amount due from ESA under the Note, Escrow Agent shall disburse the Cash Deposit as follows:

          a.  First, pari passu to the Lenders in accordance with the payoff
                     ---- -----
              letters attached hereto as Exhibit B;

          b. Second, to Southwest, in an amount equal to the remaining balance due from ESA under the Note, giving credit for the amount paid to the Lenders; and

          c. Third, the balance of the Investment, if any, to ESA or as directed by ESA, whereupon this Agreement shall terminate for all purposes.

     5. Escrow Agent shall not be liable for any loss, costs or damage which either ESA, ESA 0861, or Southwest may suffer or incur as a result of Escrow Agent's act, omission or performance under this Agreement unless caused by Escrow Agent's willful misconduct or gross negligence. In performing its duties hereunder, Escrow Agent shall be held to the standard of an ordinary man.

     6. In performing its duties hereunder, Escrow Agent shall have no duty to inquire (unless Escrow Agent has actual notice of the need for inquiry) upon the authenticity of signatures and of the authority of any person or persons acting or purporting to act on behalf of either Southwest or ESA.

     7. In the event any dispute should arise or exist as between ESA, ESA 0861, the Seller or Southwest as to the distribution and disbursement of the Cash Deposit or Proceeds, or interest earned thereon (in any case, or any combination of circumstances, a "Dispute"), or in the event Escrow Agent reasonably believes in good faith that a Dispute exists, Escrow Agent shall have the right to file an action in interpleader, naming ESA, ESA 0861, the Seller and Southwest, in either: (a) the courts of the State of Nevada, County of Clark, or (b) the United States District Court for the District of Nevada (ESA, ESA 0861, and Southwest and each of them, hereby evidencing their consent to the venue and jurisdiction of either of the foregoing courts, subject only to satisfaction of the requirements for federal jurisdiction, if that is the forum selected by Escrow Agent) and to deposit the balance of the Cash Deposit, the Proceeds and interest thereon into the registry thereof, after first deducting Escrow Agent's reasonable and actual costs of filing the action, including, without limitation, attorneys' fees, court costs and costs incurred in consulting legal counsel of Escrow Agent's selection prior to filing the interpleader action. Concurrently with such filing, Escrow Agent shall be dismissed from such action, whereupon this Agreement shall terminate, all liability, obligation and responsibility of Escrow Agent hereunder shall be released, discharged and accounted for, absolutely and forever, as shall also be the case upon any full disbursements of the Investment and/or Proceeds and interest thereon, under and by virtue of Paragraphs 3 or 4 or Paragraph 9(b) hereof.

     8. As a matter which shall survive any termination of this Agreement, ESA shall indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, expense, damage or demand including, but not limited to, court costs and reasonable, actual attorneys' fees, which Escrow Agent may suffer, incur or be threatened with and which arise from, and in connection with, or may in any manner whatsoever be derivative of, Escrow Agent's performance of its duties and responsibilities hereunder. In order for Escrow Agent to invoke the benefit of this indemnity, it shall only be necessary for Escrow Agent to give notice to ESA of the issue involved under this Paragraph 8 and, from and after the date of such notice, Escrow Agent shall be fully and completely reimbursed for all costs and, if necessary, defended by legal counsel approved by Escrow Agent against all claims.

     9. (a) Except by operation of law, or by virtue of a corporate reorganization or merger of Escrow Agent, or as expressly provided herein, Escrow Agent shall not have the right to assign this Agreement or Escrow Agent's duties and responsibilities hereunder, nor transfer the Cash Deposit and/or Proceeds and interest to another person or entity. In the event of any such transfer or assignment as is contemplated by the first sentence of this Paragraph 9(a), Escrow Agent shall cause to be delivered to ESA, ESA 0861, and to Southwest an assumption agreement in writing whereby Escrow Agent's successor (who shall become "Escrow Agent" hereunder) assumes all duties and responsibilities of Escrow Agent existing under and by virtue of this Agreement and in respect of the Cash Deposit, Certificates, and Proceeds and which contains then-current information regarding notice. Neither Escrow Agent nor any successor under this Paragraph 9(a) shall be relieved of liability to ESA, ESA 0861, and Southwest by reason of any transfer and assignment of Escrow Agent's duties effected pursuant to this Paragraph 9(a).

          (b) ESA and Southwest, acting jointly, only, and with or without cause, may terminate Escrow Agent's duties and obligations under this Agreement at any time upon prior written notice to Escrow Agent to such effect, which notice shall specify the person or entity to whom the Investment, and all interest thereon, shall be disbursed. Upon such disbursement, all duties, liabilities and obligations of Escrow Agent under this Agreement shall terminate.

     10. All notices or directions required, necessary or desired to be given in respect of this Agreement shall be in writing, executed by ESA and Southwest, or Escrow Agent, or their designated representatives, shall be deemed given and effective when hand delivered against receipt by any means to the party for whom such notice is intended, or on the third (3rd) business day (where the term "business day" means a day upon which the Clark County, Nevada Recorder's office is open for business of receiving and recording real property instruments in the Official Records) following the day upon which such notice is deposited, postage prepaid, certified mail, return receipt requested, to the United States Postal Service (or successor thereto) and, in all cases, hand delivered, by facsimile transmission, or mailed, addressed as follows:

     a)  If to the Southwest: Southwest Exchange Corporation
                              2920 N. Green Valley Pkwy.
                              Henderson, Nevada 89014
                              Telephone No. (702) 454-1031
                              Facsimile No. (702) 454-7262
                              Designated Representative: Betty Kincaid
                              Signature of Designated Representative__________


     With a copy to:          M&M Development
                              1785 E. Sahara, Suite 345
                              Las Vegas, Nevada 89104
                              Attention: Michael J. Mona
                              Designated Representative(s): Michael J. Mona, Jr.
                              Signature of Designated Representative____________


     b)  If to ESA or         c/o Extended Stay America, Inc.
          ESA 0861:           500 East Broward Boulevard, #950
                              Ft. Lauderdale, Florida 33394
                              Attn: Robert A. Brannon
                              Telephone No. (954) 713-1600
                              Facsimile No. (954) 713-1655
                              Designated Representative(s): Robert A. Brannon
                              Signature of Designated Representative____________

     b)  If to Escrow Agent:  United Title of Nevada
                              4100 West Flamingo, Suite 1000
                              Las Vegas, Nevada 89103
                              Attn: Susan Coleman
                              Telephone No. (702) 362-6500
                              Facsimile No. (702) ___-____________
                              Designated Representative(s):_____________________
                              Signature of Designated Representative:___________
or to such other address or attention as may be directed by proper notice.

     11. Except as may be otherwise expressly provided herein, this Agreement and the terms, covenants and conditions hereof, shall be binding upon and shall inure to the benefit of ESA, ESA 0861, Southwest, and Escrow Agent and their respective or permitted successors or assigns. As used herein, the terms "ESA", "Southwest" and "Escrow Agent" mean and include the persons or entities signatory hereto and their respective successors, assigns and legal representatives.

     12. This Agreement is a contract for performance of escrow services and is to be governed, interpreted, construed and enforced under and by reference to the substantive (but not the conflicts) laws of the State of Nevada.

     13. It is not intended that any provision of this Agreement, now or hereafter contained, shall constitute, or be deemed or construed so as to constitute, a commitment or undertaking by Escrow Agent with respect to title, examination or certification of title, the status of title, or the insurance of title to the any property. No practice or conduct of the parties under and in respect of this Agreement and the rights, duties, obligations and activities hereof shall produce a continuing result or be deemed or construed to produce, a contrary result to this express intention of the parties, in any manner whatsoever.

     14. This Agreement may not be altered, modified or amended in any manner other than in writing, executed by each party hereto.

     15. This Agreement may be executed in one or more counterparts, provided that any aggregate number of counterparts having at least one original execution of each party affixed, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, ESA, ESA 0861, Southwest and Escrow Agent, have executed this Agreement as of the day and year first above written.



                                   SOUTHWEST EXCHANGE CORPORATION,
                                   a Nevada Corporation
                                   Under Exchange Agreement dated
                                   June 28, 1996, Account No. 96-340-KLK
                                   (O'Bannon) and Account No. 96-334-TRF (Mona)


                                   By___________________________________________
                                      Betty Kincaid, President



                                   EXTENDED STAY OF AMERICA, INC.


                                   By:__________________________________________
                                       Robert A. Brannon, Senior Vice President


                                   ESA 0861, INC.,
                                   a Nevada corporation


                                   By:__________________________________________
                                       Robert A. Brannon, Vice President


                                   UNITED TITLE OF NEVADA

                                   By:__________________________________________

                                   (Type Name):_________________________________

                                   Its:_________________________________________

                                   (Type Title):________________________________

                              CONSULTING AGREEMENT
                              --------------------


     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this___ day of July, 1996, by and between Extended Stay America, Inc. (the "Company") and M&M Development, a Nevada corporation (the "Consultant").

                                    Recitals
                                    --------

     A. Consultant has valuable knowledge and experience in operating certain lodging facilities in the Las Vegas, Nevada area.

     B. The Company desires to utilize the knowledge and experience of Consultant in the conduct of its business operations, all upon the terms and conditions provided for in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1.   Recitals.  The recitals to this Agreement are hereby incorporated
          --------
herein as part of this Agreement.

     2.   Term.  The term of this Agreement (the "Term") shall commence on the
          ----
date hereof and shall terminate on the second anniversary of the date hereof.

     3.   Duties.  Consultant's duties shall include such consulting and
          ------
advisory services pertaining to the business of the Company as are requested by the Chairman or President of the Company. Consultant shall perform its services to the best of its ability in the performance of such services. Consultant shall not be required to spend greater than ten (10) hours in any month during the term on a non-cumulative basis in the performance of its duties hereunder and shall not be required to travel outside the Las Vegas, Nevada area. Consultant's duties hereunder may be performed by Michael J. Mona, Jr. or E. Joy McLauchlin or another employee of Consultant with knowledge of operation of lodging facilities in Las Vegas, Nevada.

     4.   Compensation.
          ------------

          (a) The Company shall pay Consultant a consulting fee of $10,000 per month, payable on the first day of each month during the term.

          (b) Consultant shall be reimbursed for reasonable travel expenses necessarily and reasonably incurred by Consultant in connection with the performance of its duties hereunder upon presentation of proper receipts or other proof of expenditure.

     5.   Confidential Information and Covenant Not to Compete. All payments and
          ----------------------------------------------------
benefits to Consultant under the Agreement shall be subject to Consultant's compliance with the provisions of this Section 5.

          (a) Confidential Information.  Consultant acknowledges that in its
              ------------------------
capacity as Consultant it is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, Consultant agrees that it will not in any way utilize any of said confidential information except in connection with the business of the Company and (i) will not copy, reproduce, or take with it the original or any copies of said confidential information, and
(ii) will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

          (b) Litigation Support.  Consultant shall, upon reasonable notice,
              ------------------
furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become a party. Consultant's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying with this covenant shall be promptly reimbursed. Notwithstanding the foregoing, Consultant shall not be required to travel outside the Las Vegas, Nevada area.

          (c) No Solicitation of Employees.  Consultant and the Company each
              ----------------------------
agree that during the Term of this Agreement and continuing for a period of two years after the termination of this Agreement, neither they nor any person or enterprise controlling or controlled by them will solicit for employment any person employed by the other or any of the others' affiliates.

          (d) Covenant Not to Compete.  Consultant agrees that during the Term
              -----------------------
of this Agreement, neither it nor any person or enterprise controlling or controlled by it will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (defined below) in the Prohibited Area (defined below); provided, however, that the foregoing shall not prohibit (a) the ownership of those properties described on Exhibit A attached hereto; or (b) the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term. The term "Prohibited Area" shall mean, on the date of the termination of this Agreement, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates where the Company or any of its affiliates intends to develop an extended-stay lodging facility.

          (e) Remedies for Breach of Covenants.  In the event that a covenant
              --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in subsections 5(a) through
(d), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          If Consultant violates any of the covenants contained in this Section 5, then the Company's obligation to make any payments to Consultant otherwise due it under this Agreement shall immediately cease. In addition, Consultant acknowledges that any material breach of its covenants contained in this Section 5 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

     In the event Company fails to pay any amount due to Consultant pursuant to
Section 4 hereof within five (5) days of its due date, and such failure has not been cured within ten (10) days after Company's receipt of written notice from Consultant of Company's breach, Consultant's obligations under this Section 5 shall terminate.

     6.   Applicable Law and Jurisdiction.  The terms and conditions of this
          -------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Nevada, County of Clark, or, if it can acquire jurisdiction, in the United States District Court for the District of Nevada.

     7.   Independent Contractor.  This Agreement does not constitute the
          ----------------------
Consultant as an agent, partner, joint venturer, employee or legal representative of Company for any purpose whatsoever, it being understood by the parties hereto that Consultant is and will be at all times an independent contractor. Neither party hereto shall have the right to bind the other, or transact any business in the other's name or on its behalf, in any form or manner, or to make any promises or representations on behalf of the other.

     8.   Assignment.  The rights and benefits of Consultant hereunder are not
          ----------
assignable whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon and inure to the benefit of the successors of the Company and shall be assignable by the Company to any entity acquiring substantially all of the assets of the Company.

     9.   Amendments.  It is mutually understood and agreed that this Agreement
          ----------
sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and that this Agreement shall not be supplemented, modified or amended except by a written instrument signed by a duly authorized officer of the Company and Consultant, and that no other person shall have the authority to supplement, modify or amend this Agreement in any other manner.

     10.  Validity.  If any provision in this Agreement shall be held to be
          --------
invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11.  Non-Waiver.  Continuation of the performance of this Agreement is not
          ----------
to be construed as a waiver of an alleged breach, and such continuation is done at all times with a reservation of all rights under this Agreement.

     12.  Notices.  All notices herein provided for or which may be given in
          -------
connection with this Agreement shall be in writing and shall be personally delivered or sent by certified or registered mail with postage prepaid and return receipt requested, or sent by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

          if to Company:

               Extended Stay America, Inc.
               500 East Broward Boulevard
               Suite 950
               Ft. Lauderdale, Florida 33394
               Attention:  Robert A. Brannon
          with a copy to:

               Pedersen & Houpt
               161 North Clark Street
               Suite 3100
               Chicago, Illinois  60601-3224
               Attention:  Michael W. Black

          and if to Consultant:

               M&M Development
               1785 E. Sahara, Suite 345
               Las Vegas, Nevada 89104
               Attention: Michael J. Mona, Jr.

          with a copy to:

               Jones, Jones, Close & Brown
               3773 Howard Hughes Parkway, Third Floor South
               Las Vegas, Nevada 89109
               Attention: Jodi R. Goodheart

     Notices mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee two (2) days after mailing thereof. Either party may at any time change the address for notice to such party by delivering a notice as aforesaid.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above written.


                                       EXTENDED STAY AMERICA, INC.


                                       By_________________________

                                       Its________________________


                                       M&M DEVELOPMENT


                                       By_________________________

                                       Its________________________